Exhibit 10.2
Dated June 30, 2014
First Lien Credit Agreement
$350,000,000
among
JASON INCORPORATED,
as Borrower,
THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

THE BANK OF NEW YORK MELLON
(as successor to DEUTSCHE BANK AG NEW YORK BRANCH),
as Administrative Agent,
DEUTSCHE BANK AG NEW YORK BRANCH,
as L/C Issuer,
DEUTSCHE BANK AG NEW YORK BRANCH,
as Swing Line Lender,
THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

DEUTSCHE BANK SECURITIES INC.,
CITIGROUP GLOBAL MARKETS INC.,

and
HSBC SECURITIES (USA) INC.,

AMERICAS 94626185

as Joint Lead Arrangers and Bookrunning Managers,
CITIGROUP GLOBAL MARKETS INC.,
as Syndication Agent,
HSBC SECURITIES (USA) INC.,
as Documentation Agent,
and
SUMITOMO MITSUI BANKING CORPORATION,
as Senior Managing Agent

AMERICAS 94626185

Table of Contents
Page

Article I Definitions and Accounting Terms

Section 1.01	Defined Terms

Section 1.02	Other Interpretive Provisions

Section 1.03	Accounting Terms

Section 1.04	Rounding

Section 1.05	References to Agreements, Laws, Etc.

Section 1.06	Times of Day

Section 1.07	Timing of Payment or Performance

Section 1.08	Cumulative Credit Transactions

Section 1.09	Pro Forma Calculations

Section 1.10	Exchange Rates; Currency

Section 1.11	Certifications
Article II The Commitments and Credit Extensions

Section 2.01	The Loans

Section 2.02	Borrowings, Conversions and Continuations of Loans

Section 2.03	Letters of Credit

Section 2.04	Swing Line Loans

Section 2.05	Prepayments

Section 2.06	Termination or Reduction of Commitments

Section 2.07	Repayment of Loans

Section 2.08	Interest

Section 2.09	Fees

Section 2.10	Computation of Interest and Fees

Section 2.11	Evidence of Indebtedness

Section 2.12	Payments Generally

Section 2.13	Sharing of Payments

Section 2.14	Incremental Credit Extensions

Section 2.15	Refinancing Amendments

Section 2.16	Extension of Term Loans; Extension of Revolving Credit Loans

Section 2.17	Defaulting Lenders

Section 2.18	Permitted Debt Exchanges

Section 2.19	Special Provisions Relating to Conversion of Certain Revolving Credit Commitments and Loans
Article III Taxes, Increased Costs Protection and Illegality

Section 3.01	Taxes

Section 3.02	Illegality

Section 3.03	Inability to Determine Rates

Section 3.04	Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves

Section 3.05	Funding Losses

Section 3.06	Matters Applicable to All Requests for Compensation

Section 3.07	Replacement of Lenders under Certain Circumstances

Section 3.08	Survival
Article IV Conditions Precedent to Credit Extensions

Section 4.01	Conditions to Initial Credit Extension

Section 4.02	Conditions to All Credit Extensions

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Article V Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws

Section 5.02	Authorization; No Contravention

Section 5.03	Governmental Authorization; Other Consents

Section 5.04	Binding Effect

Section 5.05	Financial Statements; No Material Adverse Effect

Section 5.06	Litigation

Section 5.07	Ownership of Property; Liens

Section 5.08	Environmental Matters

Section 5.09	Taxes

Section 5.10	ERISA Compliance

Section 5.11	Subsidiaries; Equity Interests

Section 5.12	Margin Regulations; Investment Company Act

Section 5.13	Disclosure

Section 5.14	Labor Matters

Section 5.15	Intellectual Property; Licenses, Etc

Section 5.16	Solvency

Section 5.17	[Reserved]

Section 5.18	USA Patriot Act; OFAC; FCPA

Section 5.19	Security Documents
Article VI Affirmative Covenants

Section 6.01	Financial Statements

Section 6.02	Certificates; Other Information

Section 6.03	Notices

Section 6.04	Payment of Taxes

Section 6.05	Preservation of Existence, Etc.

Section 6.06	Maintenance of Properties

Section 6.07	Maintenance of Insurance

Section 6.08	Compliance with Laws

Section 6.09	Books and Records

Section 6.10	Inspection Rights

Section 6.11	Additional Collateral; Additional Guarantors

Section 6.12	Compliance with Environmental Laws

Section 6.13	Further Assurance

Section 6.14	Designation of Subsidiaries

Section 6.15	Maintenance of Ratings

Section 6.16	Use of Proceeds

Section 6.17	Lender Meetings

Section 6.18	End of Fiscal Years

Section 6.19	Lines of Business

Section 6.20	Post‑Closing Covenant

Section 6.21	Anti‑Terrorism Law; Anti‑Money Laundering; Embargoed Persons
Article VII Negative Covenants

Section 7.01	Liens

Section 7.02	Investments

Section 7.03	Indebtedness

Section 7.04	Fundamental Changes

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Section 7.05Dispositions
Section 7.06Restricted Payments
Section 7.07[Reserved].
Section 7.08Transactions with Affiliates
Section 7.09Burdensome Agreements
Section 7.10[Reserved]
Section 7.11Consolidated First Lien Net Leverage Ratio
Section 7.12[Reserved]
Section 7.13Prepayments, Etc. of Subordinated Indebtedness
Section 7.14Permitted Activities
Article VIII Events of Default and Remedies
Section 8.01Events of Default
Section 8.02Remedies Upon Event of Default
Section 8.03Application of Funds
Section 8.04Borrower’s Right to Cure
Article IX Administrative Agent and Other Agents
Section 9.01Appointment and Authority
Section 9.02Rights as a Lender
Section 9.03Exculpatory Provisions
Section 9.04Reliance by Administrative Agent
Section 9.05Delegation of Duties
Section 9.06Resignation of Administrative Agent
Section 9.07Non‑Reliance on Administrative Agent and Other Lenders
Section 9.08No Other Duties, Etc.
Section 9.09Administrative Agent May File Proofs of Claim
Section 9.10Collateral and Guaranty Matters
Section 9.11Secured Treasury Services Agreements and Secured Hedge Agreements
Section 9.12Withholding Tax Indemnity
Section 9.13Non-U.S. Administrative Agent Tax Matters
Article X Miscellaneous
Section 10.01Amendments, Etc.
Section 10.02Notices and Other Communications; Facsimile Copies
Section 10.03No Waiver; Cumulative Remedies
Section 10.04Attorney Costs and Expenses
Section 10.05Indemnification by the Borrower
Section 10.06Payments Set Aside
Section 10.07Successors and Assigns
Section 10.08Confidentiality
Section 10.09Setoff
Section 10.10Interest Rate Limitation
Section 10.11Counterparts
Section 10.12Integration
Section 10.13Survival of Representations and Warranties
Section 10.14Severability
Section 10.15GOVERNING LAW
Section 10.16WAIVER OF RIGHT TO TRIAL BY JURY

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Section 10.17	Binding Effect

Section 10.18	USA Patriot Act

Section 10.19	No Advisory or Fiduciary Responsibility

Section 10.20	Judgment Currency

Section 10.21	Intercreditor Agreements
Article XI Guarantee

Section 11.01	The Guarantee

Section 11.02	Obligations Unconditional

Section 11.03	Reinstatement

Section 11.04	Subrogation; Subordination

Section 11.05	Remedies

Section 11.06	[Reserved]

Section 11.07	Continuing Guarantee

Section 11.08	General Limitation on Guarantee Obligations

Section 11.09	Release of Guarantors

Section 11.10	Right of Contribution

Section 11.11	Keepwell

Section 11.12	Independent Obligation

SCHEDULES

1.01(B)	Guarantors

2.01(a)	Initial Commitments

2.03	Existing Letters of Credit

4.01(a)	Collateral Documents

5.07	Ownership of Property

5.11	Subsidiaries

6.20	Post‑Closing Covenants

7.01(b)	Liens

7.02(f)	Investments

7.03(b)	Indebtedness

7.05(v)	Dispositions

7.08(k)	Transactions with Affiliates

7.09(b)	Burdensome Agreements

10.02(a)	Certain Addresses for Notices
EXHIBITS
Form of

A	Committed Loan Notice

B	Swing Line Loan Notice

C‑1	Term Note

C‑2	Revolving Credit Note

C‑3	Swing Line Note

D‑1	Compliance Certificate

D‑2	Solvency Certificate

E‑1	Assignment and Assumption

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E‑2	Affiliated Lender Notice

E‑3	Acceptance and Prepayment Notice

E‑4	Discount Range Prepayment Notice

E‑5	Discount Range Prepayment Offer

E‑6	Solicited Discounted Prepayment Notice

E‑7	Solicited Discounted Prepayment Offer

E‑8	Specified Discount Prepayment Notice

E‑9	Specified Discount Prepayment Response

F	Security Agreement

G	Intercompany Note

H	United States Tax Compliance Certificate

I	Closing Date Intercreditor Agreement

J	[Reserved]

K	Affiliated Lender Assignment and Assumption

L	Letter of Credit Application

M	Joinder Agreement

AMERICAS 94626185

FIRST LIEN CREDIT AGREEMENT
This FIRST LIEN CREDIT AGREEMENT is entered into as of June 30, 2014, among JASON INCORPORATED, a Wisconsin corporation (the “Company” and the “Borrower”), the Guarantors party hereto from time to time, THE BANK OF NEW YORK MELLON (as successor to DEUTSCHE BANK AG NEW YORK BRANCH), as Administrative Agent, each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), DEUTSCHE BANK AG NEW YORK BRANCH, as L/C Issuer, and DEUTSCHE BANK AG NEW YORK BRANCH, as Swing Line Lender.
PRELIMINARY STATEMENTS
Pursuant to the Stock Purchase Agreement, dated as of March 16, 2014 (together with the exhibits and disclosure schedules thereto, as amended, supplemented or modified from time to time, the “Acquisition Agreement”), by and among JPHI Holdings, Inc., a newly formed Delaware corporation (“Buyer Sub”), Jason Partners Holdings Inc., a Delaware corporation (“Holdings”), the Company, Jason Holdings, Inc. I, a Delaware corporation (“Intermediate Holdings”), and Jason Partners Holdings LLC, a Delaware limited liability company (the “Seller”), Buyer Sub will acquire 100% of the capital stock of Jason Partners (the “Acquisition”), following which, Buyer Sub will own, directly or indirectly, 100% of the Equity Interests of Holdings, Intermediate Holdings and the Borrower.
The Borrower has requested that, substantially simultaneously with the consummation of the Acquisition, the Lenders extend credit to the Borrower in the form of Initial Term Loans (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below) and Revolving Credit Loans on the Closing Date.
The proceeds of the Initial Term Loans and a portion of the Revolving Credit Loans, together with the proceeds of the Equity Contribution and of the Second Lien Term Loans under the Second Lien Credit Agreement will be used on the Closing Date (i) to refinance all existing credit facilities and material debt for borrowed money of the Company and its Subsidiaries (other than credit facilities permitted to remain outstanding pursuant to the terms of the Acquisition Agreement), (ii) to fund the Acquisition Consideration and (iii) to pay fees and expenses incurred in connection with the Transactions.
The applicable Lenders have indicated their willingness to lend and each L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“2018 Extended Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the 2018 Extended Revolving Credit Extension Amount of such Lender or the amount in the Assignment and Assumption pursuant to which such Lender becomes a party hereto on or after the Third Amendment Effective Date, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including, if applicable, pursuant to Section 2.16. On the Third Amendment Effective Date, the initial aggregate amount of all 2018 Extended Revolving Credit Commitments is $30,000,000.
“2018 Extended Revolving Credit Extension Amount” means, as to the Existing Revolving Credit Commitment of any 2018 Extending Revolving Credit Lender, an amount equal to the amount of such Lender’s Existing Revolving Credit Commitment subject to a Revolver Extension Election.
“2018 Extending Revolving Credit Lender” means, at any time, any Lender that has a 2018 Extended Revolving Credit Commitment and/or related Revolving Credit Exposure incurred pursuant thereto at such time.
“2018 Extended Revolving Credit Loans” means a Revolving Credit Loan made by a 2018 Extending Revolving Credit Lender pursuant to its 2018 Extended Revolving Credit Commitment.
“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).
“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit E‑3.
“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).
“Acquisition” has the meaning set forth in the preliminary statements to this Agreement.
“Acquisition Agreement” has the meaning set forth in the preliminary statements to this Agreement.
“Additional Lender” has the meaning set forth in Section 2.14(c).
“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15, provided that (x) each Additional Refinancing Lender shall be subject to the approval of (i) (A) in the case of Refinancing Term Loans, the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, to the extent that each such Additional Refinancing Lender is not then an existing Lender, an Affiliate of a then existing Lender or an Approved Fund or (B) in the case of Refinancing Revolving Credit Commitments, the Administrative Agent, the Swing Line Lender and each L/C Issuer, such approval not to be unreasonably withheld, conditioned or delayed and (ii) the Borrower and (y) any such Additional Refinancing Lender that is an Affiliated Lender shall be subject to the provisions of Section 10.07(k), mutatis mutandis, to the same extent as if such Credit Agreement Refinancing Indebtedness and related Obligations had been obtained by such Lender by way of assignment.
“Administrative Agent” means (i) prior to the Agency Transfer Effective Date, DBNY in its capacity as administrative agent under the Loan Documents and (ii) from and after the Agency Transfer Effective Date, BNYM, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent; provided that, for the avoidance for doubt, with respect to periods prior to the Agency Transfer Effective Date (and the activities of the Former Agent prior to such time), such term shall include the Former Agent; provided, further, that, for purposes of all rights and immunities of the “Administrative Agent”, under and/or as set forth in Articles IX and X, such term shall also include the Former Agent in connection with any actions taken or required to be taken by such Former Agent from and after the Agency Transfer Effective Date in connection with the Agency Transfer Agreement.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth in Section 10.02(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advisors” has the meaning set forth in Section 10.08.
“Affected Class” has the meaning set forth in Section 3.07(a).
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Affiliated Lender” means, at any time, any Lender that is the Sponsor (including portfolio companies of the Sponsor notwithstanding the exclusion in the definition of “Sponsor”) or a Non‑Debt Fund Affiliate (other than, in any case, Holdings, the Borrower or any of their respective Subsidiaries and other than any Debt Fund Affiliate).
“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(k)(ii).
“Affiliated Lender Cap” has the meaning set forth in Section 10.07(k)(iv).
“Agency Transfer” means (a) the replacement of DBNY, in its capacity as the Administrative Agent, and the appointment of BNYM as successor Administrative Agent for all purposes under the Loan Documents, in each case pursuant to the Agency Transfer Agreement, (b) the execution and performance of the Agency Transfer Agreement, as more fully described therein and (c) the payment of fees and costs in connection therewith.
“Agency Transfer Agreement” means that certain Resignation and Assignment Agreement, dated as of April 9, 2018, by and among DBNY, as Existing Administrative Agent, BNYM, as Successor Administrative Agent, the Borrower and the Guarantors party thereto.
“Agency Transfer Effective Date” means the Effective Date, as defined in the Agency Transfer Agreement.
“Agent Parties” has the meaning set forth in Section 10.02(b).
“Agent‑Related Persons” means the Agents, together with their respective Affiliates, officers, directors, employees, partners, agents, advisors and other representatives.
“Agents” means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent, the Arrangers and the Bookrunners; provided that, for purposes of all rights and immunities of the “Agents”, under and/or as set forth in Articles IX and X, such term shall also include the Former Agent in connection with any actions taken or required to be taken by such Former Agent from and after the Agency Transfer Effective Date in connection with the Agency Transfer Agreement.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this First Lien Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Agreement Currency” has the meaning assigned to such term in Section 10.20.
“Allocable Revolving Share” means, at any time, (a) with respect to the Non-Extended Revolving Credit Commitments or the Non-Extending Revolving Credit Lenders, the percentage of the Initial Revolving Credit Commitments represented at such time by the Non-Extended Revolving Credit Commitments and (b) with respect to the 2018 Extended Revolving Credit Commitments or the 2018 Extending Revolving Credit Lenders, the percentage of the Initial Revolving Credit Commitments represented at such time by the 2018 Extended Revolving Credit Commitments; provided that if any such Initial Revolving Credit Commitment, Non-Extended Revolving Credit Commitment or 2018 Extended Revolving Credit Commitment, as the case may be, has been terminated, then the Allocable Revolving Share of each applicable Lender shall be determined based on the Revolving Exposure (rather than the Initial Revolving Credit Commitments) of such Lender at such time.
“Annual Financial Statements” means the audited consolidated balance sheets of the Company as of December 31, 2011, December 31, 2012 and December 31, 2013, and the related consolidated statements of income and statements of cash flows for the Company for the fiscal years then ended.
“Anti‑Terrorism Law” has the meaning set forth in Section 6.21(a).
“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).
“Applicable ECF Percentage” means, for any fiscal year, (a) 75% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is greater than 3.50 to 1.00, (b) 50% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00, (c) 25% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is less than or equal to 3.00 to 1.00 and greater than 2.50 to 1.00 and (d) 0% if the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09) as of the last day of such fiscal year is less than or equal to 2.50 to 1.00.
“Applicable Rate” means a percentage per annum equal to:
(a)    with respect to Initial Term Loans, (i) for Eurocurrency Rate Loans, 4.50% and (ii) for Base Rate Loans, 3.50%; and
(b)    with respect to Revolving Credit Loans, unused Initial Revolving Credit Commitments, Swing Line Loans (which are to be maintained solely as Base Rate Loans), and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans and Letter of Credit fees, 3.25%, (B) for Base Rate Loans, 2.25% and (C) for unused commitment fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.50: 1.00	3.25%	2.25%	.500%
2	≤ 3.50: 1.00	3.00%	2.00%	.500%
	> 3.00: 1.00
3	≤ 3.00: 1.00	2.75%	1.75%	.250%

(c)    Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent (at the direction of the Required Revolving Credit Lenders) or the Required Revolving Credit Lenders (following written notice to the Borrower), the highest pricing level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) or 8.01(f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).
Notwithstanding the foregoing, (v) the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or revolving credit loans or swing line loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (w) the Applicable Rate in respect of any Class of Incremental Revolving Credit Commitments, any Class of Incremental Term Loans or any Class of Incremental Revolving Loans shall be the applicable percentages per annum set forth in the relevant Incremental Amendment, (x) the Applicable Rate in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (y) the Applicable Rate in respect of any Class of Refinancing Revolving Credit Commitments, any Class of Refinancing Revolving Credit Loans or any Class of Refinancing Term Loans shall be the applicable percentages per annum set forth in the relevant agreement and (z) in the case of the Initial Term Loans, the Applicable Rate shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.14(e).
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Alternate Currency” means Euros, Swedish Kronor or any other currency (other than Dollars) approved by the applicable L/C Issuer issuing a Letter of Credit to be denominated in any such other currency; provided that, at such time (i) such other currency is dealt with in the London interbank deposit market, (ii) such other currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (iii) no central bank or other governmental authorization in the country of issue of such other currency is required to permit use of such other currency by any Lender for issuing any Letter of Credit and/or to permit the Borrower to reimburse L/C Disbursements thereon and/or to pay any other amounts owing in respect of such Letter of Credit (unless such authorization has been obtained and is in full force and effect).
“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents.”
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means DBSI, Citi and HSBC, each in its capacity as a joint lead arranger under this Agreement.
“Assignee” has the meaning set forth in Section 10.07(b)(i).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E‑1 hereto.
“Assignment Taxes” has the meaning set forth in Section 3.01(b).
“Attorney Costs” means and includes all reasonable and documented fees, out-of-pocket expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Auto‑Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as announced from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City and (iii) the rate per annum determined in the manner set forth in clause (ii) of the definition of Eurocurrency Rate plus 1%; provided that, notwithstanding the foregoing, in no event shall the Base Rate applicable to the Initial Term Loans at any time be less than 2.00% per annum. Any change in the Base Rate due to a change in such rate announced by the Administrative Agent or in the Federal Funds Effective Rate shall take effect at the opening of business on the day specified in the announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“BNYM” means The Bank of New York Mellon and any successor thereto by merger, consolidation or otherwise.
“Board” has the meaning set forth in the definition of “Statutory Reserves.”
“Bookrunners” means each of DBSI, Citi and HSBC, each in its capacity as a joint bookrunning manager under this Agreement.
“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
“Borrower Materials” has the meaning set forth in Section 6.01.
“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York, and (ii) if such day relates to any Eurocurrency Rate Loan, any such day that is also a London Banking Day.
“Buyer Sub” has the meaning set forth in the preliminary statements to this Agreement.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.
“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.
“Cash Collateral” has the meaning set forth in Section 2.03(g).
“Cash Collateral Account” means a blocked account at a commercial bank selected by the Administrative Agent, in the name of the Borrower and under the sole dominion and control (within the meaning of the UCC) of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning set forth in Section 2.03(g).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:
(a)    Dollars;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(c)    time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non‑U.S. bank (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and rated A‑2 (or the equivalent thereof) or better by S&P or P‑2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;
(e)    marketable short‑term money market and similar funds having a rating of at least P‑2 or A‑2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);
(f)    repurchase obligations for underlying securities of the types described in clauses (b), (c) and (e) above entered into with any Approved Bank;
(g)    securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)    Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA‑ (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)    securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;
(j)    (i) instruments equivalent to those referred to in clauses (a) through (i) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and (ii) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business;
(k)    Investments, classified in accordance with GAAP as Current Assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (j) above; and
(l)    investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (j) above; provided that such amounts are converted into any currency listed in clause (a) or (j) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary Guarantor to any Hedge Bank in respect of any Cash Management Services, in each case, pursuant to a Treasury Services Agreement, in each case to the extent designated by the Borrower and such Hedge Bank as “Cash Management Obligations” in writing to the Administrative Agent. The designation of any Cash Management Obligations shall not create in favor of such Hedge Bank any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents.
“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft and related liabilities, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management services or arrangements, or any automated clearing house transfers of funds.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” means a Domestic Subsidiary of the Borrower that owns no material assets (directly or through one or more disregarded entities) other than the equity (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.
“Change of Control” shall be deemed to occur if:
(a)    (i) any person or “group” (within the meaning of Rules 13d‑3 and 13d‑5 under the Exchange Act as in effect on the Closing Date), but excluding (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) any combination of Permitted Holders and (z) any one or more direct or indirect parent companies of Holdings in which the Sponsor, directly or indirectly, owns the largest percentage of such parent company’s voting Equity Interests, shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of Holdings and the Permitted Holders shall own, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding Equity Interests of Holdings or (ii) during each period of 12 consecutive months, the board of directors of Holdings shall not consist of a majority of the Continuing Directors;
(b)    a “change of control” (or similar event) shall occur in any document pertaining to the Second Lien Credit Agreement, Second Lien Credit Agreement Refinancing Indebtedness, Second Lien Incremental Equivalent Debt, Second Lien Incremental Term Loans, Second Lien Permitted Debt Exchange Notes, Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Debt Exchange Notes or Permitted Ratio Debt (or any Permitted Refinancing of any of the foregoing), in each case with an aggregate outstanding principal amount in excess of the Threshold Amount;
(c)    Intermediate Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower; or
(d)    Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of Intermediate Holdings.
“Citi” means Citigroup Global Markets Inc. and any successor thereto by merger, consolidation or otherwise.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Revolving Credit Commitments (whether 2018 Extended Revolving Credit Commitments or Non-Extended Revolving Credit Commitments), Extended Revolving Credit Commitments of a given Extension Series, Incremental Revolving Credit Commitments, Refinancing Revolving Credit Commitments of a given Refinancing Series, Initial Term Commitments, Incremental Term Commitments, Refinancing Term Commitments of a given Refinancing Series or Commitments in respect of Replacement Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans (whether 2018 Extended Revolving Credit Loans or Non-Extended Revolving Credit Loans), Extended Revolving Credit Loans of a given Extension Series, Incremental Revolving Loans, Refinancing Revolving Credit Loans of a given Refinancing Series, Initial Term Loans, Extended Term Loans of a given Extension Series, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Replacement Term Loans; provided that, for purposes of the definitions of “Appropriate Lender” (but only on and after the Maturity Date with respect to Non-Extended Revolving Credit Commitments), “Revolving Credit Note”, “Credit Agreement Refinancing Indebtedness” and “Existing Revolver Tranche”, Section 2.14, Section 2.15, Section 2.16, Section 10.07(b)(ii)(A) and the third to last sentence of Section 10.07(b), the 2018 Extended Revolving Credit Commitments (and related aggregate Revolving Credit Exposure) and the Non-Extended Revolving Credit Commitments (and related aggregate Revolving Credit Exposure) shall be treated as separate “Classes”. Except with respect to 2018 Extended Revolving Credit Commitments and Non-Extended Revolving Credit Commitments (and related Revolving Credit Exposure with respect to the foregoing) and subject to the proviso in the immediately preceding sentence, (i) Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes and (ii) Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.
“Closing Date” means June 30, 2014.
“Closing Date Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit I hereto (which agreement in such form or with such changes made in accordance with Section 10.01 and such other immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.
“Code” means the U.S. Internal Revenue Code of 1986, and the United States Treasury Department regulations promulgated thereunder, as amended from time to time (unless as specifically provided otherwise).
“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” (or equivalent terms) as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document (but in any event excluding the Excluded Assets).
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    subject to Sections 4.01(a) and 6.20, the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a)(v) and Section 6.11(c) and (ii) at such time as may be designated therein or herein, pursuant to the Collateral Documents or Section 6.11 or 6.13, duly executed by each Loan Party thereto;
(b)    subject to Sections 4.01(a) and 6.20, all Obligations shall have been unconditionally guaranteed by Holdings, Intermediate Holdings, the Borrower (other than with respect to its direct Obligations as a primary obligor (as opposed to a guarantor) under the Loan Documents) and each Material Domestic Subsidiary (other than any Excluded Subsidiary) including those that are listed on Schedule 1.01(B) hereto (each, a “Guarantor”);
(c)    the Secured Obligations and the Guaranty shall have been secured pursuant to the Security Agreement by a first‑priority security interest (subject to Liens permitted by Section 7.01) in (i) immediately after the consummation of the Acquisition, all of the Equity Interests of Intermediate Holdings and the Borrower, (ii) all of the Equity Interests of each Restricted Subsidiary that is a wholly owned Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)) directly owned by the Loan Parties, (iii) 65% of the issued and outstanding Equity Interests of each Restricted Subsidiary that is a CFC Holding Company, and (iv) 65% of the issued and outstanding Equity Interests of each Restricted Subsidiary that is a wholly owned Foreign Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor, in each case other than any Excluded Assets;
(d)    except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Secured Obligations and the Guaranty shall have been secured by a perfected first‑priority security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the Uniform Commercial Code or making any necessary filings with respect to the security interest with the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Security Agreement (or any other Collateral Document)) or by Mortgages referred to in clause (e) below in Collateral of the Borrower and each Guarantor (including accounts, inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, Material Real Property, intercompany notes and proceeds of the foregoing), in each case, (i) with the priority required by the Collateral Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.01) and the Collateral Documents; and
(e)    the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Sections 6.11 and 6.13 (the “Mortgaged Properties”) duly executed and delivered by the applicable Loan Party, (ii) a title insurance policy for such property available in each applicable jurisdiction (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first‑priority Lien on the property described therein, free of any other Liens except as permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) a completed Life‑of‑Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and, if any improvements on any Mortgaged Property are located within an area designated a “flood hazard area,” evidence of such flood insurance as may be required under Section 6.07, (iv) ALTA surveys in form and substance reasonably acceptable to the Administrative Agent or such existing surveys together with no‑change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above, (v) copies of any existing abstracts and appraisals and (vi) such legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;
provided, however, that (i) the foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, (A) the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets and (B) any other assets that, in the reasonable judgment of the Administrative Agent and the Borrower, the cost of creating, perfecting or maintaining such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets shall be excessive in view of the value of such assets or the practical benefit to the Lenders afforded thereby and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.
The Administrative Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
No actions in any non‑U.S. jurisdiction or required by the Laws of any non‑U.S. jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non‑U.S. jurisdiction).
The foregoing definition shall not require (i) control agreements and perfection by “control” with respect to any Collateral other than, to the extent required by the Administrative Agent, certificated Equity Interests and intercompany Indebtedness of the Borrower evidenced by a note constituting a negotiable instrument and, to the extent constituting Collateral, its Restricted Subsidiaries or (ii) landlord waivers, estoppels and collateral access letters.
“Collateral Documents” means, collectively, the Security Agreement, the Intercreditor Agreements, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(v), 6.11, 6.13 or 6.20 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means an Initial Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Incremental Revolving Credit Commitment, Refinancing Revolving Credit Commitment of a given Refinancing Series, Initial Term Commitment, Incremental Term Commitment, Refinancing Term Commitment of a given Refinancing Series or commitment in respect of Replacement Term Loans, as the context may require.
“Commitment Letter” means the Commitment Letter, dated as of March 16, 2014, as modified by that certain Commitment Letter Joinder, dated as of April 7, 2014, among Buyer Sub and the Commitment Parties.
“Commitment Parties” means, collectively, DBNY, Citi and HSBC.
“Committed Loan Notice” means a written notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A hereto.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning set forth in the introductory paragraph of this Agreement.
“Company Parties” means, collectively, the Holdcos, the Borrower and its Restricted Subsidiaries, and “Company Party” means any one of them.
“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D‑1 hereto.
“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated April, 2014.
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and, except with respect to clauses (vii)(B), (x) and (xi) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Borrower and its Restricted Subsidiaries:
(i)    total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non‑cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, pursuant to interest Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions and fees, (G) the interest component of any pension or other post‑employment benefit expense and (H) commissions, discounts, yield and other fees and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),
(ii)    without duplication, provision for taxes based on income, profits or capital gains of the Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, foreign, local, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations and any tax distributions made pursuant to Section 7.06(h)(iii),
(iii)    depreciation and amortization (including amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts, yield) and other fees and charges (including amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post‑employment benefits, of the Borrower and its Restricted Subsidiaries),
(iv)    unusual or non‑recurring charges, expenses or losses,
(v)    other non‑cash charges, expenses or losses, including, without limitation, any non‑cash expense relating to the vesting of warrants (provided that if any such non‑cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),
(vi)    retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity‑based compensation expenses, severance costs, stay bonuses, transaction fees and expenses and management fees and expenses, and any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company (including, without duplication, any such payments made in connection with the consummation of the Transactions),
(vii)    (A) the amount of any restructuring charges and related charges, restructuring costs, integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non‑recurring strategic initiatives, costs incurred in connection with acquisitions and non‑recurring intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start‑up costs and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and (B) the amount of cost savings, operating expense reductions, other operating improvements and “run rate” synergies projected by the Borrower in good faith to result from actions taken or expected to be taken in connection with the Transactions or any Specified Transaction or the implementation of an operational initiative or operational change after the Closing Date (in each case calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that such cost savings, operating expense reductions, other operating improvements and synergies are (i) reasonably supportable and quantifiable in the good faith judgment of the Borrower, and (ii) reasonably anticipated to be realized within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, 24 months after the Closing Date and (II) in all other cases, 24 months after the consummation of the Specified Transaction or the implementation of an initiative or change, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (z) to the extent that any cost savings, operating expense reductions, other operating improvements and synergies are not associated with the Transactions or a Specified Transaction following the Closing Date, all steps shall have been taken for realizing such savings,
(viii)    the pro forma adjustments identified in the Confidential Information Memorandum or the Sponsor Model,
(ix)    other accruals, payments and expenses (including rationalization, legal, tax, structuring and other costs and expenses), or any amortization thereof, related to the Transactions (including all Transaction Expenses), acquisitions, Investments, dividends, Dispositions, or any amortization thereof, issuances of Indebtedness or Equity Interests permitted under the Loan Documents or repayment of debt, issuance of equity securities, initial public offering, refinancing transactions or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on the Closing Date and any such transaction undertaken but not completed),
(x)    to the extent not already included in Consolidated Net Income, proceeds of business interruption insurance (to the extent actually received),
(xi)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non‑cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,
(xii)    any non‑cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments, or (B) due to purchase accounting associated with the Transactions, or any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Closing Date,
(xiii)    the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non‑controlling interests of third parties in any non‑wholly owned Restricted Subsidiary, minus the amount of dividends or distributions that are paid in cash by such non‑wholly owned Restricted Subsidiary to such third party; provided that the amount of such cash dividends or distributions deducted pursuant to this clause (xiii) in any Test Period shall not exceed such third party’s pro rata share of the Consolidated EBITDA (to the extent positive) of such non‑wholly owned Restricted Subsidiary for such Test Period,
(xiv)    letter of credit fees,
(xv)    the amount of (A) management, consulting, monitoring and advisory fees and related expenses paid to the Permitted Holders in accordance with the Management Agreement, (B) payments by a Holdco, the Borrower or any of the Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Borrower in good faith, (C) indemnifications and reimbursement of expenses of the Sponsor in connection with management, consulting, monitoring and advisory services provided by the Sponsor to the Company Parties, including pursuant to the Management Agreement, if any and (D) fees, indemnifications and reimbursement of expenses of directors of any Company Party,
(xvi)    any Equity Funded Employee Plan Costs,
(xvii)    any net loss from disposed, abandoned or discontinued operations or product lines,
(xviii)    any costs or expenses incurred relating to environmental remediation, litigation or other disputes in respect of events and exposures that occurred prior to the Closing Date, and
(xix)    expenses during such period in connection with earn‑outs and other deferred payments in connection with any acquisitions constituting an Investment permitted under this Agreement, to the extent included in the calculation of Consolidated Net Income in accordance with GAAP as an accounting adjustment to the extent that the actual amount payable or paid in respect of such earn‑outs or other deferred payments exceeds the liability booked by the applicable Person therefor, minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non‑cash gains (excluding any non‑cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued operations or product lines and (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non‑controlling interests of third parties in any non‑wholly owned Restricted Subsidiary; provided that:
(A)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non‑cash items;
(B)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of FASB Accounting Standards Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations; and
(C)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.
Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, Consolidated EBITDA for such fiscal quarters shall be deemed to be $21,500,000, $17,000,000, $21,000,000 and $20,600,000, respectively, in each case as may be subject to addbacks and adjustments (without duplication) pursuant to clause (vii)(B) above and Section 1.09(c) for the applicable Test Period. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.09.
“Consolidated First Lien Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary but excluding any such Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations (other than in accordance with the Parity Intercreditor Agreement) minus the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 7.01); provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated First Lien Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and Treasury Services Agreements and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated First Lien Net Debt.
“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,
(a)    any after‑tax effect of extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded,
(b)    the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,
(c)    accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Transactions (or within 12 months after the closing of any acquisition that are so required to be established or adjusted as a result of such acquisition) in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,
(d)    any net after‑tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,
(e)    the net income (loss) for such period of any Person that is not a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period,
(f)    any impairment charge or asset write‑off or write‑down, including impairment charges or asset write‑offs or write‑downs related to intangible assets, long‑lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,
(g)    any non‑cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity‑based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Borrower or any of its direct or indirect parents in connection with the Transactions or an initial public offering, shall be excluded,
(h)    any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (A) not denied by the applicable indemnitor in writing within 180 days of the occurrence of such event and (B) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365‑day period), shall be excluded,
(i)    to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount (A) is not denied by the applicable carrier in writing within 180 days of the occurrence of such event and (B) is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,
(j)    the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or such Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.09), and
(k)    solely for the purpose of determining the Cumulative Credit pursuant to clause (b) of the definition thereof, the income of any Restricted Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations.
There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in‑process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Closing Date, or the amortization or write‑off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.09.
“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition constituting an Investment permitted under this Agreement) consisting of Indebtedness for borrowed money, purchase money debt and Attributable Indebtedness and debt obligations evidenced by promissory notes or similar instruments minus (b) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 7.01); provided that Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and Treasury Services Agreements and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Total Net Debt.
“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.
“Consolidated Total Secured Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary minus the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) included on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 7.01); provided that Consolidated Total Secured Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Secured Net Debt until three Business Days after such amount is drawn.  For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and Treasury Services Agreements and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Total Secured Net Debt.
“Consolidated Total Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting, (c) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts or (d) appreciation of the Dollar relative to other currencies.
“Continuing Directors” means the directors of Holdings on the Closing Date, as elected or appointed after giving effect to the Transactions, and each other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of, or is appointed or otherwise approved by, prior to a Qualified IPO by the Borrower or a Relevant Public Company, the Sponsor, or those Permitted Holders which then hold a majority of the voting Equity Interests in Holdings then held by all Permitted Holders, in each case in his or her election by the holders of Equity Interests in Holdings necessary to elect such director.
“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” has the meaning set forth in Section 7.03(x).
“Control” has the meaning set forth in the definition of “Affiliate.”
“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any Class of existing Term Loans or any Class of existing Revolving Credit Loans (or unused Revolving Credit Commitments), or any then‑existing Credit Agreement Refinancing Indebtedness (the “Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated with the refinancing, plus an amount equal to any existing commitments unutilized thereunder, (iii) the covenants and events of default of such Indebtedness are, taken as a whole, not materially more favorable to the investors providing such Indebtedness than those contained in the documentation governing the Refinanced Debt (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence of such Credit Agreement Refinancing Indebtedness and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the lenders under the Refinanced Debt) or otherwise reflect market terms and conditions (as reasonably determined by the Borrower) at the time of incurrence or issuance of such Credit Agreement Refinancing Indebtedness, (iv) the Effective Yield with respect such Credit Agreement Refinancing Indebtedness shall be determined by the Borrower and the lenders providing such Credit Agreement Refinancing Indebtedness, (v) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vi) such Indebtedness is not at any time guaranteed by any Subsidiary other than Guarantors, (vii) to the extent secured, such Indebtedness is not secured by property other than the Collateral, (viii) if the Refinanced Debt is subordinated in right of payment to, or to the Liens securing, the Obligations, then any Credit Agreement Refinancing Indebtedness shall be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, on terms (a) at least as favorable (taken as a whole) (as reasonably determined by the Borrower) to the Lenders as those contained in the documentation governing the Refinanced Debt or (b) otherwise reasonably acceptable to the Administrative Agent, (ix) any Credit Agreement Refinancing Indebtedness shall be pari passu or junior in right of payment and, if secured, secured on a pari passu or junior basis, with respect to security, with respect to the Initial Revolving Credit Facility and the Term Facility (and if secured on a junior basis with respect to security with respect to the Initial Revolving Credit Facility and the Term Facility, secured on a pari passu or junior basis with respect to the Liens securing the Second Lien Term Facility), to the extent outstanding, (x) if such Credit Agreement Refinancing Indebtedness is secured, the requirements in the proviso at the end of Section 7.03 have been satisfied, and (xi) no Credit Agreement Refinancing Indebtedness that is a Term Loan shall be mandatorily prepaid prior to repayment in full of (or, if junior in right of payment or as to security, on a junior basis with respect to) the Initial Term Loans unless, solely in the case such Credit Agreement Refinancing Indebtedness is pari passu in right of payment and security with the Initial Term Loans, accompanied by at least a ratable payment of the Initial Term Loans, and any such Credit Agreement Refinancing Indebtedness that is pari passu in right of payment and security with the Initial Term Loans may participate on a pro rata basis or on less than a pro rata basis (but not greater than pro rata basis) in any mandatory prepayments hereunder.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)    $25,000,000, plus
(b)    the Cumulative Retained Excess Cash Flow Amount at such time, plus
(c)    (i) the cumulative amount of cash and Cash Equivalent proceeds from the sale of Qualified Equity Interests of the Borrower or Equity Interests of any direct or indirect parent of the Borrower after the Closing Date to a Person other than a Loan Party or a Restricted Subsidiary and on or prior to such time (including upon exercise of warrants or options) (other than Excluded Contributions or any amount designated as a Cure Amount or used for Equity Funded Employee Plan Costs) which proceeds have been contributed as common equity to the capital of the Borrower and (ii) the Qualified Equity Interests of the Borrower (or Equity Interests of any direct or indirect parent of the Borrower) (other than Excluded Contributions or any amount designated as a Cure Amount or used for Equity Funded Employee Plan Costs) issued upon conversion of Indebtedness or Disqualified Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party not previously applied for a purpose (including a Cure Amount) other than use in the Cumulative Credit, plus
(d)    100% of the fair market value (as reasonably determined by the Borrower) of marketable securities or other property received by the Borrower from any Person other than a Loan Party or a Restricted Subsidiary contributed to the common capital of the Borrower or the net cash proceeds of the issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent) contributed to the common capital of the Borrower, received after the Closing Date (other than Excluded Contributions or any amount designated as a Cure Amount or used for Equity Funded Employee Plan Costs), plus
(e)    100% of the aggregate amount received by the Borrower or any Restricted Subsidiary of the Borrower in cash and Cash Equivalents from:
(i)    the sale, transfer or other disposition (other than to a Holdco, the Borrower or any such Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any minority Investments, or
(ii)    any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments, or
(iii)    any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investment, provided that in the case of clauses (i), (ii) and (iii), in each case, to the extent that the Investment corresponding to the designation of such Subsidiary as an Unrestricted Subsidiary or any subsequent Investment in such Unrestricted Subsidiary or minority Investment, as applicable, was made in reliance on the Cumulative Credit pursuant to Section 7.02(c)(iii)(y) or 7.02(n)(y), provided, further, that no increase in the Cumulative Credit pursuant to this clause (e) shall result in a duplicative increase in any applicable Investment basket in Section 7.02 by virtue of a Return thereon, plus
(f)    in the event any Unrestricted Subsidiary has been re‑designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, the fair market value of the Investments of the Borrower and the Restricted Subsidiaries made in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent the original Investment in such Unrestricted Subsidiary was made after the Closing Date in reliance on the Cumulative Credit pursuant to Section 7.02(c)(iii)(y) or Section 7.02(n)(y), plus
(g)    an amount equal to any net after-tax returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.02(c)(iii)(y) or 7.02(n)(y), plus
(h)    [reserved]
(i)    [reserved]
(j)    to the extent not otherwise required to pay down the Second Lien Term Loans, an amount equal to Declined Proceeds, minus
(k)    any amount of the Cumulative Credit used to make Investments pursuant to Section 7.02(c)(iii)(y) or 7.02(n)(y) after the Closing Date and prior to such time, minus
(l)    any amount of the Cumulative Credit used to pay dividends or make distributions or other Restricted Payments pursuant to Section 7.06(f)(A) or 7.06(g) after the Closing Date and prior to such time, minus
(m)    any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.13 after the Closing Date and prior to such time.
“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to (A) the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow minus (B) the aggregate principal amount of any voluntary prepayments and purchases of Loans applied pursuant to Section 2.05(b)(i)(B) to reduce the calculation of the Excess Cash Flow payment under Section 2.05(b)(i), in each case, for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.
“Cure Amount” has the meaning set forth in Section 8.04(a).
“Cure Expiration Date” has the meaning set forth in Section 8.04(a).
“Current Assets” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).
“Current Liabilities” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) the current portion of interest expense, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue, (f) any Revolving Credit Exposure or Revolving Credit Loans and (g) the current portion of pension liabilities.
“DBNY” means Deutsche Bank AG New York Branch and any successor thereto by merger, consolidation or otherwise.
“DBSI” means Deutsche Bank Securities, Inc. and any successor thereto by merger, consolidation or otherwise.
“Debt Fund Affiliate” means any Affiliate of Holdings or the Sponsor (other than a natural person) that is a bona fide debt fund or entity primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning set forth in Section 2.05(b)(viii).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, without cure or waiver hereunder, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.
“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).
“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit E‑4.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit E‑5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).
“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), 2.05(a)(v)(C)(1) or 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back‑stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back‑stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Institution” means such Persons (i) that have been specified in writing to the Former Agent and the Arrangers prior to the date of the Commitment Letter, (ii) who are competitors of the Borrower and its Subsidiaries that are separately identified in writing by the Borrower to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide Fund) that are either (a) identified in writing by the Borrower to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name.
“Distressed Person” has the meaning set forth in the definition of “Lender‑Related Distress Event.”
“Documentation Agent” means HSBC Securities (USA) Inc., in its capacity as documentation agent.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Approved Alternate Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Approved Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring, ticking, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor,” (a) to the extent that the Eurocurrency Rate or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that the Eurocurrency Rate or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.
“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i).
“Embargoed Person” has the meaning set forth in Section 6.21(c).
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Enforcement Qualifications” has the meaning set forth in Section 5.04.
“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the Environment.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Contribution” means the Sponsor Contribution and the Other Equity.
“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Qualified Equity Interests of the Borrower or Equity Interests of any direct or indirect parent of the Borrower (other than the Equity Contribution, amounts designated as Excluded Contributions, any amount designated as a Cure Amount or any amount used in the Cumulative Credit or to incur Contribution Indebtedness).
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided, that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (h) a failure by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Loan Party or any Restricted Subsidiary; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.
“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Rate” means:
(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the interest settlement rates for deposits in Dollars (as published by Reuters on page LIBOR01 of the Reuters Screen) (as set forth by (i) the Intercontinental Exchange Group, or (ii) any publicly available successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate for a period equal to such Interest Period), and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such date by reference to the interest settlement rates for deposits in Dollars (as published by Reuters on page LIBOR01 of the Reuters Screen) from time to time with a term of one month (as set forth by (i) the Intercontinental Exchange Group, or (ii) any publicly available successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate), in the case of clauses (a) and (b) above, multiplied by Statutory Reserves, provided that, in the case of clauses (a) and (b) above, the Eurocurrency Rate with respect to Initial Term Loans, shall not be less than 1.00% per annum; provided further that, subject to clauses (i) and (ii) of immediately succeeding sentence, if the Administrative Agent is unable to determine the Eurocurrency Rate for the relevant interest period under clause (a) or (b), the Administrative Agent shall use the Eurocurrency Rate for the immediately preceding interest period. Notwithstanding the foregoing:

(i)
subject to clause (ii) below, if on the relevant Eurocurrency determination date the relevant London interbank offered rate for U.S. dollar deposits has been discontinued, then the Administrative Agent shall use (a) an industry-accepted successor rate to the relevant London interbank offered rate for U.S. dollar deposits or (b) if no such industry-accepted successor rate exists, the most comparable substitute or successor rate to the relevant London interbank offered rate for U.S. dollar deposits, in each case as determined by a financial agent (which may be an affiliate of the Administrative Agent) appointed by the Administrative Agent; and

(ii)
if the financial agent has determined a substitute or successor rate, the Administrative Agent shall notify the Borrower and the Lenders of such rate and the Borrower and the Lenders agree to enter into any amendments to this Agreement that are necessary to implement such rate.

The Administrative Agent and financial agent shall be held harmless for any acts or omissions in connection with the calculation of the Eurocurrency Rate in accordance with clauses (i) and (ii) of the preceding sentence.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”
“Event of Default” has the meaning set forth in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such period,
(ii)    an amount equal to the amount of all non‑cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,
(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or dispositions (outside of the ordinary course of business) by the Borrower and its Restricted Subsidiaries completed during such period),
(iv)    an amount equal to the aggregate net non‑cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,
(v)    expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made in such period pursuant to clause (b)(xi), (xii), (xiii), (xv) or (xvi) below, and
(vi)    cash income or gain (actually received in cash) excluded from the calculation of Consolidated Net Income for such period pursuant to the definition thereof, minus
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non‑cash credits included in arriving at such Consolidated Net Income, and cash charges included in clauses (a) through (k) of the definition of “Consolidated Net Income”,
(ii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property or Capitalized Software Expenditures to the extent not expensed or accrued during such period and made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by such Person or any of its Restricted Subsidiaries,
(iii)    the aggregate amount of all principal payments of Indebtedness of the Borrower or its Restricted Subsidiaries, except to the extent financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by such Person or any of its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any scheduled repayment of Initial Term Loans pursuant to Section 2.07(a), Extended Term Loans, Refinancing Term Loans, Incremental Term Loans, Replacement Term Loans or Incremental Equivalent Debt and any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments, buybacks and purchases of Term Loans by the Borrower or a Holdco (but excluding prepayments referred to in clause (B) above) and (Y) all prepayments of Revolving Credit Loans, Extended Revolving Credit Loans, Refinancing Revolving Credit Loans and Incremental Revolving Loans) and all prepayments in respect of any other revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder),
(iv)    an amount equal to the aggregate net non‑cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)    increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period),
(vi)    cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long‑term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by such Person or any of its Restricted Subsidiaries,
(vii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made in cash during such period pursuant to Section 7.02 (other than Section 7.02(a), (c), (h), (l), (r)(ii) and (w)), except to the extent that such Investments and acquisitions were financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by such Person or any of its Restricted Subsidiaries,
(viii)    the amount of Restricted Payments paid during such period pursuant to Section 7.06(c), (f), (h) (and in the case of clause (iv) thereof, only to the extent the cash payments in respect of such Investment would otherwise have been deducted from Excess Cash Flow pursuant to preceding clause (vii)) and (j)(i) and (k), except to the extent such Restricted Payments were financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by such Person or any of its Restricted Subsidiaries,
(ix)    the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, except to the extent such expenditures were financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by such Person or any of its Restricted Subsidiaries,
(x)    the aggregate amount of any premium, make‑whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, except to the extent such payments were financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by such Person or any of its Restricted Subsidiaries,
(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments (other than Investments made pursuant to Section 7.02(a), (c) or (r)(ii) or (v)), Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property (to the extent not expensed) to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount actually utilized to finance such acquisitions, Investments, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters (excluding any portion thereof financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
(xii)    the amount of cash taxes (including penalties and interest or tax reserves) paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(xiii)    cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income,
(xiv)    any payment of cash to be amortized or expensed over a future period and recorded as a long‑term asset (so long as any such amortization or expense in such future period is added back to Excess Cash Flow in such future period as provided in clause (a)(ii) above),
(xv)    reimbursable or insured expenses incurred during such fiscal year to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income,
(xvi)    the amount of Tax Distributions actually distributed for such period pursuant to Section 7.06(h)(iii), and
(xvii)    cash expenditures for costs and expenses in connection with acquisitions or Investments, dispositions and the issuance of equity interests or Indebtedness, except to the extent deducted in arriving at such Consolidated Net Income and, except to the extent such payments were financed with the proceeds of the incurrence of Indebtedness (other than Revolving Credit Loans or extensions of credit under any other revolving credit facility or similar facility or other short term Indebtedness) by the Borrower or any of its Restricted Subsidiaries.
Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Excess Cash Flow Period” means each fiscal year of the Borrower (commencing with the fiscal year of the Borrower ended December 31, 2015), but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements and a Compliance Certificate have been delivered in accordance with Sections 6.01(a) and 6.02(a) and for which any prepayments required by Section 2.05(b)(i) (if any) have been made (it being understood that the Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount regardless of whether a prepayment is required by Section 2.05(b)(i)).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Assets” means (i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) motor vehicles, airplanes and other assets subject to certificates of title, to the extent a Lien therein cannot be perfected by the filing of a UCC financing statement, (iii) commercial tort claims, (iv) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition (but excluding proceeds of any such governmental license), (v) any lease, license, permit or agreement to the extent that, and so long as, a grant of a security interest therein (A) is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition or (B) to the extent and for so long as it would violate the terms thereof (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws) or would give rise to a termination right thereunder in favor of a party thereto other than the Borrower or a Guarantor (except to the extent such provision is overridden by the UCC or other applicable Laws), in each case, other than the proceeds thereof and (a) excluding any such agreement that relates to Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt, Incremental Equivalent Debt or Permitted Debt Exchange Notes (or a Permitted Refinancing of any of the foregoing) and (b) only to the extent that and for so long as such limitation on such pledge or security interest is otherwise permitted under Section 7.09, (vi) Margin Stock, (vii) Equity Interests and assets of (A) Unrestricted Subsidiaries and (B) captive insurance Subsidiaries, (viii) assets of Immaterial Subsidiaries, (ix) Equity Interests in joint ventures and non‑wholly owned Subsidiaries, in each case, which cannot be pledged without the consent of a third party (that is not a Loan Party), to the extent such consent has not been obtained (other than to the extent such limitation is rendered ineffective under the UCC or other applicable law), (x) any property subject to a Lien permitted by Section 7.01(u) or (aa) (to the extent relating to a Lien originally incurred pursuant to Section 7.01(u)) to the extent that a grant of a security interest therein would violate or invalidate such underlying obligations or create a right of termination in favor of any other party thereto (other than a Loan Party) or otherwise require consent thereunder (after giving effect to the applicable anti‑assignment provisions of the UCC or other applicable law), (xi) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (xii) any assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower, (xiii) cash and Cash Equivalents (other than cash and Cash Equivalents representing proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement), deposit and other bank and securities accounts (including securities entitlements and related assets) (in each case, other than proceeds of Collateral held in such accounts as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement) and any other assets requiring perfection through control agreements or by “control” (other than in respect of certificated Equity Interests in the Borrower and in wholly owned Restricted Subsidiaries, which Equity Interests are otherwise required to be pledged), (xiv) any intent‑to‑use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent‑to‑use trademark application (or any registration that issues therefrom) under applicable federal law and (xv) assets where the cost of obtaining a security interest therein exceeds the practical benefit to the Lenders afforded thereby as agreed by the Borrower and the Administrative Agent in writing; provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (xv) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xv)). The Borrower shall not be required to take any action under the law of any non‑U.S. jurisdiction to create or perfect a security interest in any assets located outside the United States or any other assets that require such action, including any intellectual property registered in any non‑U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non‑U.S. jurisdiction shall be required).
“Excluded Contribution” means, at any time, the amount of cash capital contributions to the Borrower or net after‑tax proceeds from the sale or issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent of Holdings) actually received by the Borrower as a cash common equity contribution (or issuances of debt securities (other than debt securities that are contractually subordinated to the Obligations) that have been converted into or exchanged for any such Qualified Equity Interests) (other than the Equity Contribution or any amount designated as a Cure Amount or Contribution Indebtedness, used for Equity Funded Employee Plan Costs or included for purposes of determining the Cumulative Credit) and designated by the Borrower to the Administrative Agent as an Excluded Contribution on the date such capital contributions are made or such Equity Interests are sold or issued.
“Excluded Information” has the meaning set forth in Section 2.05(a)(v)(F).
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Domestic Subsidiary of the Borrower or a Guarantor, (b) any Subsidiary that is prohibited or restricted by applicable Law or by Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization or could result in material adverse tax consequences as reasonably determined by the Borrower, (c) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (d) any not‑for‑profit Subsidiaries, (e) any Unrestricted Subsidiaries, (f) any special purpose securitization vehicle (or similar entity), (g) any CFC Holding Company, (h) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (i) captive insurance Subsidiaries and (j) each other Restricted Subsidiary acquired pursuant to a Permitted Acquisition permitted hereunder and financed with assumed secured Indebtedness, and each Restricted Subsidiary acquired in such Permitted Acquisition permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition permitted hereunder.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of the security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Executive Order” has the meaning set forth in Section 6.21(a).
“Existing L/C Issuer” means each bank which issued Existing Letters of Credit.
“Existing Letters of Credit” means any letters of credit outstanding on the Closing Date described in Schedule 2.03. Schedule 2.03 contains a description of all Existing Letters of Credit and sets forth, with respect to each such Existing Letter of Credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated), (v) the name of the beneficiary and (vi) the expiry date.
“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).
“Existing Revolving Credit Commitment” means, as to each Lender, the Revolving Credit Commitment of such Lender as defined in this Agreement, and as in effect, in each case immediately prior to giving effect to the Third Amendment Effective Date.
“Existing Revolving Credit Exposure” means, as to each Lender, the Revolving Credit Exposure of such Lender as defined in this Agreement, and as in effect, in each case immediately prior to giving effect to the Third Amendment Effective Date.
“Existing Revolving Credit Loan” means, as to each Lender, each Revolving Credit Loan of such Lender as defined in this Agreement, and as in effect, in each case immediately prior to giving effect to the Third Amendment Effective Date.
“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).
“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).
“Extended Revolving Credit Loans” means one or more Classes of revolving credit loans that result from an Extension Amendment.
“Extended Term Loans” has the meaning set forth in Section 2.16(a).
“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).
“Extending Term Lender” has the meaning set forth in Section 2.16(c).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to the terms of Section 2.16 and the applicable Extension Amendment.
“Extension Amendment” has the meaning set forth in Section 2.16(d).
“Extension Election” has the meaning set forth in Section 2.16(c).
“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.
“Facility” means the Initial Revolving Credit Facility, a given Extension Series of Extended Revolving Credit Commitments, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Refinancing Revolving Credit Loans, the Term Facility, a given Extension Series of Extended Term Loans, a given Class of Incremental Term Loans or a given Refinancing Series of Refinancing Term Loans, as the context may require; provided that for purposes of the definitions of “Credit Agreement Refinancing Indebtedness” and “Existing Revolver Tranche” and Section 2.16, the 2018 Extended Revolving Credit Commitments (and related aggregate Revolving Credit Exposure) and the Non-Extended Revolving Credit Commitments (and related aggregate Revolving Credit Exposure) shall be treated as separate “Facilities”.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future Treasury regulations or other administrative guidance promulgated thereunder, and any intergovernmental agreements implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letters” means collectively (a) the Fee Letter, dated as of March 16, 2014, as modified by that certain Commitment Letter Joinder, dated as of April 7, 2014, among Buyer Sub and the Commitment Parties; and (b) that certain Fee Schedule, dated as of October 13, 2017, between the Borrower and BNYM, in each case, as the same may be amended, restated, modified or supplemented.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Amendment” means that certain First Amendment to First Lien Credit Agreement, dated as of February 1, 2018, by and among the Borrower, the Guarantors, DBNY, as Administrative Agent, L/C Issuer and Swing Line Lender and the Lenders party thereto.
“First Lien Secured Obligations” means the “First Lien Secured Obligations” as defined in the Closing Date Intercreditor Agreement.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
“Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(vi).
“Foreign Disposition” has the meaning set forth in Section 2.05(b)(vi).
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary which is not a Domestic Subsidiary.
“Former Agent” means the Existing Administrative Agent, as defined in the Agency Transfer Agreement.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.03, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Granting Lender” has the meaning set forth in Section 10.07(h).
“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning set forth in Section 11.01.
“Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include each Holdco, the Borrower (solely with respect to its Secured Obligations other than its direct Secured Obligations as a primary obligor (as opposed to a guarantor) under the Loan Documents, a Treasury Services Agreement or a Secured Hedge Agreement) and each Restricted Subsidiary of the Borrower that shall have become a Guarantor pursuant to Section 6.11 or 6.20, in any case until released in accordance with the terms hereof, it being understood and agreed that the Borrower in its sole discretion may (with the consent of the Administrative Agent, such consent not to be unreasonably withheld) cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a Joinder Agreement, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided, however, that that Administrative Agent may condition its consent by limiting the purposes for which such Restricted Subsidiary shall constitute a Loan Party and Subsidiary Guarantor for purposes of Section 7 and related definitions used therein.
“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.
“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos‑containing materials, polychlorinated biphenyls, radon gas, mold, medical waste, in each case regulated under Environmental Laws.
“Hedge Bank” means with respect to any Secured Hedge Agreement or a Treasury Services Agreement, any Person that is the Administrative Agent, a Lender, an Affiliate of the Administrative Agent or an Affiliate of a Lender, in each case, at the time it enters into such agreement, in its capacity as a party thereto and, in each case, that is designated a “Hedge Bank” with respect to such Secured Hedge Agreement or Treasury Services Agreement, as applicable, in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as the Administrative Agent or a Lender) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (x) appointing the Administrative Agent as its agent under the applicable Loan Documents and (y) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender.
“Holdcos” means Holdings and Intermediate Holdings.
“Holdings” has the meaning set forth in the preliminary statements to this Agreement.
“Honor Date” has the meaning set forth in Section 2.03(c)(i).
“HSBC” means HSBC Securities (USA) Inc. and any successor thereto by merger, consolidation or otherwise.
“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).
“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.
“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
“Incremental Amendment” has the meaning set forth in Section 2.14(f).
“Incremental Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Equivalent Debt” has the meaning set forth in Section 7.03(y).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).
“Incremental Lenders” has the meaning set forth in Section 2.14(c).
“Incremental Loan” has the meaning set forth in Section 2.14(b).
“Incremental Request” has the meaning set forth in Section 2.14(a).
“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).
“Incremental Revolving Loan” has the meaning set forth in Section 2.14(b).
“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Term Lender” has the meaning set forth in Section 2.14(c).
“Incremental Term Loan” has the meaning set forth in Section 2.14(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and
(h)    to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness described in clauses (a) through (g) in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll‑over or extensions of terms) and made in the ordinary course of business and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn‑out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business and (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) that is expressly made non‑recourse or limited recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, all Taxes imposed on or with respect to any payment under any Loan Documents, other than (i) any Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed on it in lieu of net income Taxes, imposed by a jurisdiction as a result of such recipient being organized in or having its principal office or, in the case of any Lender, applicable Lending Office in such jurisdiction, or as a result of any other present or former connection between such recipient and such jurisdiction, other than any connections arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) any Taxes attributable to the failure of such Agent or Lender to comply with Section 3.01(e), (iii) any branch profits Taxes imposed by the United States under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a), (iv) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07(a)), any U.S. federal withholding Tax that is in effect and would apply to amounts payable hereunder pursuant to a Law in effect at the time such Lender becomes a party to this Agreement, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or any Guarantor with respect to such withholding Tax pursuant to Section 3.01, and (v) any U.S. federal withholding Taxes imposed under FATCA.
“Indemnitees” has the meaning set forth in Section 10.05.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
“Information” has the meaning set forth in Section 10.08.
“Initial Revolving Credit Commitment” means, as to each Revolving Credit Lender, its 2018 Extended Revolving Credit Commitment and/or Non-Extended Revolving Credit Commitment, as the context may require.
“Initial Revolving Credit Facility” means the Initial Revolving Credit Commitments and the Credit Extensions made thereunder.
“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial Term Commitments is $310,000,000.
“Initial Term Loans” means the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a).
“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.
“Intercompany Note” means a promissory note substantially in the form of Exhibit G.
“Intercreditor Agreements” means, collectively, (i) the Closing Date Intercreditor Agreement and (ii) any Parity Intercreditor Agreement, in each case to the extent then in effect.
“Intermediate Holdings” has the meaning set forth in the preliminary statements to this Agreement.
“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan of any Class, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Facility under which such Loan was made (or, in the case of a Non-Extended Revolving Credit Loan or a 2018 Extended Revolving Credit Loan maintained as a Eurocurrency Rate Loan, the Maturity Date applicable thereto); provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan of any Class (including a Swing Line Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date of the Facility under which such Loan was made (or, in the case of a Non-Extended Revolving Credit Loan or a 2018 Extended Revolving Credit Loan maintained as a Base Rate Loan, the Maturity Date applicable thereto).
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or to the extent agreed by each Lender of such Eurocurrency Rate Loan, 12 months or less than one month (but other than a one week period unless consented to by, the Administrative Agent), thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Eurocurrency Rate Loan is a part (or, in the case of a Revolving Credit Loan maintained as a Eurocurrency Rate Loan at any time prior to the Maturity Date with respect to Non-Extended Revolving Credit Commitments, the Maturity Date with respect to Non-Extended Revolving Credit Commitments).
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll‑over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less (except in the case of (x) Investments made using the Cumulative Credit pursuant to Section 7.02(c)(iii)(y) or 7.02(n)(y) and (y) Returns which increase the Cumulative Credit pursuant to clause (g) of the definition thereof) any Returns of the Borrower or a Restricted Subsidiary in respect of such Investment.
“IP Rights” has the meaning set forth in Section 5.15.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of an L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Joinder Agreement attached as Exhibit M hereto or in such other form agreed by the Administrative Agent.
“Judgment Currency” has the meaning assigned to such term in Section 10.20.
“Junior Financing” has the meaning set forth in Section 7.13(a).
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments, Refinancing Revolving Credit Commitments, Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, Replacement Term Loans and Refinancing Term Commitments, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.
“L/C Borrowing” means an extension of credit by an L/C Issuer to the Borrower resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means (i) DBNY (in respect of standby Letters of Credit only), (ii) any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j) and (iii) with respect to Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule 2.03, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.
“L/C Obligations” means, as at any date of determination, the aggregate Stated Amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the then Stated Amount of such Letter of Credit.
“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of Loans or L/C Obligations, which refusal or failure is not cured within three business days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the Administrative Agent, the Swing Line Lender, any L/C Issuer, or any other Lender any other amount required to be paid by it hereunder within three business days of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations under this Agreement or has stated publicly that it will generally not comply with its funding obligations under any loan agreements, credit agreements, and other similar agreements, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender‑Related Distress Event.
“Lender‑Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender‑Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a governmental authority or an instrumentality thereof.
“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.
“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit substantially in the form of Exhibit L hereto or another form which is acceptable to the relevant L/C Issuer in its reasonable discretion.
“Letter of Credit Expiration Date” means the day that is five Business Days prior to the scheduled Maturity Date then in effect for the 2018 Extended Revolving Credit Commitments, the Non-Extended Revolving Credit Commitments or any other applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $12,500,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature in respect of such asset (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit under Article II by a Lender to the Borrower in the form of a Term Loan, Revolving Credit Loan or Swing Line Loan (including any Initial Term Loans, any Incremental Term Loans and any extensions of credit under any Revolving Commitment Increase or any Incremental Revolving Credit Commitment, any Extended Term Loans and any extensions of credit under any Extended Revolving Credit Commitment, any Refinancing Term Loans and any extensions of credit under any Refinancing Revolving Credit Commitment and any Replacement Term Loans).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (v) each Letter of Credit Application, (vi) each Intercreditor Agreement, (vii) any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document” (including, without limitation, the Agency Transfer Agreement) and (viii) any amendment or joinder (including, without limitation, any Joinder Agreement, the First Amendment and the Second Amendment) to this Agreement.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“LTM EBITDA” means Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 4.01(f), 6.01(a) or (b), determined on Pro Forma Basis.
“Management Agreement” means any management agreement entered into by and among any Company Parties and the Sponsor that is reasonably satisfactory to the Administrative Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, so long as the amount of fees or other compensation required thereunder is not increased in connection therewith.
“Management Stockholders” means the members of management of Holdings, Intermediate Holdings, the Borrower or any of its Restricted Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.
“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have (a) on the Closing Date, a Company Material Adverse Effect (as defined in the Acquisition Agreement) or (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (iii) the material rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents.
“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries that are Restricted Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the Borrower shall, not later than 45 days after the date by which financial statements for such quarter or Test Period, as applicable, are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 applicable to such Subsidiary.
“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the Borrower shall, not later than 45 days after the date by which financial statements for such quarter or Test Period, as applicable, are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement.”
“Material Non‑Public Information” means information which is (a) not publicly available, (b) material with respect to Holdings and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by Holdings or any of its Subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.
“Material Real Property” means any fee‑owned Real Property located in the United States that is owned by any Loan Party and that has a fair market value in excess of $2,500,000 (at the Closing Date or, with respect to Real Property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith).
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means (i) with respect to the Initial Term Loans, the seventh anniversary of the Closing Date, (ii) with respect to the Non-Extended Revolving Credit Commitments and the Non-Extended Revolving Credit Loans, the fifth anniversary of the Closing Date, (iii) with respect to the 2018 Extended Revolving Credit Commitments, the 2018 Extended Revolving Credit Loans and Swing Line Loans, June 30, 2020, (iv) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment, (v) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment, (vi) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment, and (vii) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning set forth in Section 10.10.
“Minimum Tender Condition” has the meaning set forth in Section 2.18(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”
“Mortgaged Properties” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”
“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgage executed and delivered pursuant to Sections 6.11 and 6.13, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“Net Proceeds” means:
(a)    100% of the cash proceeds actually received by the Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non‑wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) Taxes or Tax Distributions paid or reasonably estimated to be payable or, without duplication, permitted to be paid as a result thereof (including any income or withholding Taxes imposed on any repatriation of such proceeds to the Borrower), (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post‑employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such escrow to the Borrower or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds); provided that, subject to the restrictions set forth in Sections 7.05(j) , if the Borrower or any of its Restricted Subsidiaries use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Restricted Subsidiaries (other than current assets) or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person (other than a Company Party) or division or line of business of a Person (other than a Company Party) (or any subsequent investment made in a Person (other than a Company Party), division or line of business previously acquired), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12‑month period but within such 12‑month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 12‑month period and 180 days from the entry into such contractual commitment, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds shall exceed $5,000,000 or (y) the aggregate net proceeds excluded under clause (x) shall exceed $10,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and
(b)    100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded.
“Non‑Consenting Lender” has the meaning set forth in Section 3.07(d).
“Non‑Debt Fund Affiliate” means any Affiliate of Holdings, including Holdings or any Subsidiary of Holdings, but excluding (a) any Debt Fund Affiliate and (b) any natural person.
“Non‑Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Extended Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed (i) an amount equal to the sum of (x) the Existing Revolving Credit Commitment of such Lender on the Third Amendment Effective Date (immediately prior to giving effect thereto) minus (y) if such Lender is a 2018 Extending Revolving Credit Lender, the 2018 Extended Revolving Credit Extension Amount of such Lender or (ii) the amount in the Assignment and Assumption pursuant to which such Lender becomes a party hereto on or after the Third Amendment Effective Date, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Non-Extended Revolving Credit Commitments of all Non-Extending Revolving Credit Lenders shall be $4,285,714.29 on the Third Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Non-Extended Revolving Credit Loans” means a Revolving Credit Loan made by a Non-Extending Revolving Credit Lender pursuant to its Non-Extended Revolving Credit Commitment.
“Non-Extending Revolving Credit Lender” means, at any time, any Lender that has a Non-Extended Revolving Credit Commitment and/or related Revolving Credit Exposure incurred pursuant thereto at such time.
“Non‑Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).
“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.
“Notice of Intent to Cure” has the meaning set forth in Section 8.04.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents; provided that in no event shall “Obligations” include any Cash Management Obligations or any Obligations under Secured Hedge Agreements.
“OFAC” has the meaning set forth in Section 5.18(b).
“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“OID” means original issue discount.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).
“Other Equity” shall have the meaning assigned to such term in the definition of “Sponsor Contribution”.
“Other Holders” means any of the following: Saw Mill Capital Partners, LP, Saw Mill Capital Investors, LP, Hamilton Lane Co-Investment Fund II Holdings LP and Falcon Strategic Partners III, LP.
“Other Taxes” has the meaning set forth in Section 3.01(b).
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the Stated Amount of Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, the greater of the Federal Funds Effective Rate and an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parity Intercreditor Agreement” means the “First Lien Parity Intercreditor Agreement” (as defined in the Closing Date Intercreditor Agreement), in form and substance reasonably acceptable to the Administrative Agent.
“Participant” has the meaning set forth in Section 10.07(e).
“Participant Register” has the meaning set forth in Section 10.07(e).
“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.
“Permitted Acquisition” has the meaning set forth in Section 7.02(i).
“Permitted Debt Exchange” shall have the meaning provided in Section 2.18(a).
“Permitted Debt Exchange Notes” means Indebtedness in the form of unsecured, first lien, second lien or other junior lien notes; provided that such Indebtedness (i) meets the Permitted Other Debt Conditions, (ii) the covenants of such Indebtedness are, taken as a whole, not more restrictive to the Borrower and the Restricted Subsidiaries than those contained in the Loan Documents (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence or issuance of such of such Permitted Debt Exchange Notes and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the Lenders under the applicable Facility) or otherwise reflect market terms and conditions (as reasonably determined by the Borrower) at the time of incurrence or issuance of such Permitted Debt Exchange Notes, (iii) does not mature prior to the day that is 91 days after the Latest Maturity Date of the Term Loans, (iv) such Indebtedness is not at any time Guaranteed by any Person other than Guarantors, (v) to the extent secured, such Indebtedness is not secured by property other than the Collateral, and (vi) if such Indebtedness is secured, the requirements in the proviso at the end of Section 7.03 have been satisfied.
“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.18(a).
“Permitted Equity” shall have the meaning assigned to such term in the definition of “Sponsor Contribution”.
“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower or any Subsidiary Guarantor in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is designated as “Additional First Lien Debt” under (and as defined in) the Closing Date Intercreditor Agreement, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, and (iii) the requirements in the proviso at the end of Section 7.03 have been satisfied. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Holders” means each of (i) the Sponsor; (ii) the Management Stockholders; (iii) the Other Holders; (iv) any Permitted Transferee of any of the foregoing Persons; and (v) any “group” (within the meaning of Rules 13d‑3 and 13d‑5 under the Exchange Act as in effect on the Closing Date) including any of the foregoing Persons; provided, that (x) any combination of such foregoing Persons referred to in clauses (i), (ii), (iii) and (iv) shall hold, directly or indirectly, a majority of the aggregate voting interests in the Equity Interests of Holdings held by all members of such combination and (y) in no event shall the Sponsor own (a) prior to a Qualified IPO by the Borrower or a Relevant Public Company, less than a majority of the voting Equity Interests held by the Permitted Holders or (b) after a Qualified IPO by the Borrower or a Relevant Public Company, a lesser percentage of such voting Equity Interests than any other person or group referred to in clauses (ii), (iii), (iv) and (v).
“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower or any Subsidiary Guarantor in the form of one or more series of second lien (or other junior lien) secured notes or secured loans ranking junior to the liens securing the Second Lien Term Facility; provided that (i) such Indebtedness is secured by the Collateral on a second priority or other junior priority, as applicable, basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) the requirements in the proviso at the end of Section 7.03 have been satisfied and (iv) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Priority Refinancing Debt will include any junior secured or unsecured Registered Equivalent Notes issued in exchange therefor.
“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (x) customary asset sale, initial public offering or change of control or similar event provisions that provide for the prior repayment in full of the Loans and all other Obligations, (y) maturity payments and customary mandatory prepayments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition or (z) “AHYDO” payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.
“Permitted Ratio Debt” means Indebtedness incurred by the Borrower or any Restricted Subsidiary in the form of unsecured Indebtedness in an aggregate principal amount not to exceed, together with any Permitted Refinancing thereof, $50,000,000; plus an additional unlimited amount, so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof, the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09 and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation) is no greater than 5.50 to 1.00, provided that such Indebtedness (i) does not mature prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred or the maturity date of such Indebtedness can be extended subject to any customary “bridge” conditions to a date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (ii) shall have a Weighted Average Life to Maturity greater than the remaining Weighted Average Life to Maturity of any then‑existing Term Loans, (iii) meets the Permitted Other Debt Conditions, (iv) has covenants, taken as a whole, that are not more restrictive to the Borrower and the Restricted Subsidiaries than those applicable to the Term Facility (except (x) for covenants applicable only to periods after the Latest Maturity Date of the applicable Facility at the time of incurrence and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the Lenders under the applicable existing Facility) or otherwise reflect market terms and conditions at the time of such incurrence or issuance (as determined by the Borrower in good faith), (v) is not Guaranteed by any Person that is not a Loan Party, except as permitted by clause (vi) below, (vi) if incurred or guaranteed by a Restricted Subsidiary that is not a Loan Party does not, together with any Indebtedness incurred or guaranteed by a Restricted Subsidiary that is not a Loan Party pursuant to Section 7.03(g) in reliance on clause (y) thereof and/or Section 7.03(u) (and any Permitted Refinancing of the foregoing, to the extent incurred or guaranteed by a Restricted Subsidiary that is not a Loan Party), exceed in the aggregate at any time outstanding the greater of $50,000,000 and 50% of LTM EBITDA, in each case determined at the time of incurrence and (vii) at the time of the incurrence thereof, no Event of Default shall have occurred and be continuing.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) or (f), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms (i) at least as favorable (taken as a whole) (as reasonably determined by the Borrower) to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended or (ii) as otherwise reasonably acceptable to the Administrative Agent, (e) if such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is Indebtedness permitted pursuant to Sections 7.03(s), 7.03(w), 7.03(x), 7.03(y) and 7.03(bb) (i) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or (with respect to refinanced debt secured by Liens that are subordinated to the Liens securing the Obligations) secured by Liens that are subordinated to the Liens securing the Obligations on terms (x) at least as favorable (taken as a whole) (as reasonably determined by the Borrower) to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended or (y) otherwise reasonably acceptable to the Administrative Agent and (ii) notwithstanding anything contained in Section 7.03(c), such modification, refinancing, refunding, renewal, replacement or extension is incurred only by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended and (f) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is outstanding pursuant to the Second Lien Credit Agreement or any other Second Lien Loan Document or otherwise constitutes “Additional Second Lien Debt” (as defined in the Closing Date Intercreditor Agreement), such modification, refinancing, refunding, renewal, replacement or extension does not violate the terms of the Closing Date Intercreditor Agreement.
“Permitted Repricing Amendment” has the meaning set forth in Section 10.01.
“Permitted Transferee” means, in the case of any Management Stockholder, (i) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the equity holders or partners of which, include only a Management Stockholder and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower or any Subsidiary Guarantor in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning set forth in Section 6.01(d).
“Pledged Debt” has the meaning set forth in the Security Agreement.
“Pledged Equity” has the meaning set forth in the Security Agreement.
“Proceeding” has the meaning set forth in Section 10.05.
“Proceeds” has the meaning set forth in the Security Agreement.
“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(b).
“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.
“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(b).
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of any Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Projections” has the meaning set forth in Section 6.01(c).
“Public Lender” has the meaning set forth in Section 6.01(d).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualified IPO” means the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S‑8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).
“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal quarter ended March 31, 2014 and each subsequent fiscal quarter of the Company (other than the fourth fiscal quarter) ended at least 45 days prior to the Closing Date.
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures.
“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”
“Refinanced Term Loans” has the meaning set forth in Section 10.01.
“Refinancing” means the prepayment in full of all existing credit facilities and other material third party debt for borrowed money of the Company and its Subsidiaries, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released (other than letters of credit that have been backstopped or cash collateralized) and certain other Indebtedness listed on Schedule 7.03(b)).
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.
“Refinancing Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Credit Loans” means one or more Classes of revolving credit loans that result from a Refinancing Amendment.
“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans, or Refinancing Revolving Credit Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Loans, or Refinancing Revolving Credit Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield (other than, for this purpose, any original issue discount or upfront fees), if applicable, and amortization schedule.
“Refinancing Term Commitments” means one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of term loans hereunder that result from a Refinancing Amendment.
“Register” has the meaning set forth in Section 10.07(d).
“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar‑for‑dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Rejection Notice” has the meaning set forth in Section 2.05(b)(viii).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or in an uncontained manner from or through any facility, property or equipment.
“Relevant Public Company” means Holdings or any direct or indirect parent thereof that (i) owns, directly or indirectly, 100% of the Equity Interests of Holdings and the Borrower and (ii) is the registrant with respect to a Qualified IPO.
“Replacement Term Loans” has the meaning set forth in Section 10.01.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.
“Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Incremental Equivalent Debt, Permitted Debt Exchange Notes, Second Lien Credit Agreement Refinancing Indebtedness, Second Lien Incremental Equivalent Debt or Second Lien Permitted Debt Exchange Notes, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Repricing Event” means (i) the incurrence by the Borrower of any Indebtedness in the form of a term loan that is broadly marketed or syndicated (a) having an Effective Yield that is less than the Effective Yield for the Initial Term Loans, but excluding Indebtedness incurred in connection with a Qualified IPO, Change of Control or Transformative Acquisition, and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (ii) any effective reduction in the Effective Yield for the Initial Term Loans (e.g., by way of amendment, amendment and restatement, modification, waiver or otherwise), except for a reduction in connection with a Qualified IPO, Change of Control or Transformative Acquisition. Any determination by the Administrative Agent with respect to whether a Repricing Event shall have occurred shall be conclusive and binding on all Lenders.
“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Class; provided that, to the same extent set forth in Section 10.07(m) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Class Lenders; provided, further, that (i) the unused Term Commitment, Incremental Term Commitment, Refinancing Term Commitment, Initial Revolving Credit Commitment, Incremental Revolving Credit Commitment Extended Revolving Credit Commitment, and Refinancing Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders and (ii) that, with respect to any determination of Required Class Lenders, Debt Fund Affiliates cannot, in the aggregate, account for more than 49.9% of the amounts included in such determination as provided in Section 10.07(o).
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Initial Term Commitments, Incremental Term Commitments and Refinancing Term Commitments and (c) aggregate unused Initial Revolving Credit Commitments, unused Incremental Revolving Credit Commitments, unused Extended Revolving Credit Commitments and unused Refinancing Revolving Credit Commitments; provided that the unused Term Commitment, Incremental Term Commitment, Refinancing Term Commitment, Initial Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment and Refinancing Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 10.07(m) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders; provided, further, that, with respect to any determination of Required Lenders, Debt Fund Affiliates cannot, in the aggregate, account for more than 49.9% of the amounts included in such determination as provided in Section 10.07(o).
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders; provided, further, that, with respect to any determination of Required Revolving Credit Lenders, Debt Fund Affiliates cannot, in the aggregate, account for more than 49.9% of the amounts included in such determination as provided in Section 10.07(o).
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Cash” means cash and Cash Equivalents held by Borrower and its Restricted Subsidiaries identified on such balance sheet as “restricted” (including cash or Cash Equivalents subject to a control agreement in favor of any Person other than the Administrative Agent, but excluding cash or Cash Equivalents restricted in favor of the Administrative Agent for the benefit of the Secured Parties).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof).
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.
“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing, (ii) each date of a continuation or conversion of a Loan pursuant to Section 2.02 and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit (or deemed issuance as contemplated by Section 2.03(m)), (ii) each date of an amendment, extension, renewal or increase of any such Letter of Credit, (iii) each date of any L/C Disbursement by an L/C Issuer under any Letter of Credit denominated in an Approved Alternate Currency and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; provided, subject to the rights of the Administrative Agent and the Required Lenders pursuant to preceding clauses (a)(iii) and (b)(iv), for purposes of determining compliance with Section 2.05(b)(iv) and calculating fees pursuant to Sections 2.03(h) and (i) and 2.09(a), the “Revaluation Date” shall be the first Business Day of each calendar month.
“Revolver Extension Election” means an election by a Lender provided in accordance with the procedures set forth in the Third Amendment to have all or a portion of its Existing Revolving Credit Commitment (together with all related Revolving Credit Exposure) converted into a 2018 Extended Revolving Credit Commitment (and related Revolving Credit Exposure, as applicable) pursuant to Section 1(a) of the Third Amendment.
“Revolver Extension Request” has the meaning set forth in Section 2.16(b).
“Revolver Extension Series” has the meaning set forth in Section 2.16(b).
“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Revolving Credit Lenders.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Sections 2.14 and 10.07(b) and the Third Amendment). On the Third Amendment Effective Date, the Revolving Credit Commitments include the Initial Revolving Credit Commitments.
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the L/C Obligations and the Swing Line Obligations at such time.
“Revolving Credit Facilities” means the Initial Revolving Credit Facility, each Class of Incremental Revolving Credit Commitments, each Extension Series of Extended Revolving Credit Commitments, each Refinancing Series of Refinancing Revolving Credit Commitments and the Credit Extensions made thereunder.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.
“Revolving Credit Loans” has the meaning set forth in Section 2.01(b).
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C‑2 hereto (with such modifications thereto as may be necessary to reflect differing Classes of Revolving Credit Loans), evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans of a given Class made by such Revolving Credit Lender to the Borrower.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw‑Hill Companies, Inc., and any successor thereto.
“Same Day Funds” means immediately available funds.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to First Lien Credit Agreement; First Amendment to First Lien Security Agreement, dated as of April 9, 2018, by and among the Borrower, the Guarantors, DBNY, as Existing Administrative Agent and BNYM, as Successor Administrative Agent.
“Second Lien Administrative Agent” has the meaning assigned to the term “Administrative Agent” under and as defined in the Second Lien Credit Agreement and shall include any successor administrative agent under the Second Lien Credit Agreement.
“Second Lien Credit Agreement” means the “Second Lien Credit Agreement” as defined in the Closing Date Intercreditor Agreement.
“Second Lien Credit Agreement Refinancing Indebtedness” means “Credit Agreement Refinancing Indebtedness” (or any comparable term) as defined in the Second Lien Credit Agreement.
“Second Lien Incremental Equivalent Debt” means the “Incremental Equivalent Debt” (or any comparable term) as defined in the Second Lien Credit Agreement.
“Second Lien Incremental Term Loans” means the “Incremental Term Loans” (or any comparable term) as defined in the Second Lien Credit Agreement.
“Second Lien Loan Documents” means the “Second Lien Loan Documents” as defined in the Closing Date Intercreditor Agreement.
“Second Lien Obligations” means the “Obligations” (or any comparable term) as defined in the Second Lien Credit Agreement.
“Second Lien Parity Intercreditor Agreement” means the “Second Lien Parity Intercreditor Agreement” (as defined in the Closing Date Intercreditor Agreement), in form and substance reasonably acceptable to the Administrative Agent.
“Second Lien Permitted Debt Exchange Notes” means the “Permitted Debt Exchange Notes” (or any comparable term) as defined in the Second Lien Credit Agreement.
“Second Lien Secured Obligations” means the “Second Lien Secured Obligations” as defined in the Closing Date Intercreditor Agreement.
“Second Lien Term Facility” means the Second Lien Term Loans and commitments in respect thereof.
“Second Lien Term Loans” means the “Term Loans” (or any comparable term) as defined in the Second Lien Credit Agreement.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Subsidiary Guarantor and any Hedge Bank, to the extent designated by the Borrower and such Hedge Bank as a “Secured Hedge Agreement” in writing to the Administrative Agent. The designation of any Secured Hedge Agreement shall not create in favor of such Hedge Bank any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.
“Secured Obligations” means, collectively, the Obligations, the Cash Management Obligations and all obligations owing to the Secured Parties by the Borrower or any Subsidiary Guarantor under any Secured Hedge Agreement (as such obligations may be amended, amended and restated, supplemented or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise, excluding all Excluded Swap Obligations.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks and each co‑agent or sub‑agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means a security agreement substantially in the form of Exhibit F.
“Security Agreement Supplement” has the meaning set forth in the Security Agreement.
“Seller” has the meaning set forth in the preliminary statements to this Agreement.
“Senior Managing Agent” means Sumitomo Mitsui Banking Corporation, in its capacity as senior managing agent.
“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit E‑6.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit E‑7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the assets of the Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iii) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“SPC” has the meaning set forth in Section 10.07(h).
“Specified Default” means any Event of Default under Section 8.01(a) or (f).
“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).
“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit E‑8.
“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit E‑9, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).
“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).
“Specified Junior Financing Obligations” means any obligations in respect of any Junior Financing in respect of which any Loan Party is an obligor in a principal amount in excess of the Threshold Amount.
“Specified Representations” means those representations and warranties made by the Loan Parties in Sections 5.01(a) and (b), 5.02(a) and (b)(i), 5.04, 5.12, 5.16, 5.18 and 5.19 (in the case of Section 5.19, subject to the proviso at the end of Section 4.01(a)).
“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit for working capital purposes), Restricted Payment, Incremental Revolving Credit Commitment, Incremental Revolving Loan or Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
“Sponsor” means, collectively, Quinpario Acquisition Corporation, Quinpario Partners, LLC and Quinpario Partners I, LLC.
“Sponsor Contribution” means the contribution by the Sponsor in cash directly or indirectly to Buyer Sub in the form of common equity or preferred equity (having terms reasonably satisfactory to the Arrangers) (the “Permitted Equity”) in an aggregate amount, when taken together with the fair market value of all Permitted Equity rolled over, issued directly or indirectly to, or otherwise acquired directly or indirectly by, Management Stockholders (the “Other Equity”), not less than 25% of the sum of (i) the aggregate amount of the Initial Term Loans, Revolving Credit Loans and Second Lien Term Loans funded on the Closing Date and (ii) the equity capitalization of Buyer Sub and its Subsidiaries on the Closing Date after giving effect to the Transactions.
“Sponsor Model” shall mean the Sponsor’s financial model delivered in January 2014 and incorporating updates provided in the Company model dated February 3, 2014, used in connection with the syndication of the Facilities.
“Spot Rate” means, for a currency, the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. New York City time on the date two Business Days prior to the date as of which the foreign exchange computation is made (or, if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency, such spot rate from another financial institution as may be designated by the Administrative Agent), provided that for purposes of any calculation of L/C Obligations used in the determination of “Required Lenders”, “Required Class Lenders” or “Required Revolving Credit Lenders” (or the component definitions as used in any of the foregoing) or the Dollar Equivalent of any L/C Disbursement under, or Unreimbursed Amount with respect to, a Letter of Credit denominated in an Approved Alternate Currency, the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made.
“Stated Amount” means, as to any Letter of Credit at any time, the maximum amount available to be drawn thereunder (in each case determined (i) without regard to whether any conditions to drawing thereunder could then be met, (ii) after giving effect to any step-up or increase in the maximum amount to be made available under such Letter of Credit after the issuance thereof, regardless of whether or not such step-up or increase has in fact occurred at such time but (iii) after giving effect to all previous drawings made thereunder); provided that the “Stated Amount” of each Letter of Credit denominated in an Approved Alternate Currency shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the applicable Approved Alternate Currency thereunder (determined (i) without regard to whether any conditions to drawing thereunder could then be met, (ii) after giving effect to any step-up or increase in the maximum amount to be made available under such Letter of Credit after the issuance thereof, regardless of whether or not such step-up or increase has in fact occurred at such time but (iii) after giving effect to all previous drawings made thereunder).
“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States (the “Board”) and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Rate Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).
“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents on terms customary for subordinated high yield notes at the time of incurrence or otherwise reasonably acceptable to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means any Guarantor other than the Borrower and the Holdcos.
“Successor Company” has the meaning set forth in Section 7.04(d).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross‑currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark‑to‑market value(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swedish Krona”, “SKr” and “SEK” each means the lawful currency of the Kingdom of Sweden.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means DBNY, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning set forth in Section 2.04(a).
“Swing Line Loan Notice” means a written notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B hereto.
“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C‑3 hereto, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans.
“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Syndication Agent” means Citigroup Global Markets Inc., in its capacity as syndication agent.
“Target Person” has the meaning set forth in Section 7.02.
“Tax Distribution” means any distribution made or permitted to be made pursuant to Section 7.06(h)(iii).
“Tax Group” has the meaning set forth in Section 7.06(h)(iii).
“Taxes” means all present or future taxes, duties, levies, imposts, assessments, withholdings (including backup withholding) or other similar charges imposed by any Governmental Authority including any interest, penalties and additions to tax applicable thereto.
“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and Class and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a) or under any Incremental Amendment, Extension Amendment or Refinancing Amendment.
“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) the incurrence of Replacement Term Loans. The initial amount of each Term Lender’s Commitment is set forth on Schedule 2.01(a) under the caption “Initial Term Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Commitment, as the case may be.
“Term Facility” means (a) prior to the Closing Date, the Initial Term Commitments and (b) thereafter, each Class of Term Loans and/or Term Commitments.
“Term Lender” means, at any time, any Lender that has (a) an Initial Term Commitment, Incremental Term Commitment or Refinancing Term Commitment or (b) a Term Loan at such time.
“Term Loan” means any Initial Term Loan, Extended Term Loan, Incremental Term Loan, Refinancing Term Loan or Replacement Term Loan, as the context may require.
“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).
“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).
“Term Loan Increase” has the meaning set forth in Section 2.14(a).
“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C‑1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination.
“Third Amendment” means that certain Third Amendment to First Lien Credit Agreement, dated as of June 14, 2018, among the Borrower, the Guarantors, the various Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.
“Third Amendment Effective Date” means the Third Amendment Effective Date as defined in the Third Amendment.
“Threshold Amount” means $20,000,000.
“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Transaction Expenses” means any fees or expenses incurred or paid by the Sponsor, Holdings, Intermediate Holdings, the Borrower or any of their respective Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the Acquisition and other related transactions contemplated by the Acquisition Agreement, (b) the Equity Contribution, (c) the funding of the Initial Term Loans and the issuance of Letters of Credit to backstop or replace existing letters of credit on the Closing Date and the execution and delivery of the Loan Documents to be entered into on the Closing Date, (d) the funding of the Second Lien Term Loans under the Second Lien Credit Agreement on the Closing Date and the execution and delivery of the Second Lien Loan Documents to be entered into on the Closing Date, (e) the Refinancing and (f) the payment of Transaction Expenses earned, due and payable on the Closing Date.
“Transferred Guarantor” has the meaning set forth in Section 11.09.
“Transformative Acquisition” shall mean any acquisition by Holdings, the Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“Treasury Services Agreement” means any agreement between the Borrower or any Subsidiary Guarantor and any Hedge Bank relating to Cash Management Services, to the extent designated by the Borrower and such Hedge Bank as a “Treasury Services Agreement” in writing to the Administrative Agent. The designation of any Treasury Services Agreement shall not create in favor of such Hedge Bank any rights in connection with the management or release of Collateral or of the obligations of any Guarantor under the Loan Documents.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“Uniform Commercial Code” or “UCC” means (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it applies to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the Closing Date. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such Section reference shall be deemed to be references to the comparable Section in such amended or other Uniform Commercial Code.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(e)(ii)(C) and is in substantially the form of Exhibit H hereto.
“Unreimbursed Amount” means, at any time, with respect to any Letter of Credit, any L/C Disbursement with respect to such Letter of Credit (taking the Dollar Equivalent of any such L/C Disbursement made in a currency other than Dollars) that has not yet been reimbursed by or on behalf of the Borrower at such time.
“Unrestricted Subsidiary” means (i) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date and (ii) each Subsidiary formed or acquired by an existing Unrestricted Subsidiary previously designated by the Borrower as provided in preceding clause (i).
“Upfront Fee” has the meaning set forth in Section 2.09(c).
“USA Patriot Act” means the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law October 26, 2001) (as amended from time to time).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one‑twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)    The term “including” is by way of example and not limitation.
(e)    The word “or” is not exclusive.
(f)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(g)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(h)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)    For purposes of determining compliance with any Section of Article VII at any time, in the event that any Lien (other than Liens securing Indebtedness of the types described in clauses (v) through (z) of the proviso appearing in the last paragraph of Section 7.03, which shall at all times be deemed to be incurred in reliance on the applicable express exception therefor in Section 7.01), Investment, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.
(j)    All references to “knowledge” of any Loan Party or a Restricted Subsidiary of Holdings means the actual knowledge of a Responsible Officer.
(k)    The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(l)    All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(m)    The word “will” shall be construed to have the same meaning and effect as the word “shall.”
Section 1.03    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, (a) any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall not be treated as Indebtedness, Attributable Indebtedness or as a Capitalized Lease and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in GAAP after the Closing Date and (b) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) or (ii) any election under Financial Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of a Holdco, the Borrower or any Subsidiary at “fair value” as defined therein.
Section 1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.05    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, refinancings, restatements, renewals, restructurings, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
Section 1.08    Cumulative Credit Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

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Section 1.09    Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Net Leverage Ratio, Consolidated Total Secured Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in Section 1.09(b), (c) or (d), when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate,” (ii) determining actual quarterly compliance with the financial covenant pursuant to Section 7.11 (and not compliance on a Pro Forma Basis for purposes of testing the permissibility of a transaction hereunder), (iii) the definition of “Applicable ECF Percentage” and (iv) determining the availability of the “free and clear” basket for the incurrence of Incremental Loans and/or Incremental Equivalent Debt under Section 2.14(d)(iv)(A), the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of Holdings are available (as determined in good faith by the Borrower); provided that, the provisions of this sentence shall not apply for purposes of calculating the Consolidated First Lien Net Leverage Ratio for purposes of (1) the definition of “Applicable Rate,” (2) the definition of “Applicable ECF Percentage”, (3) determining the availability of the “free and clear” basket for the incurrence of Incremental Loans and/or Incremental Equivalent Debt under Section 2.14(d)(iv)(A) and (4) determining actual quarterly compliance with Section 7.11 (and not compliance on a Pro Forma Basis for purposes of testing the permissibility of a transaction hereunder), as applicable, each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.
(b)    For purposes of calculating any financial ratio or test, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.09(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 1.09(a), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day (or, in case of the determination of Total Assets, the last day) of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.
(c)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of “run‑rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and “run‑rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects

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thereof are expected to be realized relating to such Specified Transaction; provided that such amounts are (A) reasonably supportable and quantifiable in the good faith judgment of the Borrower, (B) reasonably anticipated to be realized not later than twenty‑four (24) months after the date of such Specified Transaction, and (C) no amounts shall be added pursuant to this Section 1.09(c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period.
(d)    In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i)  during the applicable Test Period or (ii) subject to Section 1.09(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.
(e)    At any time prior to June 30, 2014, any provision requiring the compliance with Section 7.11 on a Pro Forma Basis shall be made assuming that compliance with the Consolidated First Lien Net Leverage Ratio set forth in Section 7.11 for the Test Period ending on June 30, 2014 is required with respect to the most recent Test Period prior to such time.
Section 1.10    Exchange Rates; Currency. (a) For purposes of determining compliance with Article VII with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).
(b)        The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of L/C Obligations relating to Letters of Credit denominated in Approved Alternate Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.
(c)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the (i) adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro or (ii) a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
Section 1.11    Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
Article II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01    The Loans.
(a)    Term Borrowings. Subject to the terms and conditions expressly set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date one or more Term

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Borrowings of Initial Term Loans denominated in Dollars in an aggregate amount not to exceed at any time outstanding the amount of such Term Lender’s Initial Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be re‑borrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(b)    Revolving Credit Borrowings. Subject to the terms and conditions expressly set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Dollars to the Borrower pursuant to Section 2.02 (each such loan, together with any loans made pursuant to an Extended Revolving Credit Commitment, Incremental Revolving Loans and Refinancing Revolving Credit Loans, a “Revolving Credit Loan”) from time to time, on any Business Day during the period from the Closing Date until the Maturity Date with respect to its Revolving Credit Commitment, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and re‑borrow under this Section 2.01(b), in each case, without premium or penalty (subject to Section 3.05). Subject to Section 2.02(c), Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. For the avoidance of doubt, all Revolving Credit Loans will be made by the Revolving Credit Lenders (including both 2018 Extending Revolving Credit Lenders and Non-Extending Revolving Credit Lenders) in accordance with their Pro Rata Shares (acting as a single Class) until the Maturity Date with respect to the Non-Extended Revolving Credit Commitments; thereafter, all Revolving Credit Loans will be made by the 2018 Extending Revolving Credit Lenders in accordance with their Pro Rata Shares.
Section 2.02    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (1) 12:00 noon New York City time three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (2) 10:00 a.m. New York City time one Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in clause (1) above may be delivered no later than one Business Day prior to the Closing Date in the case of initial Credit Extensions. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery (including via email) to the Administrative Agent of a written Committed Loan Notice (and will not be effective until so confirmed), appropriately completed and signed by a Responsible Officer of the Borrower. Except as otherwise provided in Section 2.14, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof. Except as provided herein, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type

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of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. New York City time on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in BNYM’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than 10 (or such greater amount as may be agreed by the Administrative Agent in its sole discretion) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to a Refinancing

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Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three Interest Periods for each applicable Class so established.
(f)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(g)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent promptly after written demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.03    Letters of Credit.
(a)    The Letter of Credit Commitment. (i)  Subject to the terms and conditions expressly set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or an Approved Alternate Currency for the account of the Borrower (provided that, any Letter of Credit may be for the benefit of any Subsidiary of the Borrower; provided, further, to the extent any such Subsidiary is not a Loan Party, such Letter of Credit shall be deemed an Investment in such Subsidiary and shall only be requested so long as it is permitted under Section 7.02) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit issued by it and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit, or (z) the Letter

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of Credit giving rise to such L/C Credit Extension has a stated expiry date after the Maturity Date with respect to Non-Extended Revolving Credit Commitments and the aggregate stated amount of all Letters of Credit having stated expiry dates after such Maturity Date, when added to the aggregate Revolving Credit Exposure of all 2018 Extending Revolving Credit Lenders (exclusive of L/C Obligations) as of such date, would exceed the aggregate amount of 2018 Extended Revolving Credit Commitments then in effect; provided, further, that notwithstanding anything herein to the contrary, DBNY shall have no obligation to issue trade or commercial Letters of Credit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired, terminated or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.
(ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit and, with respect to clauses (B) and (C) below, shall not issue any Letter of Credit, if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably satisfactory to the L/C Issuer;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date (but not beyond the Maturity Date with respect to the 2018 Extended Revolving Credit Commitments), unless the L/C Issuer thereof has approved such expiration date and such Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably satisfactory to the L/C Issuer;
(D)    the issuance of such Letter of Credit would violate any policies of the L/C Issuer applicable to letters of credit generally;
(E)    unless otherwise agreed to by the L/C Issuer, such Letter of Credit is in an initial amount less than $50,000 (for this purpose, taking the Dollar Equivalent of any Letter of Credit issued in an Approved Alternate Currency);
(F)    any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash

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Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(G)    the expiry date of such requested Letter of Credit would occur (i) after the Maturity Date with respect to the Non-Extended Revolving Credit Commitments, unless all of the Revolving Credit Lenders have approved such expiry date or unless the Non-Extending Revolving Credit Lenders cease to hold a participation in, and to be obligated in any manner to reimburse or otherwise indemnify the relevant L/C Issuer for any amounts drawn under, such Letter of Credit after the Maturity Date with respect to the Non-Extended Revolving Credit Commitments, except in the circumstances contemplated by Section 2.06(d) or (ii) after the Maturity Date with respect to the 2018 Extended Revolving Credit Commitments, unless all Revolving Credit Lenders have approved such expiry date or unless the Revolving Credit Lenders cease to hold a participation in, and to be obligated in any manner to reimburse or otherwise indemnify the relevant L/C Issuer for any amounts drawn under, such Letter of Credit and the relevant L/C Issuer has approved such expiry date.
(iii)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Application (and any other document, agreement or instrument entered into by such L/C Issuer and the Borrower or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto‑Extension Letters of Credit. (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. New York City time at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the currency in which such Letter of Credit is to be denominated (which shall be Dollars or an Approved Alternate Currency); (d) the expiry date thereof; (e) the name and address of the beneficiary thereof; (f) the documents to be presented by such beneficiary in case of any drawing thereunder; (g) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (h) such other matters as the relevant L/C Issuer may reasonably request. In the

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case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
(ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the Stated Amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application with respect to any standby Letter of Credit, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto‑Extension Letter of Credit”); provided that any such Auto‑Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit and in no event extending beyond the Letter of Credit Expiration Date unless (1) each Appropriate Lender has approved such expiration date or (2) the L/C Issuer has approved such expiration date and the Outstanding Amount of L/C Obligations in respect of such Letter of Credit have been Cash Collateralized or backstopped in a manner reasonably acceptable to the Administrative Agent and the applicable L/C Issuer; provided that in no event shall a Letter of Credit extend beyond one year after the Letter of Credit Expiration Date) by giving prior notice to the beneficiary thereof not later than a day (the “Non‑Extension Notice Date”) in each such 12‑month period to be mutually agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto‑Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date, unless otherwise agreed upon by the Administrative Agent and the relevant L/C Issuer; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non‑Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or waived.
(iv)    Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations. (i). Upon receipt from the beneficiary of any Letter of Credit of any notice of an L/C Disbursement under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof.

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Not later than 11:00 a.m. New York City time, on the first Business Day immediately following any L/C Disbursement by an L/C Issuer under a Letter of Credit with written notice to the Borrower (each such date, an “Honor Date”), the Borrower shall directly reimburse to such L/C Issuer in an amount equal to the amount of such L/C Disbursement (for this purpose, taking the Dollar Equivalent of any such L/C Disbursement made in an Approved Alternate Currency) in Dollars; provided that if such reimbursement is not made on the date of the making of such L/C Disbursement, the Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to Base Rate Loans (without duplication of interest payable on L/C Borrowings). The L/C Issuer shall notify the Borrower in writing of the amount of the L/C Disbursement (taking the Dollar Equivalent of any such L/C Disbursement made in an Approved Alternate Currency) promptly following the determination thereof. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. New York City time on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in Dollars in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on written demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by

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this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount in Dollars with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) of the amount received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent in Dollars, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or

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any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor‑in‑possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any exchange, release or non‑perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party (other than payment in cash or performance in full);
provided that the foregoing in clauses (i) through (vi) shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s (or its Related Parties’) gross negligence, bad faith or willful misconduct as determined in a final and non‑appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(f)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent‑Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non‑appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent‑Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower

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proves were caused by such L/C Issuer’s (or its Related Parties’) willful misconduct, bad faith or gross negligence or such L/C Issuer’s (or its Related Parties’) willful misconduct, bad faith or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non‑appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Cash Collateral. (i) If, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(a)(iii) or (iii) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all of its L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be, and shall do so not later than 2:00 p.m. New York City time on (x) in the case of the immediately preceding clauses (i) through (iii), the next Business Day following the Business Day that the Borrower receives written notice thereof, and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, promptly upon the written request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (solely after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances in Dollars (or if requested by the Administrative Agent in the case of any Letter of Credit denominated in an Approved Alternate Currency, such Approved Alternate Currency) (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents (for the benefit of the Borrower). If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, promptly following written demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount in Dollars (or if requested by the Administrative Agent in the case of any Letter of Credit denominated in an Approved Alternate Currency, such Approved Alternate Currency) equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit

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as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be promptly refunded to the Borrower. If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or Liens described above, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly following written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Administrative Agent shall be under no obligation to invest the Cash Collateral in Cash Equivalents unless it receives a written direction from the Borrower directing and authorizing the relevant investment. The Administrative Agent shall not in any way be held liable for the selection of Cash Equivalents, for determining whether an investment constitutes a Cash Equivalent or by reason of any insufficiency in the Cash Collateral resulting from any loss on any Cash Equivalent included therein. In addition, the Administrative Agent shall not have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Borrower to provide timely written investment direction.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender for the applicable Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit at a rate per annum equal to the Applicable Rate times the daily Stated Amount of such Letter of Credit; provided that (x) if any portion of a Defaulting Lender’s Pro Rata Share of any Letter of Credit is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders pursuant to Section 2.17(a)(iv), then the Borrower shall not be required to pay a Letter of Credit fee to such Defaulting Lender with respect to such portion of such Defaulting Lender’s Pro Rata Share so long as it is Cash Collateralized by the Borrower or reallocated to the other Revolving Credit Lenders, but such Letter of Credit fee shall instead be payable to such other Revolving Credit Lenders in accordance with their Pro Rata Share of such reallocated amount, and (y) if any portion of a Defaulting Lender’s Pro Rata Share is not Cash Collateralized or reallocated pursuant to Section 2.17(a)(iv), then the Letter of Credit fee with respect to such Defaulting Lender’s Pro Rata Share shall be payable to the applicable L/C Issuer until such Pro Rata Share is Cash Collateralized or reallocated or such Lender ceases to be a Defaulting Lender. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December (commencing with the first such date to occur after the issuance of such Letter of Credit), on the Maturity Date for the Non-Extended Revolving Credit Commitments (with respect to fees accrued for the accounts of the Non-Extending Revolving Credit Lenders), on each other Letter of Credit Expiration Date (with respect to the fees accrued for the account of the Revolving Credit Lenders under the applicable Revolving Credit Facility then maturing) and thereafter on written demand. If there is any change in the Applicable Rate during any quarter, the daily Stated Amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each

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Letter of Credit issued by it for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit at a rate equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable L/C Issuer) of the Stated Amount of such Letter of Credit or such lesser fee as may be agreed with such L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and thereafter on written demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued by it the customary and reasonable issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 10 days of demand and are nonrefundable.
(j)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)    Addition of an L/C Issuer. A consenting Revolving Credit Lender reasonably acceptable to the Borrower may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
(l)    Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower or the Existing L/C Issuer.
(m)    [Reserved]
(n)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the benefit of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit on behalf of Subsidiaries, inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(o)    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit at such time.
(p)    Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the face amount of each Letter of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request) and the currency in which such Letter of Credit is denominated, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the face amount of each Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension and the currency in which each such Letter of Credit is denominated (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement (and the applicable currency in which such L/C Disbursement is made) and (iv) on any Business Day on

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which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure (stated in the applicable currency).
Section 2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, DBNY, in its capacity as Swing Line Lender agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date with respect to the 2018 Extended Revolving Credit Commitments (or, if any Revolving Credit Facility is added after the Third Amendment Effective Date, the Maturity Date thereof) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and re‑borrow under this Section 2.04 without premium or penalty (subject to Section 3.05). Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:30 p.m. New York City time on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000 (and any amount in excess of $250,000 shall be an integral multiple of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. New York City time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or waived, then, subject to the terms and conditions

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hereof, the Swing Line Lender will, not later than 5:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (solely after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.
(c)    Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. New York City time on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be

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absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(g)    [Reserved]
Section 2.05    Prepayments.
(a)    Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty (except as expressly set forth in Section 2.09(d)); provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. New York City time (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) one Business Day prior to the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative

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Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, unless rescinded pursuant to clause (iii) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.
(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:30 p.m. New York City time on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, unless rescinded, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or Section 2.05(a)(ii) by notice to the Administrative Agent if such prepayment would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of another event, which refinancing or event shall not be consummated or shall otherwise be delayed.
(iv)    Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity); provided that any voluntary prepayment of any Class of Term Loans pursuant to Section 2.05(a)(v) shall be applied on a ratable basis to reduce the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) (for this purpose, using the par value of the aggregate principal amount of such Term Loans so prepaid).
(v)    Notwithstanding anything in any Loan Document to the contrary, in addition to the terms set forth in Sections 2.05(a)(i) and 10.07, so long as (x) no Event of Default has occurred and is continuing and (y) no proceeds of Revolving Credit Loans or Swing Line Loans are used for this purpose, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) without premium or penalty on the following basis:
(A)    Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v) and without premium or penalty (except as provided in Section 2.09(d)).

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(B)    (1) Any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discount Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded, each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Specified Discount Prepayment Response Date”).
(2)    Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)    If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this Section 2.05(a)(v)(B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any

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case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(J) below).
(C)    (1) Any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded, each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

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(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this Section 2.05(a)(v)(C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).
(3)    If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes

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absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(J) below).
(D)    (1) Any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such later notice specified therein); provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) unless rescinded, each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2)    The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the fifth Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and

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Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within five Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro‑rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this Section 2.05(a)(v)(D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (with the consent of such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date

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in accordance with Section 2.05(a)(v)(F) below (subject to Section 2.05(a)(v)(J) below).
(E)    In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.
(F)    If any Term Loan is prepaid in accordance with Sections 2.05(a)(v)(B) through 2.05(a)(v)(D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. New York City time on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans being prepaid on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), each Lender participating in any prepayment described in this Section 2.05(a)(v) acknowledges and agrees that in connection therewith, (1) the Borrower or any Company Party then may have, and later may come into possession of, information regarding the Borrower, the Sponsor and their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including Material Non‑Public Information) (“Excluded Information”), (2) such Lender has independently and, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Company Parties or Sponsor or any of their respective Affiliates shall be required to make any representation that it is not in possession of Excluded Information and all parties to the relevant transaction shall render customary “big boy” disclaimer letters, and (4) none of the Borrower, its Subsidiaries, the Administrative Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, its Subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.
(G)    To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

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(H)    [Reserved].
(I)    Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.
(J)    Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discount Prepayment Response Date, as applicable (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(vi)    In connection with any prepayment pursuant to this Section 2.05(a) which constitutes a Repricing Event that is consummated in respect of all or any portion of the Initial Term Loans on or prior to the twelve month anniversary of the Closing Date, the Borrower shall pay to each Term Lender the fee required by Section 2.09(d).
(b)    Mandatory.
(i)    Within five Business Days after financial statements are required to have been delivered pursuant to Section 6.01(a) (commencing with the first full fiscal year ended December 31, 2015) and the related Compliance Certificate is required to have been delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to the sum of (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus, without duplication of any amount deducted from Consolidated Net Income in calculating Excess Cash Flow for such period, (B) the sum of (1) all voluntary prepayments of Term Loans made during such fiscal year pursuant to Section 2.05(a)(v), in an amount equal to the discounted amount actually paid in cash in respect of the principal amount of such Term Loans during such fiscal year or, without duplication across periods, after year‑end and prior to when such Excess Cash Flow prepayment is due, (2) all other voluntary prepayments of Term Loans made pursuant to Section 2.05(a) during such fiscal year or, without duplication across periods, after year‑end and prior to when such Excess Cash Flow prepayment is due, (3) all voluntary prepayments of Revolving Credit Loans, Extended Revolving Credit Loans, Refinancing Revolving Credit Loans and Incremental Revolving Loans during such fiscal year or, without duplication across periods, after year‑end and prior to when such Excess Cash Flow prepayment is due, to the extent the Initial Revolving Credit Commitments, Extended Revolving Credit Commitments, Refinancing Revolving Credit Commitments and/or Incremental Revolving Credit Commitments, as the case may be, are permanently reduced by the amount of such payments and (4) the amount equal to all payments in cash paid by the Borrower in connection with the buyback of Term Loans pursuant to Section 10.07(l)(x) during such fiscal year or after year‑end and prior to when such Excess Cash Flow prepayment is due and (5) all

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voluntary prepayments of Revolving Credit Loans (if any) incurred on the Closing Date to finance any upfront fees implemented pursuant to the “market flex” provisions of the Fee Letter, in the case of each of the immediately preceding clauses (1), (2), (3), (4) and (5), except to the extent such prepayments are funded with long‑term Indebtedness (other than Revolving Credit Loans); provided that, to the extent any deduction is made pursuant to the foregoing clauses (1), (2), (3) and (4) after year‑end and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding fiscal year.
(ii)    If (1) the Borrower or any Restricted Subsidiary of the Borrower Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05(a), (b), (c), (d), (e), (f), (g), (h), (i), (l), (m) (except as set forth in the proviso thereof and except to the extent such property is subject to a Mortgage), (n), (o), (p), (q), (r) and (u)), or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or Restricted Subsidiary of Net Proceeds, subject to Section 2.05(b)(vi), the Borrower shall cause to be prepaid on or prior to the date which is 5 Business Days after the date of the realization or receipt by the Borrower or any Restricted Subsidiary of such Net Proceeds, an aggregate principal amount of Term Loans in an amount equal to 100% of all such Net Proceeds; provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Permitted First Priority Refinancing Debt, Permitted Debt Exchange Notes or Incremental Equivalent Debt (in each case, to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations) and the Permitted Refinancing of any such Indebtedness (to the extent secured by Liens on the Collateral on a pari passu basis with the Obligations), in each case pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of any such Disposition or Casualty Event of, or with respect to, any property or assets constituting Collateral (such Permitted First Priority Refinancing Debt, Permitted Debt Exchange Notes and Incremental Equivalent Debt (and the Permitted Refinancing of any such Indebtedness) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such net proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Other Applicable Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(iii)    If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (A) not permitted to be incurred or issued pursuant to Section 7.03 or (B) that is intended to constitute Credit Agreement Refinancing Indebtedness in respect of any Class of Term Loans, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans (or, in the case of Indebtedness constituting Credit Agreement Refinancing Indebtedness, the applicable Class of Term Loans) in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds. In connection with any prepayment under this Section 2.05(b)(iii) which constitutes a Repricing Event that is consummated in respect of all or any portion of the Initial Term Loans on or prior to the twelve month anniversary of the Closing Date, the Borrower shall pay to each Term Lender the fee required by Section 2.09(d).

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(iv)    If for any reason the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations at any time exceeds the aggregate Revolving Credit Commitments then in effect (including as a result of the termination of the Non-Extended Revolving Credit Commitments on the Maturity Date thereof), the Borrower shall promptly prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount of L/C Obligations exceeds the aggregate Revolving Credit Commitments then in effect. If for any reason, at any time during the five (5) Business Day period immediately preceding the Maturity Date for the Non-Extended Revolving Credit Commitments, (x) the Non-Extending Revolving Credit Lenders’ Allocable Revolving Share of the Revolving Credit Exposure attributable to L/C Obligations and Swing Line Obligations exceeds (y) the amount of the 2018 Extended Revolving Credit Commitments minus the 2018 Extending Revolving Credit Lenders’ Allocable Revolving Share of the total Revolving Credit Exposure at such time, then the Borrower shall promptly repay or cause to be promptly repaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount necessary to eliminate such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this sentence unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such excess has not been eliminated.
(v)    Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any Excess Cash Flow attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent documents, including as a result of minority ownership (so long as such restrictions were not implemented for the purpose of avoiding such mandatory prepayment requirements), an amount equal to the portion of such Foreign Subsidiary Excess Cash Flow that would be so affected were the Borrower to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law or applicable material constituent documents would not otherwise permit repatriation to the United States (Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries hereby agree to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation, even if the Borrower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Foreign Subsidiary Excess Cash Flow will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Foreign Subsidiary Excess Cash Flow is permissible under the applicable local law or applicable material constituent documents (even if such cash is actually not repatriated), an amount equal to the amount of the Foreign Subsidiary Excess Cash Flow that could be repatriated will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of an amount equal to the additional taxes of the Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any Foreign Subsidiary Excess Cash Flow would have adverse tax cost consequences (including the imposition of withholding Taxes), an amount equal to such Foreign Subsidiary Excess Cash Flow that would be so affected will not be subject to repayment under this Section 2.05; provided that in the case of each of clauses (i) and (ii), such nonpayment shall not constitute an Event of Default (and such amounts shall be available for working capital purposes of the Borrower and the Restricted Subsidiaries, in each case, subject to the prepayment provisions in this Section 2.05(b)(v)); provided, further, that (A) for purposes of this Section 2.05, Excess Cash Flow shall be deemed allocable to each Foreign Subsidiary, with respect to any period,

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in an amount equal to (i) the Consolidated EBITDA of such Foreign Subsidiary for such period, divided by (ii) the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (it being understood and agreed for the avoidance of doubt that such allocation shall exclude any reduction from interest and principal payments in respect of the Obligations) and (B) the Borrower and its Restricted Subsidiaries shall be entitled to reduce Excess Cash Flow owed to the Lenders pursuant to Section 2.05(b)(i) in respect of any Excess Cash Flow Period by the aggregate amount of Excess Cash Flow attributable to Foreign Subsidiaries subject to the limitations and restrictions described above in this Section 2.05(b)(v) for such Excess Cash Flow Period.
(vi)    Notwithstanding any other provisions of this Section 2.05, (i) to the extent that the repatriation to the United States of any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or the Net Proceeds of any Casualty Event incurred by a Foreign Subsidiary (“Foreign Casualty Event”) would be (x) prohibited or delayed by applicable local law or (y) restricted by applicable material constituent documents, including as a result of minority ownership (so long as such restrictions were not implemented for the purpose of avoiding such mandatory prepayment requirements), an amount equal to the Net Proceeds that would be so affected were the Borrower to attempt to repatriate such cash will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 so long, but only so long, as the applicable local law or applicable material constituent documents would not otherwise permit repatriation to the United States (Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries hereby agree to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation, even if the Borrower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Net Proceeds will otherwise be subject to repayment under this Section 2.05), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Proceeds is permissible under the applicable local law or applicable material constituent documents, even if such cash is not actually repatriated at such time, an amount equal to the amount of the Net Proceeds will be promptly (and in any event not later than five Business Days) applied (net of an amount equal to the additional taxes of the Borrower, its Subsidiaries and the direct and indirect holders of Equity Interests in the Borrower that would be payable or reserved against and any additional costs that would be incurred as a result of a repatriation, whether or not a repatriation actually occurs) by the Borrower to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Casualty Event would have adverse tax cost consequences (including the imposition of withholding Taxes) with respect to such Net Proceeds, an amount equal to such Net Proceeds that would be so affected will not be subject to repayment under this Section 2.05; provided, that in the case of each of clauses (i) and (ii), such nonpayment shall not constitute an Event of Default (and such amounts shall be available for working capital purposes of the Borrower and the Restricted Subsidiaries, subject to the prepayment provisions in this Section 2.05(b)(vi)). For the avoidance of doubt, nothing in this Section 2.05 shall require the Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).
(vii)    Except as otherwise provided in any Refinancing Amendment, Extension Amendment or any Incremental Amendment or as otherwise provided herein, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of such prepayment in direct

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order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.
(viii)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. New York City time one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided, however, in no event may the proceeds of any Credit Agreement Refinancing Indebtedness be rejected. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the lenders under the Second Lien Term Facility on a pro rata basis in accordance with the amounts of the Second Lien Term Loans of such lender (and each lender under the Second Lien Term Facility shall have the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such lenders under the Second Lien Term Facility elect to decline their Pro Rata Share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower.
(c)    Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.
Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.
Section 2.06    Termination or Reduction of Commitments.

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(a)    Optional. The Borrower may, upon written notice to the Administrative Agent, subject to Section 2.05(b)(iv), terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000, or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the aggregate amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all or any portion of the applicable Class or occurrence of other event, which refinancing or other event shall not be consummated or otherwise shall be delayed.
(b)    Mandatory. The Initial Term Commitments of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Term Loans to be made by such Term Lender on the Closing Date. The Revolving Credit Commitments of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date applicable to such Revolving Credit Commitments.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under Section 2.06(a) or (d) or Section 3.07. Except as provided in Section 2.06(d), upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments of a given Class (or, in the case of the Non-Extended Revolving Credit Commitments, the termination thereof) shall be paid on the effective date of such termination.
(d)    Termination of the Non-Extended Revolving Credit Commitments. On the Maturity Date of the Non-Extended Revolving Credit Commitments, the Non-Extended Revolving Credit Commitments will terminate and the Non-Extending Revolving Credit Lenders will have no further obligation to make Revolving Credit Loans, fund L/C Advances pursuant to Section 2.03(c) or purchase or fund Swing Line Loans pursuant to Section 2.04(c); provided that (x) the foregoing will not release any Non-Extending Revolving Credit Lender from any such obligation to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that was required to be performed on or prior to the Maturity Date of the Non-Extended Revolving Credit Commitments and (y) the foregoing will not release any such Non-Extending Revolving Credit Lender from any such obligation to fund its portion of L/C Advances or participations in Swing Line Loans if on such Maturity Date any Specified Default or event, act or condition which with notice or lapse of time or both would constitute a Specified Default exists until such Specified Default or event, act or condition ceases to exist. Unless clause (y) of the proviso in the immediately preceding sentence is applicable, on the Maturity Date with respect to Non-Extended Revolving Credit Commitments, all outstanding Swing Line Loans and L/C Advances shall be deemed to be outstanding with respect to (and reallocated under) the 2018 Extended Revolving Credit Commitments and the Pro Rata Shares of the Revolving Credit Lenders shall be determined to give effect to the termination of the Non-Extended Revolving Credit Commitments (in each case, so long as after giving effect to such reallocation, the Revolving Credit Exposure of each 2018 Extending Revolving Credit Lender does not exceed such 2018 Extending Revolving

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Credit Lender’s 2018 Extended Revolving Credit Commitment). On and after the Maturity Date of the Non-Extended Revolving Credit Commitments, the 2018 Extending Revolving Credit Lenders (and so long as clause (y) of the proviso in the second preceding sentence is applicable, the Non-Extended Revolving Credit Lenders) will be required, in accordance with their Pro Rata Shares, to fund L/C Advances pursuant to Section 2.03(c) in respect of Unreimbursed Amounts arising on or after such date and fund participations in Swing Line Loans at the request of the Swing Line Lender on and after such time, regardless of whether any Default existed on the Maturity Date with respect to the Non-Extended Revolving Credit Commitments; provided that the Revolving Credit Exposure of each 2018 Extending Revolving Credit Lender does not exceed such Lender’s 2018 Extended Revolving Credit Commitment. In the event that a Specified Default or event, act or condition which with the notice or lapse of time or both would constitute a Specified Default exists on the Maturity Date with respect to Non-Extended Revolving Credit Commitments, until such Specified Default or event, act or condition ceases to exist, for purposes of determining a Revolving Credit Lenders’ Pro Rata Share for purposes of Sections 2.03(c) and 2.04 and its Allocable Revolving Share for purposes of Section 2.03(h), such Non-Extended Revolving Credit Lender’s Revolving Credit Commitment shall be deemed to be the Revolving Credit Commitment of such Lender immediately prior to the termination thereof on the Maturity Date.
Section 2.07    Repayment of Loans.
(a)    Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December, commencing with the second full fiscal quarter after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or Section 10.07 to the extent such Indebtedness is cancelled) and (B) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that the amount of any such payment set forth above shall be adjusted to account for the addition of any Extended Term Loans or Incremental Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Initial Term Loans that were converted in connection with the incurrence of such Extended Term Loans and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment involving a Term Loan Increase.
(b)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the Maturity Date with respect to the Non-Extended Revolving Credit Commitments, the aggregate principal amount of all of the Non-Extended Revolving Credit Loans outstanding on such date, (ii) on the Maturity Date with respect to the 2018 Extended Revolving Credit Commitments, the aggregate principal amount of all of the 2018 Extended Revolving Credit Loans outstanding on such date and (iii) on the Maturity Date with respect to any other Class of Revolving Credit Commitments, the aggregate principal amount of all of the Revolving Credit Loans of such Class outstanding on such date.
(c)    Swing Line Loans. The Borrower shall repay the aggregate principal amount of its Swing Line Loans on the earlier to occur of (i) the date that is five Business Days after such Swing Line Loan is made and (ii) the Maturity Date with respect to the 2018 Extended Revolving Credit Commitments (or, if any Revolving Credit Facility is added after the Third Amendment Effective Date, the Maturity Date thereof).

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Section 2.08    Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate, for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.
(b)    During the continuance of a Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon written demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09    Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Rate with respect to commitment fees for such Revolving Credit Facility times the actual daily amount by which the aggregate Revolving Credit Commitments for such Revolving Credit Facility exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Revolving Credit Facility plus (B) the Outstanding Amount of L/C Obligations for such Revolving Credit Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for such Revolving Credit Facility (or, in the case of the Non-Extended Revolving Credit Commitments and the 2018 Extended Revolving Credit Commitments, the applicable Maturity Date therefor), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable in Dollars quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for such Revolving Credit Facility (or, in the case of the Non-Extended Revolving Credit Commitments and the 2018 Extended Revolving Credit Commitments, the applicable Maturity Date therefor). The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

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(b)    Other Fees. The Borrower shall pay to the Agents such fees (including, but not limited to, administrative agent fees) as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
(c)    Upfront Fees. The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Initial Term Loan and making of such Lender’s Revolving Credit Commitment on the Closing Date, an upfront fee (the “Upfront Fee”) in an amount equal to (x) 1.00% of the stated principal amount of such Term Lender’s Initial Term Loan made on the Closing Date and (y) 0.50% of the principal amount of such Lender’s Revolving Credit Commitment on the Closing Date . Such Upfront Fee will be in all respects fully earned, due and payable on the Closing Date and non‑refundable and non‑creditable thereafter and, in the case of the Initial Term Loans, such Upfront Fee shall be netted against the Initial Term Loans made by such Term Lender.
(d)    Prepayment Premium. In connection with any Repricing Event that is consummated in respect of all or any portion of the Initial Term Loans on or prior to the twelve month anniversary of the Closing Date, the Borrower shall pay to each Term Lender a fee equal to 1.0% of the aggregate principal amount of the Initial Term Loans of such Term Lender subject to such Repricing Event.
Section 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined in accordance with clause (b) of the definition thereof shall be made on the basis of a year of 365 days, or 366 days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360‑day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11    Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for this purpose as a non‑fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and,

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in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
Section 2.12    Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. New York City time on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. New York City time shall in each case be deemed received (in the Administrative Agent’s sole discretion) on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)    if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

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(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

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(h)    Amounts to be applied to the prepayment of Term Loans in connection with any mandatory prepayments by the Borrower of the Term Loans of a given Class pursuant to Section 2.05(b) shall be applied, as applicable, on a pro rata basis to the then outstanding Term Loans of such Class being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurocurrency Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Eurocurrency Rate Loans.
Section 2.13    Sharing of Payments. If, other than as provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase (in Dollars) from the other Lenders such participations in the Loans made by them and/or such sub‑participations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement, the Borrower may extend the final maturity of Term Loans and/or Revolving Credit Commitments in connection with an Extension that is permitted under Section 2.16 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (i) shall constitute a payment or prepayment of any Term Loans or Revolving Credit Loans, as applicable, for purposes of this Section 2.13 or (ii) shall reduce the amount of any scheduled amortization payment due under Section 2.07(a), except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Amendment) without giving rise to any violation of this Section 2.13 or any other provision of

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this Agreement. Furthermore, the Borrower may take all actions contemplated by Section 2.16 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments), and in each case such actions shall be permitted, and the differing payments contemplated therein shall be permitted without giving rise to any violation of this Section 2.13 or any other provision of this Agreement.
Section 2.14    Incremental Credit Extensions.
(a)    Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Request”), request (i) one or more new commitments which may be in the same Facility as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans under this Agreement (collectively with any Term Loan Increase, the “Incremental Term Commitments”), and/or (ii) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments under this Agreement (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)    Incremental Loans. Any Incremental Term Loans or Incremental Revolving Credit Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans (excluding, for the avoidance of doubt, through any Term Loan Increase) made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.
(c)    Incremental Request. Each Incremental Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an

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“Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent and, in the case of Incremental Revolving Credit Commitments, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitment to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(k) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Initial Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments.
(d)    Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date of such Incremental Amendment (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)    (x) if the proceeds of such Indebtedness are being used to finance a Permitted Acquisition or Investment permitted hereunder, no Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing or would exist after giving effect to such Indebtedness, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Indebtedness;
(ii)    [Reserved];
(iii)    each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in clause (iv) below) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $2,500,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $2,500,000 if such amount represents all remaining availability under the limit set forth in clause (iv) below); and
(iv)    the aggregate amount of the Incremental Term Loans, the Incremental Revolving Credit Commitments and the Incremental Equivalent Debt shall not exceed an amount equal to (A) if (and only if) the Consolidated First Lien Net Leverage Ratio is less than or equal to 4.00 to 1.00 as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (determined on a Pro Forma Basis in accordance with Section 1.09 on the applicable Incremental Facility Closing Date), $40,000,000 minus, the aggregate principal amount of any Second Lien Incremental Term Loans and any Second Lien Incremental Equivalent Debt incurred or issued in reliance on Section 2.14(d)(iv)(A) of the Second Lien Credit Agreement (or any equivalent provision of a Second Lien Credit Agreement designated as such in connection with a Permitted Refinancing thereof), plus (B) up to an additional amount of Incremental Term Loans, Incremental Revolving Credit Commitments and/or Incremental Equivalent Debt, so long as, in the case of this clause (B) only, (x) if such Indebtedness is to be secured on a pari passu basis as to security with the Obligations, the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09 and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than 3.75 to 1.00 as of the last day of the most recently ended Test Period for which financial statements are internally available, determined on the applicable Incremental Facility Closing Date, after giving effect to

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any such incurrence or issuance on a Pro Forma Basis, and, in each case, with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder and treating all refinancing Indebtedness in respect of such Indebtedness that is unsecured or secured on a junior lien basis to the Term Loans as at all times being secured on a first priority basis) (unless the Borrower complies with the Consolidated Total Net Leverage Ratio described in succeeding clause (z) or the Consolidated Total Secured Net Leverage Ratio described in succeeding clause (y), as the case may be, at the time of the incurrence of such refinancing Indebtedness), (y) in the case of Incremental Equivalent Debt that is secured on a junior basis to the Obligations, the Consolidated Total Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09 and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than 4.50 to 1.00 as of the last day of the most recently ended Test Period for which financial statements are internally available, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a Pro Forma Basis and, in each case, treating all refinancing Indebtedness in respect of such Indebtedness that is unsecured as at all times being secured on a junior Lien basis to the Facilities (unless the Borrower complies with the Consolidated Total Net Leverage Ratio described in succeeding clause (z) at the time of the incurrence of such refinancing Indebtedness) and (z) in the case of Incremental Equivalent Debt that is unsecured, the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09 and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no more than 5.50 to 1.00 as of the last day of the most recently ended Test Period for which financial statements are internally available, determined on the applicable Incremental Facility Closing Date, after giving effect to any such incurrence or issuance on a Pro Forma Basis, plus (C) an amount equal to the sum of (i) all voluntary prepayments or repurchases of Term Loans made pursuant to Section 2.05(a) or Section 10.07(l)(x) (other than Incremental Term Loans incurred in reliance on preceding clause (B)) and (ii) all permanent voluntary reductions or terminations of Revolving Credit Commitments and Incremental Revolving Credit Commitments (other than Incremental Revolving Credit Commitments obtained in reliance on preceding clause (B)) pursuant to Section 2.06(a) except to the extent, in each case, financed with long term Indebtedness (other than Revolving Credit Loans).
(e)    Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class, except as otherwise set forth herein, shall be as agreed between the Borrower and the applicable Incremental Lenders or lenders providing such Incremental Commitments, as applicable; provided that in no event will any Incremental Term Loans be permitted to be voluntarily or mandatorily prepaid prior to the repayment in full of the Initial Term Loans, unless accompanied by at least a ratable payment of the Initial Term Loans (provided that (x) any Refinancing Amendment, Extension Amendment or Incremental Amendment may provide that the applicable Incremental Lenders or lenders providing such Incremental Commitments, as applicable, shall receive a less than ratable payment and (y) the foregoing shall not be construed to prohibit a prepayment of a given Class of Incremental Term Loans (without an accompanying prepayment of Initial Term Loans) in connection a Permitted Repricing Amendment for, or the incurrence of Replacement Term Loans to refinance, such Incremental Term Loans). In any event:
(i)    the Incremental Term Loans (except as otherwise specified below in this clause (i) or in clause (iii) below):
(A)    (1) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans and (2)(x) shall not be secured by any Lien on any property or asset that does not constitute Collateral securing the Facilities and (y) shall not be guaranteed by any Person other than the Guarantors under the Facilities;

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(B)    shall not mature earlier than the Maturity Date of the Initial Term Loans outstanding at the time of incurrence of such Incremental Term Loans;
(C)    shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of Initial Term Loans;
(D)    subject to clauses (e)(i)(B) and (e)(i)(C) above, shall have amortization determined by the Borrower and the applicable Incremental Term Lenders or other Additional Lenders;
(E)    the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Initial Term Loans hereunder, as specified in the applicable Incremental Amendment or definitive documentation;
(F)    [reserved]; and
(G)    the other terms of any Incremental Term Loans that are not consistent with the then existing Initial Term Loans (other than pursuant to clauses (A) through (F) above) shall be no less favorable (taken as a whole) to the Lenders under the then existing Initial Term Loans than those applicable to the then existing Initial Term Loans or otherwise reasonably acceptable to the Administrative Agent (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the Initial Term Loans or any Indebtedness incurred under this Section 2.14 existing at the time of incurrence of such Incremental Term Loans and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the Lenders under the applicable Facility).
(ii)    all material terms (other than pricing, maturity and fees) of any Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e)(ii) (with immaterial terms being as agreed between the Borrower and the Incremental lenders providing such Incremental Revolving Credit Commitments or Incremental Revolving Loans), which shall be subject to clauses (A) through (G) below; provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:
(A)    (1) any such Incremental Revolving Credit Commitments or Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans and (2) (x) shall not be secured by any Lien on any property or asset that does not constitute Collateral securing the Facilities and (y) shall not be guaranteed by any Person other than the Guarantors under the Facilities;
(B)    any such Incremental Revolving Credit Commitments or Incremental Revolving Loans shall not mature earlier than (or require mandatory commitment reductions prior to) the Latest Maturity Date of any Revolving Credit Loans outstanding at the time of incurrence of such Incremental Revolving Credit Commitments;
(C)    the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment

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and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments on the Incremental Facility Closing Date;
(D)    subject to the provisions of Sections 2.03(m) and 2.04(g),to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments on the Incremental Facility Closing Date (and except as provided in Sections 2.03(m) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued);
(E)    the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments on the Incremental Facility Closing Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class;
(F)    assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the Incremental Facility Closing Date; and
(G)    any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Credit Commitments hereunder (including Incremental Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different Maturity Dates.
(iii)    the Effective Yield applicable to the Incremental Term Loans of each Class shall be determined by the Borrower and the applicable Incremental Term Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that, with respect to any Incremental Term Loans made under Incremental Term Commitments after the Closing Date, the Effective Yield applicable to such Incremental Term Loans shall not be greater than the applicable Effective Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans, plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency or Base Rate floor) with respect to the Initial Term Loans is increased so as to cause the then applicable Effective Yield under this Agreement on the Initial Term Loans to equal the Effective Yield then applicable to the Incremental Term Loans minus 50 basis points; provided if such Incremental Term Loan includes a Eurocurrency floor greater than 1.00% per annum or a Base Rate floor greater than 2.00% per annum, such differential between the Eurocurrency or Base Rate floors shall be equated to the applicable Effective Yield for purposes of determining whether an increase to the interest rate margin under the Initial Terms Loans shall be required, but only to the extent an increase in the Eurocurrency or Base Rate floor in the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in

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such case, the Eurocurrency or Base Rate floor (but not the interest rate margin) applicable to the Initial Term Loans shall be increased to the extent of such differential between the Eurocurrency or Base Rate floors.
(f)    Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitment shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments Increases as determined by the Borrower and the Lenders providing such Incremental Term Loans and Incremental Revolving Credit Commitments Increases. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees. To the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). The Incremental Term Loans made pursuant to any Term Loan Increase shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class.
(g)    Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through (I) an increase in the Revolving Credit Commitments of a given Class pursuant to this Section 2.14, (a) each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto and (II) the establishment of a new Class of revolving credit commitments pursuant to this Section 2.14, (a) if, on such date, there are any revolving loans under any Revolving Credit Facility then outstanding, such revolving loans shall be prepaid from the proceeds of a new Borrowing of the Incremental Revolving Loans under such new Class of Incremental Revolving Credit Commitments in such amounts as shall be necessary in order that, after giving effect to such Borrowing and all such related prepayments, all revolving credit loans under all Revolving Credit Facilities will be held by all Lenders under the Revolving Credit Facilities (including Incremental Revolving Credit Lenders) ratably in accordance with their revolving credit commitments under all Revolving Credit Facilities (after giving effect to the establishment of such

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Incremental Revolving Credit Commitments) and (b) there shall be an automatic adjustment to the participations hereunder in Letters of Credit and Swing Line Loans held by each Lender under the Revolving Credit Facilities so that each such Lender shares ratably in such participations in accordance with their revolving credit commitments under all Revolving Credit Facilities (after giving effect to the establishment of such Incremental Revolving Credit Commitments). The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)    This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section 2.15    Refinancing Amendments. (a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender (provided that the Affiliated Lenders may not provide Refinancing Revolving Credit Commitments), Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this Section 2.15(a) will be deemed to include any then outstanding Refinancing Term Loans or Incremental Term Loans), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Sections 2.03(m) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Sections 2.03(m) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans. No Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness, unless it so agrees.
(b)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver in accordance with the terms of such Refinancing Amendment) on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion

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reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)    Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.
(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15 (including, without limitation, in the case of any Refinancing Amendment providing for Refinancing Revolving Credit Commitments, amendments to include the provisions of the type set forth in Sections 2.01, 2.03, 2.05, 2.06(d), 2.19 and 4.02 with respect to Non-Extended Revolving Credit Commitments and/or 2018 Extended Revolving Credit Commitments), and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(e)    This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section 2.16    Extension of Term Loans; Extension of Revolving Credit Loans.
(a)    Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) (except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments and redemptions, mandatory repayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the Borrower and the Extending Term Lenders and set forth in the relevant Term Loan Extension Request), be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those applicable to the Existing Term Loan Tranche subject to such Term Loan Extension Request (except for covenants or other provisions applicable only to periods after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans)) (as reasonably determined by the Borrower), including: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable

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Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than five different Maturity Dates; (ii) the Effective Yield, pricing, optional prepayment and redemptions, mandatory repayments and “AHYDO” payments with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the Effective Yield, pricing, optional prepayments and redemptions, mandatory repayments and “AHYDO” payments for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally or mandatorily prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment of such other Term Loans; provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the Latest Maturity Date of the applicable Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (E) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $3,000,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this Section 2.16(a)).
(b)    Extension of Revolving Credit Commitments. The Borrower may, on behalf of the Borrower, at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable)

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and offered pro rata to each Lender under such Existing Revolver Tranche and (y) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date, any other covenants and provisions (which shall be determined by the Borrower and the Extending Revolving Credit Lenders and set forth in the relevant Revolver Extension Request), the Extended Revolving Credit Commitment extended pursuant to a Revolver Extension Request, and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Extending Revolving Credit Lender, as the original Revolving Credit Commitments (and related outstandings) including : (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments) which have more than five different Maturity Dates; (ii) the Effective Yield, pricing, optional prepayment or redemption terms, with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the Effective Yield, pricing, optional redemption or prepayment terms, for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants (as determined by the Borrower and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments and commitment reductions thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (II) repayments required upon the Maturity Date of the non‑extending Revolving Credit Commitments and (III) repayments made in connection with a permanent repayment and termination of non‑extended Revolving Credit Commitments); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the Maturity Date of the applicable Existing Revolver Tranche, (C) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $1,000,000 (or, if less, the entire principal amount of the Indebtedness being extended pursuant to this under Section 2.16(b)).
(c)    Extension Request. The Borrower shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond (or such shorter period as agreed by the Administrative Agent), and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrower, in each case acting reasonably to accomplish the purposes

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of this Section 2.16. Subject to Section 3.07, no Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.
(d)    Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or 2.16(b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to

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reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16 (including, without limitation, in the case of any Extension Amendment providing for Extended Revolving Credit Commitments, amendments to include the provisions of the type set forth in Sections 2.01, 2.03, 2.05, 2.06(d), 2.19 and 4.02 with respect to Non-Extended Revolving Credit Commitments and/or 2018 Extended Revolving Credit Commitments), and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)    No Prepayment. No conversion or extension of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.16 shall constitute a voluntary or mandatory prepayment or repayment for purposes of this Agreement. This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section 2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each L/C Issuer or the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non‑interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, each L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that

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Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)    Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non‑Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 or 2.04, the Pro Rata Share of each Non‑ Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non‑Defaulting Lender under a Revolving Credit Facility to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non‑Defaulting Lender under such Revolving Credit Facility minus (2) the sum of (A) the aggregate Outstanding Amount of the Revolving Credit Loan, (B) the aggregate Outstanding Amount of the Pro Rata Share of the L/C Obligations and (C) the aggregate Outstanding Amount of the Pro Rata Share of the Swing Line Loans, in each case, under such Revolving Credit Facility of that Revolving Credit Lender.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.18    Permitted Debt Exchanges. (a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Debt Exchange Notes (each such exchange

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a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower Representative and the Auction Agent, and (vi) any applicable Minimum Tender Condition shall be satisfied.
(b)    With respect to all Permitted Debt Exchanges effected by any of the Borrower pursuant to this Section 2.18, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Borrower Representative may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower Representative’s discretion) of Term Loans of any or all applicable Classes be tendered.
(c)    In connection with each Permitted Debt Exchange, the Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.18 and without conflict with Section 2.18(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower Representative and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.
(d)    Each Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with such Borrower’s compliance with such laws in connection

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with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.
Section 2.19    Special Provisions Relating to Conversion of Commitments and Loans. (a) Notwithstanding anything to the contrary in this Agreement,
(i)    on the Third Amendment Effective Date, (A) the Non-Extended Revolving Credit Loans shall be deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Existing Revolving Credit Loans converted into Non-Extended Revolving Credit Loans pursuant to Section 1(a) of the Third Amendment that were outstanding as Eurocurrency Rate Loans at the time of conversion (such Non-Extended Revolving Credit Loans to correspond in amount to Existing Revolving Credit Loans so converted of a given Interest Period), (B) Interest Periods for the Non-Extended Revolving Credit Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Credit Loans described in clause (A) above, and the Eurocurrency Rates applicable to such Non-Extended Revolving Credit Loans during such Interest Periods shall be the same as those applicable to the Existing Revolving Credit Loans so converted, (C) the Non-Extended Revolving Credit Loans shall be deemed made as Base Rate Loans in amount equal to the principal amount of Existing Revolving Credit Loans converted to Non-Extended Revolving Credit Loans pursuant to Section 1(a) of the Third Amendment that were outstanding as Base Rate Loans at the time of conversion and (D) each Non-Extended Revolving Credit Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Revolving Credit Loan from which such Non-Extended Revolving Credit Loan was converted up to but excluding the Third Amendment Effective Date;
(ii)    on the Third Amendment Effective Date, (A) the 2018 Extended Revolving Credit Loans shall be deemed made as Eurocurrency Rate Loans in an amount equal to the principal amount of the Existing Revolving Credit Loans converted into 2018 Extended Revolving Credit Loans pursuant to Section 1(a) of the Third Amendment that were outstanding as Eurocurrency Rate Loans at the time of conversion (such 2018 Extended Revolving Credit Loans to correspond in amount to Existing Revolving Credit Loans so converted of a given Interest Period), (B) Interest Periods for the 2018 Extended Revolving Credit Loans described in clause (A) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Revolving Credit Loans described in clause (A) above, and the Eurocurrency Rates applicable to such 2018 Extended Revolving Credit Loans during such Interest Periods shall be the same as those applicable to Existing Revolving Credit Loans so converted, (C) the 2018 Extended Revolving Credit Commitments shall be deemed made as Base Rate Loans in an amount equal to the principal amount of Existing Revolving Credit Loans pursuant to Section 1(a) of the Third Amendment that were outstanding as Base Rate Loans at the time of conversion, and (D) each 2018 Extended Revolving Credit Loan shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Revolving Credit Loan from which such 2018 Extended Revolving Credit Loan was converted up to but excluding the Third Amendment Effective Date; and
(iii)    no conversion of outstanding Existing Revolving Credit Commitments (and related aggregate Existing Revolving Credit Exposure) into Non-Extended Revolving Credit Commitments or 2018 Extended Revolving Credit Commitments (and related aggregate Revolving Credit Exposure) pursuant to Section 1(a) of the Third Amendment shall constitute a voluntary or mandatory payment, prepayment or commitment reduction for the purposes of this Agreement.
(b) On and after the Third Amendment Effective Date, each Lender which holds a Note evidencing a Revolving Credit Loan shall be entitled to surrender such Note to the Borrower against

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delivery of a new Note completed in conformity with Section 2.11 (and the definition of Revolving Credit Note) evidencing the Non-Extended Revolving Credit Loan or 2018 Extended Revolving Credit Loan into which such Loans of such Lender was converted on the Third Amendment Effective Date; provided that if any such Note is not so surrendered, then from and after the Third Amendment Effective Date such Note shall be deemed to evidence such Non-Extended Revolving Credit Loan and/or 2018 Extended Revolving Credit Loan into which the Loan theretofore evidenced by such Note has been converted.
Article III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01    Taxes. (a) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except to the extent required by any Laws. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the Borrower or any Guarantor shall be increased as necessary so that after all required deductions for Indemnified Taxes or Other Taxes have been made (including deductions applicable to additional sums payable under this Section 3.01), each Lender (or, in the case of a payment made to an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii)  the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment (or, if receipts or evidence are not available within 30 days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, it shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof or other evidence acceptable to such Agent or Lender.
(b)    In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, any such Tax imposed as a result of an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) if such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than any connection arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, and/or enforcing or receiving or perfecting a security interest under any Loan Document), except for Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Borrower (all such non‑excluded taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).
(c)    The Borrower and each Guarantor agree to indemnify each Agent and each Lender, within 10 days after demand therefor, for (i) the full amount of Indemnified Taxes and Other Taxes paid or payable by such Agent or such Lender (including Indemnified Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01) and (ii) any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith

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and delivered by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the basis and calculation of such amounts shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Taxes excluded from the definition of Indemnified Taxes that are attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Each Lender and Agent shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender or Agent under the Loan Documents. Each such Lender and Agent shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(e)) obsolete, expired or inaccurate in any material respect, deliver promptly and on or before the date such documentation expires, becomes obsolete or inaccurate to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. In addition, each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with such other documentation prescribed by Law or reasonably requested by the Borrower or Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether such Lender or Agent is subject to backup withholding or information reporting requirements. Notwithstanding any other provision of this Section 3.01(e), a Lender or an Agent shall not be required to deliver any form pursuant to this Section 3.01(e) that such Lender or such Agent is not legally eligible to deliver. Without limiting the foregoing:
(i)    Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W‑9 certifying that such Lender is exempt from federal backup withholding.
(ii)    Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which

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it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(A)    two properly completed and duly signed original copies of Internal Revenue Service Form W‑8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,
(B)    two properly completed and duly signed original copies of Internal Revenue Service Form W‑8ECI (or any successor forms),
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit H hereto (any such certificate a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W‑8BEN (or any successor forms),
(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or has sold a participation), Internal Revenue Service Form W‑8IMY (or any successor forms) of the Lender, accompanied by a Form W‑8ECI, Form W‑8BEN, United States Tax Compliance Certificate, Form W‑9, Form W‑8IMY or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and if one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or
(E)    two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.
(iii)    Each Agent that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed original copies of Internal Revenue Service Form W‑9 with respect to fees received on its own behalf, certifying that such Agent is exempt from federal backup withholding.
(iv)    Each Agent that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed original copies of Internal Revenue Service Form W‑8ECI with respect to fees received on its own behalf.
(v)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Person’s obligations under FATCA and, if necessary,

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to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(v), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(f)    Any Lender or Agent claiming any additional amounts payable pursuant to this Section 3.01 shall use its commercially reasonable efforts (subject to such Lender’s or Agent’s overall internal policies of general application and legal and regulatory restrictions) to mitigate or reduce the additional amounts payable, which commercially reasonable efforts may include a change in the jurisdiction of its Lending Office (or any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.
(g)    If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by the Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This Section 3.01 shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to any Loan Party or any other person.
(h)    For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and the Swing Line Lender.
Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, in each case after the Closing Date then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall promptly following written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate a different Lending Office if such designation will avoid the need for such notice, will not, in the good faith judgment of such Lender, otherwise be materially

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disadvantageous to such Lender and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.
Section 3.03    Inability to Determine Rates. If the Administrative Agent or the Required Lenders determine after the Closing Date that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower in writing and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Section 3.04    Increased Cost and Reduced Return; Capital Adequacy; Eurocurrency Rate Loan Reserves. (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnified pursuant to Section 3.01, or any Taxes excluded from the definition of (x) “Indemnified Taxes” or (y) “Other Taxes” or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within 15 Business Days after written demand by such Lender setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued.
(b)    If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital

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adequacy and such Lender’s desired return on capital), then from time to time promptly following written demand of such Lender setting forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within 15 Business Days after receipt of such demand. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued.
(c)    The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 Business Days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice 15 Business Days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 Business Days from receipt of such notice.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.
(e)    If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender; provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).
(f)    For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.04, include any L/C Issuer and the Swing Line Lender.

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Section 3.05    Funding Losses. Promptly following written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail (provided that the Lender need not be required to disclose any price sensitive or confidential information or to the extent prohibited by law or regulation) the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits and calculated without giving effect to any interest rate floor) actually incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrower on the date or in the amount notified by the Borrower;
including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
Section 3.06    Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable and customary averaging and attribution methods.
(b)    With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred if such Lender notifies the Borrower of the event that gives rise to such claim more than 180 days after such event; provided, that if the circumstance giving rise to such claim is retroactive, then such 180‑day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loan, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)    If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below

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that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.
(d)    If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.
Section 3.07    Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or 3.04 or requires the Borrower to pay additional amounts as a result thereof, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non‑Consenting Lender or (iv) any Lender refuses to make an Extension Election pursuant to Section 2.16, then the Borrower may, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (so long as the assignment fee is paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a vote of a Class of directly and adversely affected Lenders (“Affected Class”), clause (iii), or with respect to an Extension Election only, in the case of clause (iv)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment (if any) of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay (in Dollars) all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay (in Dollars) all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non‑Consenting Lender such termination shall be sufficient (together

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with all other consenting Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable facility only in the case of clause (i) or, with respect to an Affected Class, only in the case of clause (iii).
(b)    Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Lender and the Administrative Agent shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Lender.
(c)    Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder (other than with respect to any Term Loans) at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back‑up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or Cash Collateral satisfactory to such L/C Issuer and the Administrative Agent) have been made in respect of such outstanding Letters of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
(d)    In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto (including a Permitted Repricing Amendment), (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or each Lender of a Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans or each Lender holding Term Loans subject to a Permitted Repricing Amendment and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment (1) involving all the Lenders with respect to a certain Class, the Required Class Lenders or (2) involving a Permitted Repricing Amendment, all other Lenders holding Term Loans actually subject to such repricing that will continue as repriced or modified Term Loans) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non‑Consenting Lender.” If any applicable Lender shall be deemed a Non‑Consenting Lender and is required to assign all or any portion of its Initial Term Loans or its Initial Term Loans are prepaid by the Borrower pursuant to Section 3.07(a) on or prior to the twelve month anniversary of the Closing Date in connection with any such waiver, amendment or modification

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constituting a Repricing Event, the Borrower shall pay such Non‑Consenting Lender a fee equal to 1.00% of the principal amount of the Initial Term Loans so assigned or prepaid.
Section 3.08    Survival. All the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01    Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver) of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be original, pdf or facsimile copies or delivered by other electronic method (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent,
(i)    a Committed Loan Notice in accordance with the requirements hereof;
(ii)    executed counterparts of this Agreement;
(iii)    a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;
(iv)    a copy of the Organization Documents in relation to each Loan Party;
(v)    the Security Agreement, each Collateral Document and each other document set forth on Schedule 4.01(a) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:
(A)    certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments, if any, evidencing the Pledged Debt indorsed in blank; and
(B)    proper financing statements (Form UCC‑1 or the equivalent) naming each Loan Party for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the foregoing Security Agreement;
(vi)    such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other corporate or limited liability company action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and resolutions of the board of directors, board of managers or members of each Loan Party (in each case, as appropriate or applicable) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

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(vii)    an opinion from (w) Kirkland & Ellis LLP, New York and Illinois counsel to the Loan Parties and (x) Reinhart Boerner Van Deuren s.c., local counsel in Wisconsin, in each case in form and substance reasonably satisfactory to the Administrative Agent;
(viii)    a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (immediately after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D‑2;
(ix)    certified copies of the Acquisition Agreement and exhibits and schedules thereto, duly executed by the parties thereto, together with a certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Closing Date and that the conditions specified in Sections 4.01(c), (d), (e) and (i) have been satisfied or waived; and
provided, however, that, each of the requirements set forth in clause (v) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except for the execution and delivery of the Security Agreement and to the extent that a Lien on such Collateral may be perfected solely (x) by the filing of a financing statement under the Uniform Commercial Code, (y) by the delivery of stock certificates of the Borrower and the Guarantors to the extent possession of such stock certificates or other certificates perfects a security interest therein or (z) by a filing with the United States Patent and Trademark Office or United States Copyright Office) shall not constitute conditions precedent to any Credit Extension on the Closing Date after the Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Closing Date without undue burden or expense if the Borrower agrees to deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within 90 days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).
(b)    All fees and expenses required to be paid hereunder (and, with respect to expenses, invoiced at least three Business Days before the Closing Date) shall have been paid from the proceeds of the initial fundings under the Facilities, including fees pursuant to the Fee Letter.
(c)    Prior to or substantially concurrently with the initial Borrowing on the Closing Date, (i) the Equity Contribution shall have been consummated, (ii) the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement (without giving effect to any amendments, waivers or consents thereto or modifications thereof that amend or waive any terms of the Acquisition Agreement in a manner materially adverse to the Commitment Parties without the consent of the Arrangers, such consent not to be unreasonably withheld, conditioned or delayed); provided that (x) any decrease in the Acquisition Consideration (other than (A) pursuant to any purchase price or similar adjustment provisions set forth in the Acquisition Agreement or (B) any decrease of total Acquisition Consideration to the extent such decrease is applied to reduce the amount of the Term Facility, the Second Lien Term Facility and the Equity Contribution on a pro rata basis) shall be deemed to be materially adverse to the interests of the Commitment Parties, (y) any increase in the consideration for the Acquisition shall be deemed not to be materially adverse to the interests of the Commitment Parties so long as funded through an increase in the Equity Contribution and (z) any amendment or other modification to the definition of “Company Material Adverse Effect” set forth in the Acquisition Agreement without the prior written consent of the Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) shall be deemed to be materially adverse to the interests of the Lenders; (iii) the Refinancing shall have been consummated and all security interests and guarantees in connection therewith shall have been terminated and released; and (iv) the Loan Parties shall have entered into the Second Lien Loan Documents providing for the Second Lien Term Loans in an aggregate principal amount equal to $110,000,000.

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(d)    Since March 16, 2014, no Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred and continue to be in existence.
(e)    The Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.
(f)    The Administrative Agent shall have received the Annual Financial Statements and the Quarterly Financial Statements (it being understood the Administrative Agent hereby acknowledges receipt thereof).
(g)    The Arrangers shall have received the Pro Forma Financial Statements.
(h)    The Administrative Agent shall have received at least three Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti‑money laundering rules and regulations, including the USA Patriot Act that has been requested by the Administrative Agent in writing at least 10 days prior to the Closing Date.
(i)    The representations and warranties made by or with respect to the Company in the Acquisition Agreement that are material to the interests of the Lenders shall be true and correct in all respects, but only to the extent that the Parent or its applicable affiliates have or would have the right (determined without regard to any notice requirement) to terminate their obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties.
Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to satisfaction or waiver of the following conditions precedent:
(a)    The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

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(b)    No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom (except in connection with a Credit Extension on the Closing Date).
(c)    The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    After giving effect to any such requested Credit Extension occurring during the five (5) Business Day period immediately preceding the Maturity Date for the Non-Extended Revolving Commitments, the Borrower would not be required by the second sentence of Section 2.05(b)(iv) to prepay or cause to be prepaid Revolving Credit Loans or Swing Line Loans or to Cash Collateralize L/C Obligations.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) (and, if submitted after the Closing Date, Section 4.02(b)) and, if applicable, in Section 4.02(d), have been satisfied on and as of the date of the applicable Credit Extension; provided that the only representations the accuracy of which shall be a condition to Credit Extensions hereunder on the Closing Date are the representations set forth in Sections 4.01(e) and (i).
Notwithstanding anything in this Section 4.02 to the contrary, to the extent that the proceeds of Incremental Term Loans are to be used to finance a Permitted Acquisition or Investment permitted hereunder, the only conditions precedent to the funding of such Incremental Term Loans shall be the conditions precedent set forth in Section 2.14 and the related Incremental Amendment.
Article V
REPRESENTATIONS AND WARRANTIES
Each Holdco, the Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension (to the extent required to be true and correct for such Credit Extension pursuant to Article IV) that:
Section 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary that is a Material Subsidiary (a) is a Person duly organized, incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation to the extent such concept exists in such jurisdiction, (b) has all requisite organizational power and authority to, in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clauses (a) (other than with respect to a Holdco or the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action, and

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(b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or by which it or any of its property or assets is bound or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
Section 5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) approval, consent, exemption, authorization, or other action by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii)  the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to the granting of security interests in assets of, pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (clauses (i), (ii) and (iii), the “Enforcement Qualifications”).
Section 5.05    Financial Statements; No Material Adverse Effect. (a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year‑end adjustments and the absence of footnotes.
(b)    The unaudited pro forma consolidated balance sheet of Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries as of the last day of the 12‑month period ending on the last day of the most recently completed four‑fiscal quarter period ended at least 45 days (or 105 days if such four‑fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of income of Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries for the

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12‑month period ended at least 45 days (or 105 days if such four‑fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period and any other adjustments reasonably acceptable to the Administrative Agent (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof and adjustment as agreed by the Borrower, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at the Closing Date and their estimated results of operations for the period covered thereby; provided that no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Account Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).
(c)    Since the Closing Date, there has been no event, circumstance or change, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that have a reasonable likelihood of adverse determination and such determination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07    Ownership of Property; Liens. The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens, except (a) as set forth on Schedule 5.07, (b) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (c) Liens permitted by Section 7.01 and (d) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.08    Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)    Each Loan Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;
(b)    the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;
(c)    there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Loan Parties, or, to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any Loan Party or arising out

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of the conduct of the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Borrower or any of its Restricted Subsidiaries incurring liability under any Environmental Laws; and
(d)    there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned, operated or leased by any of the Loan Parties or, to the knowledge of the Borrower, Real Property or facilities formerly owned, operated or leased by the Loan Parties that could reasonably be expected to result in the Borrower or any of its Restricted Subsidiaries incurring liability under any Environmental Laws.
The representations and warranties contained in this Section 5.08 are the sole and exclusive representations and warranties of the Borrower, the Holdcos and the Subsidiary Guarantors with respect to matters arising under or relating to Environmental Laws, Environmental Permits, Environmental Liabilities or Hazardous Materials.
Section 5.09    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Loan Parties, there is no proposed Tax deficiency or assessment against the Loan Parties or their Restricted Subsidiaries that, if made would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.10    ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with its terms, the applicable provisions of ERISA, the Code and other Federal or state Laws.
(b)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due but not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party, Restricted Subsidiary nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.11    Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries other than those specifically disclosed on Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents or under the Second Lien Loan Documents (which Liens shall be subject to the Closing Date Intercreditor Agreement) and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1 and 9 of the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party, (b) set forth the ownership interest of the

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Borrower and any other Subsidiary thereof in each Subsidiary, including the percentage of such ownership and (c) identify each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.
Section 5.12    Margin Regulations; Investment Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation T, U or X of the Board of Governors of the United States Federal Reserve System.
(b)    None of the Holdcos, the Borrower or any of the Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.13    Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.
Section 5.14    Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.
Section 5.15    Intellectual Property; Licenses, Etc. Each of the Borrower and the Restricted Subsidiaries owns, licenses, possesses or otherwise has the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know‑how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its businesses as currently conducted, except to the extent the failure to own, license, possess or otherwise have the right to use such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the Borrower and the Restricted Subsidiaries’ present business operations do not infringe upon any IP Rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding IP Rights is pending or, to the knowledge of the Borrower, threatened, against any Loan Party or any of the Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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As of the Closing Date, all registrations under the name of each Loan Party listed on Schedule 11 of the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure of any of the foregoing to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 5.16    Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.17    [Reserved].
Section 5.18    USA Patriot Act; OFAC; FCPA. (a) To the extent applicable, each of Holdings, Intermediate Holdings, the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.
(b)    None of Holdings, Intermediate Holdings, the Borrower, any Restricted Subsidiary nor, to the knowledge of the Borrower, any director or officer of Holdings, Intermediate Holdings, the Borrower or any Restricted Subsidiary is the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not knowingly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing activities of or with any Person that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC.
(c)    No part of the proceeds of the Loans will be used, directly or indirectly by the Loan Parties or any Restricted Subsidiary for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Section 5.19    Security Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral and, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Loan Documents, a legal, valid, enforceable and perfected Lien (if and to the extent perfection may be achieved by the filings and/or other actions required to be taken hereby or by the applicable Collateral Documents) on all right, title and interest of the respective Loan Parties in the Collateral described therein subject to the Enforcement Qualifications and Liens permitted by Section 7.01.
Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non‑perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction

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of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, in each case under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non‑perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 6.11, 6.13 or 4.01(a)(v), the pledge or creation of any security interest, or the effects of perfection or non‑perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(v).
Article VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and owing as to which no claim has been asserted), hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, Holdings and Intermediate Holdings (solely in the case of Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.08, 6.09, 6.10, 6.11, 6.13, 6.19, 6.20 and 6.21) and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its respective Restricted Subsidiaries to:
Section 6.01    Financial Statements. (a) Commencing with the fiscal year ended December 31, 2014, deliver to the Administrative Agent for prompt further distribution to each Lender, within 120 days after the end of each fiscal year, a consolidated balance sheet of Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification (other than related (i) solely to the occurrence of the Maturity Date or the upcoming maturity date under any Revolving Credit Facility occurring within one year from the date such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) or any qualification or exception as to the scope of such audit except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by such independent certified public accountants;
(b)    Deliver to the Administrative Agent for prompt further distribution to each Lender, within 45 days (or 60 days in the case of the first two fiscal quarters following the Closing Date) after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects

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the financial condition, results of operations, stockholders’ equity and cash flows of Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year‑end audit adjustments and the absence of footnotes;
(c)    Deliver to the Administrative Agent for prompt further distribution to each Lender, no later than 120 days after the end of the fiscal year ending December 31, 2014 and each subsequent fiscal year, a reasonably detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of Holdings, Intermediate Holdings, the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”); and
(d)    Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements (it being agreed that no such consolidating financial statements shall be required to be audited).
Notwithstanding the foregoing, the obligations in Sections 6.01(a) and (b) may be satisfied with respect to financial information of Holdings, Intermediate Holdings, the Borrower and the Restricted Subsidiaries by furnishing (I) the applicable financial statements of Holdings (or any direct or indirect parent, as applicable, of Holdings) or (II) the Form 10‑K or 10‑Q of Holdings (or any direct or indirect parent of Holdings), as applicable filed with the SEC; provided that, with respect to clauses (I) and (II), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings, Intermediate Holdings, the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing or other independent registered public accounting firm approved by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going‑concern” or like qualification (other than related (i) solely to the occurrence of the Maturity Date or the upcoming maturity date under any Revolving Credit Facility occurring within one year from the date such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) or exception or any qualification or exception as to the scope of such audit except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by such independent certified public accountants.
Any financial statement required to be delivered pursuant to Section 6.01(a) or 6.01(b) shall not be required to include purchase accounting adjustments relating to the Transactions or any Permitted Acquisition to the extent it is not practicable to include them.
Documents required to be delivered pursuant to Sections 6.01 and 6.02(a) through (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02(a); or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent); provided that (x) upon written request by the

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Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent (which may be electronic copies delivered via electronic mail). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non‑Public Information and who may be engaged in investment and other market‑related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any Material Non‑Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
Section 6.02    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    no later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings, Intermediate Holdings, the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S‑8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;
(c)    promptly after the furnishing thereof, copies of any material written notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer

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rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Second Lien Loan Document, Second Lien Credit Agreement Refinancing Indebtedness, Second Lien Incremental Equivalent Debt, Second Lien Permitted Debt Exchange Notes, Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Debt Exchange Notes or Permitted Ratio Debt (and, in each case, any Permitted Refinancing thereof), in each case, in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of Section 6.01, 6.02 or 6.03;
(d)    together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party on the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the last such report; (ii) a description of each event, condition or circumstance during the last fiscal quarter or fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) (to the extent notice of such event has not been previously furnished to the Administrative Agent) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Closing Date or the most recent list provided);
(e)    [reserved]; and
(f)    promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
In no event shall the requirements set forth in Section 6.02(f) require Holdings, Intermediate Holdings, the Borrower or any of its Restricted Subsidiaries to provide any such information which (i) constitutes non‑financial trade secrets or non‑financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney‑client or similar privilege or constitutes attorney work‑product.
Section 6.03    Notices. Promptly after a Responsible Officer of the Borrower or any Subsidiary Guarantor has obtained knowledge thereof, notify the Administrative Agent:
(a)    of the occurrence of any Event of Default;
(b)    of the occurrence of an ERISA Event which would reasonably be expected to result in a Material Adverse Effect;
(c)    of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and
(d)    of the occurrence of any other matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

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Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower delivered to the Administrative Agent for prompt further distribution to each Lender (x) that such notice is being delivered pursuant to Section 6.03(a), (b), (c) or (d) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 6.04    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and
(b)    take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, authorizations, licenses and franchises necessary or desirable in the normal conduct of its business;
except, in the case of Section 6.05(a) (other than with respect to the Borrower) or this Section 6.05(b), to the extent (i) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.
Section 6.06    Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.
Section 6.07    Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self‑insurance customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Not later than 90 days after the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date), each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the Administrative Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders, as loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the Administrative Agent (not to exceed

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one time per fiscal year, unless an Event of Default has occurred and is continuing) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
Section 6.08    Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent (on its own behalf or acting on behalf of the Lenders) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.
Notwithstanding anything to the contrary in this Section 6.10, none of Holdings, Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non‑financial trade secrets or non‑financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney‑client or similar privilege or constitutes attorney work product.
Section 6.11    Additional Collateral; Additional Guarantors. At the Borrower’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)    Upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned

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Material Domestic Subsidiary as a Restricted Subsidiary (in each case, other than an Excluded Subsidiary) or any Subsidiary becoming a wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) or any Excluded Subsidiary ceasing to be an Excluded Subsidiary:
(i)    within 60 days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in writing in its discretion:
(A)    cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent, a Joinder Agreement to become a Guarantor under this Agreement, Security Agreement Supplements, Intellectual Property Security Agreements, and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
(B)    cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Domestic Subsidiary that is the Borrower or a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes constituting negotiable instruments (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing Indebtedness held by such Material Domestic Subsidiary and required to be delivered pursuant to the Collateral and Guarantee Requirement indorsed in blank to the Administrative Agent;
(C)    take and cause such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Material Domestic Subsidiary to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;
(ii)    if reasonably requested by the Administrative Agent, within 60 days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;
(iii)    as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property, any existing title reports, abstracts or environmental assessment reports, to the extent available

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and in the possession or control of a Loan Party; provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than a Loan Party or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and
(iv)    if reasonably requested by the Administrative Agent, within 60 days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor (and the direct parent of each such Guarantor) acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by preceding clauses (i), (ii) or (iii) or Section 6.11(b) below.
(b)    Not later than 120 days (or such longer period as the Administrative Agent may agree in writing in its discretion) after (i) any Material Real Property is acquired by a Loan Party after the Closing Date or (ii) an entity becomes a Loan Party if such entity owns Material Real Property at the time it becomes a Loan Party, cause such Material Real Property, if such property is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement but is not automatically subject to a Lien pursuant to pre‑existing Collateral Documents, to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.
(c)    Each Domestic Subsidiary required to be designated as a “Material Domestic Subsidiary” pursuant to the proviso in the definition of “Material Domestic Subsidiary” shall have taken all actions to comply with the provisions of Section 6.11 within the timeframe required by the definition of “Material Domestic Subsidiary”.
Section 6.12    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and occupancy of its properties; and, in each case to the extent the Loan Parties are required to do so by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws. If an Event of Default arising out of an Environmental Liability has occurred and is continuing, within 60 days of receiving a written request by the Administrative Agent, the Borrower will provide the Administrative Agent with an environmental assessment report regarding the scope of the Environmental Liability and the likely cost of mitigating such Environmental Liability, prepared at Borrower’s sole cost and expense and by an environmental consultant reasonably acceptable to the Administrative Agent. If such report is not timely provided, the Administrative Agent may have them prepared by an environmental consultant of its choosing, at Borrower’s sole cost and expense.

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Section 6.13    Further Assurances. Promptly upon reasonable request by the Administrative Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re‑record, file, re‑file, register and re‑register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein. If the Administrative Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall promptly provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.
Section 6.14    Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (1) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (2) an Investment in such amount would be permitted at such time, (3) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt, Permitted Unsecured Refinancing Debt, Incremental Equivalent Debt, Permitted Ratio Debt, Indebtedness under the Second Lien Credit Agreement (including any Second Lien Incremental Term Loans), Second Lien Incremental Equivalent Debt, Second Lien Credit Agreement Refinancing Indebtedness or Permitted Refinancing of any of the foregoing (in case of any unsecured Indebtedness, in excess of the Threshold Amount) and (4) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Borrower at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary; provided that in no event shall any such Return on any Investment by the Borrower in an Unrestricted Subsidiary be duplicative of any Return that increases the Cumulative Credit pursuant to the definition thereof.
Section 6.15    Maintenance of Ratings. Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case, in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of each Class of Term Loans and each Revolving Credit Facility from each of S&P and Moody’s, unless a given Class has waived the requirement to maintain any rating for such Class at the time of establishment thereof pursuant to the applicable Loan Documents.
Section 6.16    Use of Proceeds. Use the proceeds of the Initial Term Loans to finance a portion of the Transactions and use the proceeds of the Term Loans (other than Initial Term Loans), Revolving Credit Loans and the Letters of Credit issued hereunder only for general corporate purposes and working capital of the Borrower and its Subsidiaries and any other purpose not prohibited by this Agreement including Permitted Acquisitions, and other Investments; provided that no proceeds of the Revolving Credit Loans may be used to finance the Transactions.

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Section 6.17    Lender Meetings. To the extent requested by the Administrative Agent or the Required Lenders, participate in a conference call (including a customary question and answer session) with the Administrative Agent and Lenders once during each fiscal year to be held at such time as may be agreed to by the Borrower and the Administrative Agent, but in any event within 15 Business Days of each date that financial statements are required to be delivered pursuant to Section 6.01(a).
Section 6.18    End of Fiscal Years. For financial reporting purposes, cause its fiscal year to end on December 31 (other than any Subsidiary acquired after the Closing Date); provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 6.19    Lines of Business. Holdings, Intermediate Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, will not engage in any material line of business substantially different from those lines of business conducted by Holdings, Intermediate Holdings, the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, corollary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.
Section 6.20    Post‑Closing Covenant.
(a)    Holdings agrees that it will deliver, or will cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 6.20(a) hereof by the times specified with respect to such items, or such later time as the Administrative Agent may agree in its reasonable discretion.
(b)    Holdings agrees that it will deliver, or will cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 6.20(b) on the Closing Date by the times specified with respect to such items, or such later time as the Administrative Agent may agree in its reasonable discretion.
Section 6.21    Anti‑Terrorism Law; Anti‑Money Laundering; Embargoed Persons. (a) Conduct its business in such manner so as to not, directly or indirectly, (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) or any other law with respect to terrorism or money laundering (“Anti‑Terrorism Law”), or (ii) engage in or conspire to engage in any transaction that violates, or attempts to violate, any of the material prohibitions set forth in any Anti‑Terrorism Law.
(b)    Repay the Loans exclusively with funds that are not derived from any unlawful activity such that the result of any such repayment would not cause the making of the Loans to be in material violation of any applicable Law.
(c)    (x) Use funds or properties of Holdings, Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries to repay the Loans only to the extent it does not constitute, to the knowledge of the Borrower, property of, or is beneficially owned, to the knowledge of the Borrower, directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any

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authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or any applicable Law promulgated thereunder, with the result that the investment in Holdings, Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries (whether directly or indirectly) is prohibited by any applicable Law, or the Loans made by the Lenders would be in violation of any applicable Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (y) to the knowledge of the Borrower, any Embargoed Person to have any direct or indirect interest, in Holdings, Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries, with the result that the investment in Holdings, Intermediate Holdings, the Borrower or any of the Restricted Subsidiaries (whether directly or indirectly) is prohibited by any applicable Law or the Loans are in violation of any applicable Law.
Article VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent obligations not yet due and owing as to which no claim has been asserted), or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the Borrower (and, with respect to Section 7.14 only, the Holdcos) shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
Section 7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens (i) created pursuant to any Loan Document and (ii) on the Collateral securing other Secured Obligations;
(b)    Liens existing on the Closing Date and listed in Schedule 7.01(b) and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after‑acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03 and (B) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefitted by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;
(c)    Liens for taxes, assessments or governmental charges that are not overdue for a period of more than any applicable grace period related thereto or (i) that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP or (ii) the failure to pay of discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(d)    statutory or common law Liens of landlords, sub‑landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than 30 days or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(e)    (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;
(f)    pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)    covenants, conditions, easements, rights‑of‑way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects, in each case affecting Real Property and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and any exceptions on the Mortgage Policies issued in connection with the Mortgaged Properties;
(h)    Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h), (ii) arising out of judgments or awards against the Borrower or any Restricted Subsidiary with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;
(i)    leases, licenses, subleases or sublicenses (including licenses and sublicenses of software and other intellectual property rights) and terminations thereof, in each case either granted to others with respect to intellectual property that is not material to the business of the Borrower and Restricted Subsidiaries or in the ordinary course of business, which (i) do not interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 7.05;
(j)    Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(k)    Liens (i) of a collection bank arising under Section 4‑208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, and (iv) that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements

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entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(l)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(g), (i) and (n) or to the extent related to any of the foregoing, Section 7.02(s), to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(m)    Liens (i) in favor of the Borrower or any Subsidiary Guarantor and (ii) in favor of a Restricted Subsidiary that is not a Loan Party on assets of a Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03;
(n)    any interest or title of a lessor, sub‑lessor, licensor or sub‑licensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or with respect to intellectual property that is not material to the business of the Borrower and its Restricted Subsidiaries;
(o)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;
(p)    Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;
(q)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(r)    Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit‑taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(s)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(t)    ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;
(u)    Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and

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(iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(v)    Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of any Restricted Subsidiary that is not a Loan Party permitted under Section 7.03;
(w)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14) (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary to the extent such Equity Interests are owned by the Borrower or another Restricted Subsidiary) or Liens to secure Indebtedness otherwise incurred pursuant to Section 7.03(g) to finance a Permitted Acquisition, in each case after the Closing Date; provided that (i) such Lien either (A) secures Indebtedness incurred pursuant to Section 7.03(g) to finance a Permitted Acquisition and, if incurred by a Loan Party, does not extend to or cover any assets or property other than Collateral or (B)(x) was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (y) does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after‑acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after‑acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (ii) the Indebtedness secured thereby is permitted under Section 7.03(g),
(x)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(y)    Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;
(z)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(aa)    the modification, replacement, renewal or extension of any Lien permitted by Sections 7.01(b), (u) and (w); provided that (i) the Lien does not extend to any additional property, other than (A) after‑acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);
(bb)    Liens with respect to property or assets of the Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $15,000,000 and 20% of LTM EBITDA, in each case determined as of the date of incurrence;

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(cc)    [reserved];
(dd)    Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing;
(ee)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(ff)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(gg)    [reserved];
(hh)    [reserved];
(ii)    Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under Section 7.03;
(jj)    Liens on the Collateral securing (i) Indebtedness incurred pursuant to Section 7.03(w), (ii) related Second Lien Secured Obligations under the Second Lien Loan Documents governing such Indebtedness and (iii) all Hedging Obligations (as defined in the Closing Date Intercreditor Agreement) and guaranties thereof constituting Second Lien Secured Obligations;
(kk)    Liens on the Collateral securing Indebtedness incurred pursuant to Section 7.03(y);
(ll)    in the case of any non‑wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;
(mm)    Liens securing Swap Contracts so long as (x) such Swap Contracts do not constitute Secured Hedge Agreements and (y) the value of the property securing such Swap Contracts does not exceed $5,000,000 at any time;
(nn)    Liens on property incurred pursuant to any sale‑leaseback transaction permitted hereunder and general intangibles related thereto;
(oo)    [reserved];
(pp)    Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(qq)    Liens on the Collateral securing Permitted Debt Exchange Notes (and Permitted Refinancings thereof) incurred pursuant to Section 7.03(bb).
Section 7.02    Investments. Make or hold any Investments, except:

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(a)    Investments by the Borrower or any of its Restricted Subsidiaries in assets that were cash or Cash Equivalents when such Investment was made;
(b)    loans or advances to officers, directors and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries (i) for reasonable and customary business‑related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof or to permit the payment of taxes with respect thereto; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower in cash as common equity; provided, further, that the aggregate principal amount outstanding at any time under this clause (ii) shall not exceed $7,500,000, and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under this clause (iii) shall not exceed $2,500,000;
(c)    Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (other than a Holdco), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that (A) no such Investments made pursuant to clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless any such promissory note constituting a negotiable instrument is pledged to the Administrative Agent in accordance with the terms of the Security Agreement, (B) any Investments in the form of intercompany loans constituting Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations on terms consistent with the subordination provisions of the Intercompany Note and (C) the aggregate amount of Investments made pursuant to clause (iii) shall not exceed at any time outstanding the sum of (x), together with the aggregate amount of all Investments made in reliance on Section 7.02(i)(iii), the greater of $40,000,000 and 50% of LTM EBITDA, and (y) the Cumulative Credit at such time; provided, that, if such Investment pursuant to this clause (y) made using the portion of the Cumulative Credit described in clause (b) of the definition thereof, no Default or Event of Default shall have occurred and be continuing;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)    Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01, 7.03 (other than 7.03(c) and (d)), 7.04 (other than 7.04(c)(ii) or (e)), 7.05 (other than 7.05(d)(ii) or 7.05(e)), 7.06 (other than 7.06(d) or (h)(iv)) and 7.13, respectively;
(f)    Investments (i) existing or contemplated on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date, in each case set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and (y) any Investment in the form of Indebtedness

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of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to subordination terms substantially consistent with the terms of the Intercompany Note;
(g)    Investments in Swap Contracts permitted under Section 7.03;
(h)    promissory notes, securities and other non‑cash consideration received in connection with Dispositions permitted by Section 7.05;
(i)    any acquisition of all or substantially all the assets of a Person or any Equity Interests in a Person that becomes a Restricted Subsidiary or division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if no Event of Default exists on the date that the Borrower or the applicable Restricted Subsidiary enters into a binding agreement with respect to such acquisition and, immediately after giving effect to such acquisition, (i) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03; (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become a Guarantor, in each case, in accordance with Section 6.11; and (iii) the aggregate amount of Investments by Loan Parties pursuant to this Section 7.02(i) in assets (other than Equity Interests) that are not (or do not become at the time of such acquisition) directly owned by a Loan Party or in Equity Interests of Persons that do not become Loan Parties shall not exceed, when taken together with the aggregate amount of all Investments made pursuant to Section 7.02(c)(iii), the greater of $40,000,000 and 50% of LTM EBITDA (any such acquisition, a “Permitted Acquisition”);
(j)    Investments made in connection with the Transactions;
(k)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(l)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(m)    loans and advances to any direct or indirect parent of the Borrower, in lieu of and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to such parent in accordance with Section 7.06(f), (g) or (h), such Investment being treated for purposes of the applicable clause of Section 7.06, including any limitations, as if a Restricted Payment had been made pursuant to such clause;
(n)    Investments (including Permitted Acquisitions) in an aggregate amount pursuant to this Section 7.02(n) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) at any time not to exceed (x) the greater of $25,000,000 and 35% of LTM EBITDA plus (y) the Cumulative Credit at such time; provided that if such Investment pursuant

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to this clause (y) uses the portion of the Cumulative Credit described in clause (b) of the definition thereof, then no Default or Event of Default shall have occurred and be continuing;
(o)    Investments made in respect of joint ventures or other similar agreements or partnership not to exceed $20,000,000;
(p)    Investments in any Person to which the Borrower or any Restricted Subsidiary outsources operational activities or otherwise related to the outsourcing of operational activities in the ordinary course of business in an aggregate amount not to exceed $5,000,000;
(q)    advances of payroll payments to employees in the ordinary course of business;
(r)    (i) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business and (ii) Investments to the extent that payment for such Investments is made solely with Equity Interests of Holdings permitted to be issued hereunder (or any direct or indirect parent of the Borrower);
(s)    Investments of a Restricted Subsidiary acquired after the Closing Date in accordance with Section 7.02 or of a Person merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation; provided that this clause (s) is intended solely to grandfather such Investments as are indirectly acquired as a result of an acquisition of a Person otherwise permitted hereunder and any consideration paid in connection with such acquisition that may be allocable to such Investments that consist of Restricted Subsidiaries that are not Loan Parties must be permitted by, and be taken into account in computing compliance with, any basket amounts or limitations applicable to such acquisition hereunder;
(t)    Investments made by a Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary by a Loan Party permitted under this Section 7.02;
(u)    [reserved];
(v)    Investments funded with Excluded Contributions;
(w)    Investments in deposit accounts, securities accounts and commodities accounts maintained by the Borrower or such Restricted Subsidiary, as the case may be;
(x)    Investments constituting any part of a reorganization and other activities related to tax planning; provided that (i) no Event of Default shall have occurred and be continuing and (ii) any security interests granted to the Administrative Agent for the benefit of the Secured Parties in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been or will promptly be taken; and

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(y)    contributions of the Equity Interests of any Restricted Subsidiary that is not a Loan Party to any other Restricted Subsidiary that is not a Loan Party to the extent necessary in connection with any intercompany reorganization and/or other activities related to tax planning; provided that no Event of Default shall have occurred and be continuing.
To the extent an Investment is permitted to be made by a Loan Party directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 7.02, such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary, or a Holdco, and further contemporaneously advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 7.02 (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 7.02 as if made by the applicable Loan Party directly to the Target Person).
Section 7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of any Loan Party under the Loan Documents;
(b)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;
(c)    Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Specified Junior Financing Obligation shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable (as reasonably determined by the Borrower) to the Lenders as those contained in the subordination of such Indebtedness and (C) any Guarantee by a Restricted Subsidiary that is not a Loan Party of any Permitted Ratio Debt or Indebtedness under Section 7.03(g) or (m) (or any Permitted Refinancing in respect thereof) shall only be permitted if such Guarantee meets the requirements of clauses (s), (g) or (m), as the case may be, of this Section 7.03;
(d)    Indebtedness of the Borrower or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that (x) no such Indebtedness owed to a Loan Party shall be evidenced by a promissory note unless such promissory note constitutes a negotiable instrument and is pledged to the Administrative Agent in accordance with the terms of the Security Agreement and (y) all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to subordination terms substantially consistent with the terms of the Intercompany Note;
(e)    (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the applicable asset and any Permitted Refinancing thereof in an aggregate amount not to exceed the greater of $15,000,000 and 20% of LTM EBITDA, in each case

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determined at the time of incurrence (together with any Permitted Refinancings thereof) at any time outstanding and (ii) Attributable Indebtedness arising out of sale‑leaseback transactions permitted by Section 7.05(m) and any Permitted Refinancing of such Attributable Indebtedness;
(f)    Indebtedness in respect of Swap Contracts designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;
(g)    Indebtedness of the Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition) or any Permitted Refinancing thereof or (ii) incurred to finance any Permitted Acquisition or any Permitted Refinancing thereof; provided that after giving pro forma effect to such Permitted Acquisition and the assumption or incurrence of such Indebtedness, as applicable, the aggregate amount of such Indebtedness does not exceed (x) $50,000,000, plus (y) any additional amount of such Indebtedness so long as the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09 and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation) is no greater than 5.50 to 1.00, and, (I) if such Indebtedness is designated as “Additional First Lien Debt” under (and as defined in) the Closing Date Intercreditor Agreement, the Consolidated First Lien Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09 and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation and treating all refinancing Indebtedness in respect of such Indebtedness that is unsecured or secured on a junior lien basis to the Term Loans as at all times being secured on a first priority basis (unless the Borrower complies with the Consolidated Total Net Leverage Ratio described in preceding clause (y) above or the Consolidated Total Secured Net Leverage Ratio described in subclause (II) below, as the case may be, at the time of the incurrence of such refinancing Indebtedness)) is no greater than 3.75 to 1.00 or (II) if such Indebtedness is designated as “Additional Second Lien Debt” under (and as defined in) the Closing Date Intercreditor Agreement and the Consolidated Total Secured Net Leverage Ratio (determined on a Pro Forma Basis in accordance with Section 1.09 and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation and treating all refinancing Indebtedness in respect of such Indebtedness that is unsecured as at all times being secured on a junior lien basis to the Facilities (unless the Borrower complies with the Consolidated Total Net Leverage Ratio described in preceding clause (y) above at the time of the incurrence of such refinancing Indebtedness) is no greater than 4.50 to 1.00, in each case determined on a Pro Forma Basis; provided that in the case of clause (y), any such Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Loan Party (together with any Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(s) and (u) (and any Permitted Refinancing of the foregoing, to the extent assumed or incurred by a Restricted Subsidiary that is not a Loan Party)) does not exceed in the aggregate at any time outstanding the greater of $50,000,000 and 50% of LTM EBITDA, in each case determined at the time of assumption or incurrence; provided, further, that in the case of clause (ii), (A) such Indebtedness does not have a Weighted Average Life to Maturity less than the remaining Weighted Average Life to Maturity of any then outstanding Term Loans and meets the Permitted Other Debt Conditions, (B) no Event of Default shall exist or result therefrom (other than a Permitted Acquisition or a permitted Investment made pursuant to a legally binding commitment entered into a that time when no Event of Default exists or would result therefrom), (C) such Indebtedness shall be in the form of (x) one or more series of notes which may be unsecured, secured on a junior lien basis with the Facilities or secured on a pari passu basis with the Facilities or (y) one or more series of loans which may be unsecured or secured on a junior lien basis with respect to the Facilities, (D) in no event will any such Indebtedness incurred by a Loan Party be permitted to be mandatorily prepaid prior to the repayment in full of the Initial Term Loans, except (in

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the case of any such Indebtedness secured on a pari passu basis with the Facilities only) if accompanied by at least a ratable payment of the Initial Term Loans and (E) the terms of any such Indebtedness that are not substantially identical to the then existing Loans shall be no less favorable (taken as a whole) to the Lenders under the then existing Loans than those applicable to the then existing Loans or otherwise reasonably acceptable to the Administrative Agent (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the Initial Term Loans existing at the time of incurrence of such Indebtedness and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the Initial Term Loan Lenders hereunder) or reflect market terms on the date of issuance, as determined by the Borrower;
(h)    Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(i)    Indebtedness consisting of promissory notes issued by the Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06; provided that such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(j)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment permitted hereunder (including through a merger) or any Disposition permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;
(k)    Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, and Permitted Acquisitions or any other Investment permitted hereunder;
(l)    Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished in the ordinary course of business;
(m)    Indebtedness in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $25,000,000 and 35% of LTM EBITDA determined at the time of incurrence;
(n)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take‑or‑pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(o)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self‑insurance or other Indebtedness with respect to reimbursement‑type obligations regarding workers’ compensation claims;

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(p)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(q)    letters of credit issued in a currency other than Dollars or an Approved Alternate Currency in an aggregate amount at any time outstanding not to exceed $2,000,000;
(r)    Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;
(s)    Permitted Ratio Debt and any Permitted Refinancing thereof;
(t)    Credit Agreement Refinancing Indebtedness;
(u)    Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 7.03(u) and then outstanding for all such Persons taken together and all Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Section 7.03(g) in reliance on clause (y) thereof and Section 7.03(s) (and any Permitted Refinancing of the foregoing, to the extent assumed or incurred by a Restricted Subsidiary that is not a Loan Party), does not exceed the greater of $50,000,000 and 50% of LTM EBITDA determined at the time of incurrence;
(v)    Indebtedness of the Borrower and its Restricted Subsidiaries in respect of seller financing and any Permitted Refinancing in respect thereof in an aggregate amount not to exceed $7,500,000 at any time outstanding;
(w)    (i) Indebtedness under the Second Lien Credit Agreement (including any Second Lien Incremental Term Loans under and pursuant to, and in accordance with the terms of, the Second Lien Credit Agreement), (ii) any Second Lien Incremental Equivalent Debt, (iii) any Second Lien Credit Agreement Refinancing Indebtedness, (iv) any Second Lien Permitted Debt Exchange Notes and (v) any Permitted Refinancing in respect of any of the foregoing Indebtedness (other than Second Lien Credit Agreement Refinancing Indebtedness);
(x)    Indebtedness in an amount equal to 100% of the Net Proceeds received by Holdings since immediately after the Closing Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Equity Interests, the Cure Amount or sales of Equity Interests to Holdings or any of its Subsidiaries) to the extent such Net Proceeds or cash have been contributed, directly or indirectly, to common equity capital of the Borrower and have not been applied pursuant to Section 7.02, 7.06 or 7.13 (and do not otherwise increase the Cumulative Credit or the Excluded Contribution and are not used to fund Equity Funded Employee Plan Costs) (“Contribution Indebtedness”); provided that such Indebtedness is designated as “Contribution Indebtedness” in a certificate from a Responsible Officer of the Borrower on the date incurred;
(y)    (i) Indebtedness in the form of  (x) one or more series of notes which may be unsecured, secured on a junior lien basis with the Facilities or secured on a pari passu basis with the Facilities or (y) one or more series of loans which may be unsecured or secured on a junior lien basis with respect to the Facilities incurred by the Borrower to the extent that the Borrower shall have been permitted to incur such Indebtedness pursuant to and in reliance on Section 2.14(d)(iv); provided that (A) such

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Indebtedness shall not mature earlier than the Maturity Date applicable to the Initial Term Loans, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the Initial Term Loans, (C) no Person is a borrower or guarantor with respect to such Indebtedness unless such Person is a Guarantor which shall have previously or substantially concurrently Guaranteed the Obligations, (D) such Indebtedness shall not be secured by any Lien on any property or asset that does not constitute Collateral securing the Facilities, (E) in no event will any Incremental Equivalent Debt be permitted to be mandatorily prepaid prior to the repayment in full of the Initial Term Loans, except (in the case of Incremental Equivalent Debt secured on a pari passu basis with the Facilities only) if accompanied by at least a ratable payment of the Initial Term Loans and (F) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance (as determined by the Borrower) (such Indebtedness incurred pursuant to this clause (y)) being referred to as “Incremental Equivalent Debt”) and (ii) any Permitted Refinancing thereof;
(z)    [reserved];
(aa)    obligations in respect of Disqualified Equity Interests in an amount not to exceed $2,500,000 at any time outstanding;
(bb)    Indebtedness in respect of Permitted Debt Exchange Notes incurred or issued in accordance with Section 2.19 (and Permitted Refinancings thereof); and
(cc)    all premiums (if any), interest (including post‑petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 7.03(a) through Section 7.03(bb);
provided, however, that all Indebtedness permitted by this Section 7.03 which is permitted to be secured pursuant to Section 7.01 and is secured by the Collateral shall be subject to the following: (1) in the case of the Indebtedness described in Section 7.03(w), all such Indebtedness incurred on the Closing Date shall constitute “Second Lien Credit Agreement Secured Obligations” under (and as defined in) the Closing Date Intercreditor Agreement and the Second Lien Administrative Agent acting on behalf of the holders of such Indebtedness shall have become party to the Closing Date Intercreditor Agreement on the Closing Date; (2) in the case of such Indebtedness incurred after the Closing Date, all such Indebtedness shall either constitute “First Lien Credit Agreement Secured Obligations”, “Second Lien Credit Agreement Secured Obligations” or shall be designated by the Borrower as “Additional First Lien Debt” or “Additional Second Lien Debt” (in each case as defined in the Closing Date Intercreditor Agreement), (3) a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Closing Date Intercreditor Agreement, (4) if such Indebtedness is designated as “Additional First Lien Debt” (as defined in the Closing Date Intercreditor Agreement), a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Parity Intercreditor Agreement; provided, further, that if such Indebtedness is the initial issuance of Indebtedness designated as “Additional First Lien Debt” thereunder, then the Borrower, Holdings, Intermediate Holdings, the Subsidiary Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered a Parity Intercreditor Agreement and (5) if such Indebtedness is designated as “Additional Second Lien Debt” (as defined in the Closing Date Intercreditor Agreement), a Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Parity Intercreditor Agreement; provided, further, that if such Indebtedness is the initial issuance of Indebtedness designated as “Additional Second Lien Debt” thereunder, then the Borrower, the Holdcos, the Subsidiary Guarantors, the Second Lien Administrative Agent and the

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Representative for such Indebtedness shall have executed and delivered a Second Lien Parity Intercreditor Agreement.
For purposes of determining compliance with any Dollar‑denominated restriction on the incurrence of Indebtedness, the Dollar‑equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar‑denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar‑denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non‑interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Sections 7.03(a) through 7.03(cc), Holdings shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (v) all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a), (w) Credit Agreement Refinancing Indebtedness will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(t), (x) the Incremental Equivalent Debt (and Permitted Refinancings in respect thereof) will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(y), (y) the Second Lien Term Facility, Second Lien Incremental Term Loans, Second Lien Incremental Equivalent Debt, any Second Lien Credit Agreement Refinancing Indebtedness, any Second Lien Permitted Debt Exchange Notes and Permitted Refinancing in respect of the foregoing will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(w) and (z) Permitted Debt Exchange Notes (and Permitted Refinancings in respect thereof) will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(bb).
Section 7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:
(a)    any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary that is not a Loan Party, the Loan Party shall be the continuing or surviving Person or the surviving entity shall substantially concurrently become a Loan Party;

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provided, further, that any security interests granted to the Administrative Agent for the benefit of the Secured Parties in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been or will promptly be taken, in each case, as required by Sections 6.11 or 6.13 to the extent required pursuant to the Collateral and Guarantee Requirement;
(b)    (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) any Restricted Subsidiary may liquidate or dissolve and (iii) any Restricted Subsidiary may change its legal form if, with respect to clauses (ii) and (iii), the Borrower determines in good faith that such action is in the best interest of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);
(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Subsidiary Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 (other than Section 7.02(e) or 7.02(h)) and 7.03, respectively;
(d)    so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation; provided, further, that any security interests granted to the Administrative Agent for the benefit of the Secured Parties in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation), the Successor Company shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.11 and all actions required to maintain said perfected status have been or will promptly be taken as required by Section 6.13 to the extent required pursuant to the Collateral and Guarantee Requirement; or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States or any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) if reasonably requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that

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such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;
(e)    so long as no Event of Default has occurred and is continuing or would result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of such surviving Person’s Subsidiaries that are Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 or 6.13 to the extent required pursuant to the Collateral and Guarantee Requirement;
(f)    the Borrower and the Restricted Subsidiaries may consummate the Acquisition, related transactions contemplated by the Acquisition Agreement (and documents related thereto) and the Transactions; and
(g)    so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 or a Restricted Payment permitted pursuant to Section 7.06.
Section 7.05    Dispositions. Make any Disposition, except:
(a)    Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(b)    Dispositions of inventory in the ordinary course of business or consistent with past practice, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned in the ordinary course of business) and termination of leases and licenses in the ordinary course of business;
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party (other than a Holdco) or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02 other than Section 7.02(e);
(e)    to the extent constituting Dispositions, transactions permitted by (i) Section 7.01 (other than Section 7.01(i) and (l)(ii)), (ii) Section 7.02 (other than 7.02(e) or (h)), (iii) Section 7.04 (other than 7.04(g)) and (iv) Section 7.06 (other than 7.06(d));
(f)    Dispositions to consummate the Transactions;
(g)    Dispositions of cash and Cash Equivalents;

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(h)    leases, subleases, licenses or sublicenses (including licenses and sublicenses of software or other intellectual property rights) and terminations thereof, in each case in the ordinary course of business, and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries (taken as a whole) and (ii) Dispositions of intellectual property (including inbound licenses) that is no longer material to the business of the Borrower and its Restricted Subsidiaries;
(i)    transfers of property subject to Casualty Events;
(j)    Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) with respect to Dispositions pursuant to this Section 7.05(j) for an aggregate purchase price for all such Dispositions in excess of $10,000,000 in any fiscal year, the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than non‑consensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (l), (m), (n), (p), (q), (r)(i), (r)(ii), (s), (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents), (jj) and (kk) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non‑cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non‑cash consideration is received) not to exceed the greater of $12,500,000 and 20% of LTM EBITDA at any time and (iii) the Borrower or the applicable Restricted Subsidiary complies with the applicable provision of Section 2.05(b);
(k)    Dispositions of non‑core assets acquired in connection with Permitted Acquisitions or other Investments; provided that (i) the aggregate amount of such sales shall not exceed 25% of the fair market value of the acquired entity or business and (ii) each such sale is in an arm’s‑length transaction and the Borrower or the respective Restricted Subsidiary receives at least fair market value in exchange therefor;
(l)    Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;
(m)    Dispositions of property pursuant to sale‑leaseback transactions; provided that to the extent the aggregate Net Proceeds from all such Dispositions since the Closing Date exceeds $15,000,000, such excess shall be reinvested in accordance with the definition of “Net Proceeds” or otherwise shall be applied to prepay Loans in accordance with Section 2.05(b)(ii);

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(n)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;
(o)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(p)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(q)    the unwinding or settlement of any Swap Contract;
(r)    the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;
(s)    [reserved]; and
(t)    [reserved];
(u)    Dispositions of non‑Collateral assets in an aggregate amount not to exceed $5,000,000; and
(v)    Dispositions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.05(v);
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (b), (d), (e), (f), (h), (i), (l), (p), (q) and (r) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
Section 7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower, and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non‑wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests of such Person (and, in the case of such a Restricted Payment by a non‑wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

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(c)    Restricted Payments made (i) on or within seven Business Days of the Closing Date to consummate the Transactions, (ii) in respect of working capital adjustments or purchase price adjustments pursuant to the Acquisition Agreement, any Permitted Acquisition or other permitted Investments and (iii) in order to satisfy indemnity and other similar obligations under the Acquisition Agreement;
(d)    to the extent constituting Restricted Payments, the Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries may enter into and consummate transactions permitted by any provision of Section 7.02 (other than 7.02(e) and 7.02(m)), 7.04 (other than 7.04(g)), 7.05 (other than 7.05(e)(iv) and 7.05(g)) or 7.08 (other than 7.08(f), 7.08(g), 7.08(h), and 7.08(m));
(e)    repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f)    after December 31, 2019, if (and only if) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.09) is less than or equal to 5.25 to 1.00, the Borrower and each Restricted Subsidiary may (i) pay (or make Restricted Payments to allow a Holdco or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Borrower or any other direct or indirect parent thereof) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of a Restricted Subsidiary or the Borrower (or any direct or indirect parent thereof) or (ii) make Restricted Payments in the form of distributions to allow a Holdco or any direct or indirect parent a Holdco to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of a Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this Section 7.06(f), together with the aggregate amount of loans and advances to the Holdcos made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this Section 7.06(f), shall not exceed $5,000,000 in any calendar year (which shall increase to $10,000,000 subsequent to the consummation of a Qualified IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10,000,000 in any calendar year (which shall increase to $20,000,000 subsequent to the consummation of a Qualified IPO)); provided, further, that such amount in any calendar year may further be increased by an amount not to exceed:
(A)    amounts used to increase the Cumulative Credit pursuant to clauses (b) and (c) of the definition of “Cumulative Credit”;
(B)    Excluded Contributions;

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(C)    the Net Proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies;
provided, further, that cancellation of Indebtedness owing to the Borrower from members of management of the Borrower, any of the Borrower’s direct or indirect parent companies or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(g)    after December 31, 2019, the Borrower may make Restricted Payments in an aggregate amount not to exceed, the Cumulative Credit at such time; provided that (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.09) is less than or equal to 5.25 to 1.00;
(h)    the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower:
(i)    to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries, Transaction Expenses and any indemnification claims made by directors or officers of such parent attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries;
(ii)    the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise or similar Taxes, other fees and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
(iii)    for any taxable period in which the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to pay the portion of any federal, foreign, state and/or local income taxes of such Tax Group that are attributable to the taxable income of the Borrower and/or its Subsidiaries provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and its Subsidiaries would have been required to pay as a stand‑alone consolidated, combined or similar income tax group; provided, further, that the permitted payment pursuant to this clause (iii) with respect to any Taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar income Taxes (any amount permitted to be paid under this Section 7.06(h)(iii), a “Tax Distribution”);
(iv)    to finance any Investment that would be permitted to be made pursuant to Sections 7.02 and 7.08 if such parent were subject to such Sections; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such

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Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Investment, in each case, in accordance with the requirements of Section 6.11 and (C) such contribution shall constitute an Investment by the Borrower or the applicable Restricted Subsidiaries, as the case may be, at the date of such contribution or merger, as applicable, in an amount equal to the amount of such Restricted Payment;
(v)    the proceeds of which (A) shall be used to pay customary salary, bonus and other benefits payable to officers and employees of a Holdco or any direct or indirect parent company of a Holdco to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or (B) shall be used to make payments permitted under Sections 7.08(e), (i), (j), (k), (l), (m) and (p) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Restricted Subsidiary); and
(vi)    the proceeds of which shall be used by a Holdco to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by a Holdco (or any direct or indirect parent thereof) that is directly attributable to the operations of the Borrower and its Restricted Subsidiaries;
(i)    payments made or expected to be made by a Holdco, Borrower or any of the Restricted Subsidiaries (or Restricted Payments to allow any direct or indirect parent thereof to make payments) in respect of withholding or similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases, in each case, in connection with the exercise of stock options;
(j)    after a Qualified IPO by the Borrower or a Relevant Public Company, (i) any Restricted Payment by the Borrower to pay listing fees and other costs and expenses attributable to the Borrower or such Relevant Public Company being a publicly traded company which are reasonable and customary and (ii) additional Restricted Payments in an aggregate amount per annum not to exceed an amount equal to 6.0% of the net proceeds received by (or contributed to) the Borrower from such Qualified IPO;
(k)    the Borrower or any of the Restricted Subsidiaries may pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) cash in lieu of fractional Equity Interests in connection with (x) any dividend, split or combination thereof or (y) any Permitted Acquisition; and
(l)    Restricted Payments in the amount of any Excluded Contribution.
Section 7.07    [Reserved].
Section 7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, in each case involving aggregate payments or consideration in excess of $3,000,000, other than:

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(a)    transactions among the Borrower and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)    on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s‑length transaction with a Person other than an Affiliate;
(c)    the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions;
(d)    the issuance of Equity Interests to any officer, director, employee or consultant of the Borrower or any of its Restricted Subsidiaries in connection with the Transactions;
(e)    (i) so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, the payment of management, monitoring, consulting, advisory and other fees (including transaction and termination fees), in each case pursuant to the Management Agreement and (ii) indemnifications and reimbursement of expenses of the Permitted Holders in connection with management, monitoring, consulting and advisory services provided pursuant to the Management Agreement, if any;
(f)    Restricted Payments permitted under Section 7.06;
(g)    loans and other Investments among Holdings, Intermediate Holdings, the Borrower and its Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by the Holdcos, the Borrower and/or its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 7.02;
(h)    transactions by the Borrower and its Restricted Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article VII;
(i)    employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;
(j)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
(k)    transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth on Schedule 7.08(k) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(l)    customary payments by the Borrower and any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures) in an aggregate amount not to exceed $5,000,000 in any fiscal year, which payments are approved by

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the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower in good faith;
(m)    payments by the Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries, but only to the extent permitted by Section 7.06(h)(iii);
(n)    the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof;
(o)    transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Borrower, or are on terms at least as favorable (as reasonably determined by the Borrower) as might reasonably have been obtained at such time from an unaffiliated party;
(p)    (i) any payments required to be made pursuant to the Acquisition Agreement and (ii) the Transactions;
(q)    the payment of reasonable out‑of‑pocket costs and expenses and indemnities pursuant to the stockholders agreement or the registration and participation rights agreement entered into on the Closing Date in connection therewith;
(r)    transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(b);
(s)    payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Borrower and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 7.02; and
(t)    [reserved].
Section 7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of:
(a)    any Restricted Subsidiary that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor; or
(b)    any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations;
provided that the foregoing Sections 7.09(a) and (b) shall not apply to Contractual Obligations which:

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(i)    (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09(b) and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing (taken as a whole) does not materially expand the scope of such Contractual Obligation (as reasonably determined by the Borrower);
(ii)    are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14;
(iii)    represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03 and which does not apply to any Loan Party;
(iv)    are customary restrictions (as reasonably determined by the Borrower) that arise in connection with (x) any Lien permitted by Sections 7.01(a), (b), (f), (i), (j)(i), (k), (l), (p), (q), (r)(i), (r)(ii), (s), (u), (v), (w), (z), (aa), (dd), (ee), (ii), (jj), and (kk) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition;
(v)    are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture and its equity entered into in the ordinary course of business;
(vi)    are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds, accessions and products thereof or (ii) the property secured by such Indebtedness and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Obligations;
(vii)    are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;
(viii)    comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b), (e), (g), (n)(i), (t), (u), (w), (y) and (bb) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Section 7.03(g) or (u), to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;
(ix)    are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;
(x)    are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

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(xi)    are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(xii)    arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit;
(xiii)    comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, either (a) no more restrictive than the restrictions contained in this Agreement or (b) no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions pursuant to this clause (b) will not affect its obligation or ability to make any payments required hereunder;
(xiv)    are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(xv)    are restrictions regarding licensing or sublicensing by the Borrower and its Restricted Subsidiaries of intellectual property (including customary restrictions on assignment contained in license or sublicense agreements) entered into in the ordinary course of business;
(xvi)    are restrictions contained in the Second Lien Loan Documents and documents otherwise governing Indebtedness permitted pursuant to Section 7.03(w);
(xvii)    are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder; and
(xviii)    [reserved].
Section 7.10    [Reserved].
Section 7.11    Consolidated First Lien Net Leverage Ratio. With respect to the Revolving Credit Facilities only, except with the written consent of the Required Revolving Credit Lenders, permit the Consolidated First Lien Net Leverage Ratio as of the last day of any Test Period set forth below to be greater than the ratio set forth below opposite such last day of a Test Period below.

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Test Period Ended	Consolidated First Lien Net Leverage Ratio

September 26, 2014	5.50: 1.00
December 31, 2014	5.50: 1.00
March 27, 2015	5.50: 1.00
June 26, 2015	5.50: 1.00
September 25, 2015	5.50: 1.00
December 31, 2015	5.50: 1.00
April 1, 2016	5.50: 1.00
July 1, 2016	5.25: 1.00
September 30, 2016	5.25: 1.00
December 30, 2016	5.00: 1.00
March 31, 2017	5.00: 1.00
June 30, 2017	4.75: 1.00
September 29, 2017	4.75: 1.00
December 31, 2017	4.50: 1.00
March 30, 2018 through September 27, 2019	4.50: 1.00
December 31, 2019 and thereafter	4.25: 1.00

Notwithstanding the foregoing, this Section 7.11 shall be in effect (and shall only be in effect) as of the last day of any fiscal quarter, if the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and/or L/C Obligations (other than (i) Letters of Credit in an aggregate Stated Amount not to exceed $5,000,000 and (ii) Letters of Credit the aggregate Stated Amount of which have been Cash Collateralized in full) at such time is greater than $10,000,000 at such time as of the last day of such Test Period (it being understood that calculation of compliance with this Section 7.11 shall be determined as of the last day of the then most recently ended Test Period and shall not give Pro Forma Effect to any such incurrence or issuance after such date).
Section 7.12    [Reserved].
Section 7.13    Prepayments, Etc. of Subordinated Indebtedness.
(a)    Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments and “AHYDO” payments and, subject to no Event of Default arising under Section 8.01(a) or (f) then existing or resulting therefrom, in connection with the amendment of any Junior Financing, the payment of related fees (other than in connection with any amendment that reduces or forgives the commitments, outstanding principal amount or effective yield of such Junior Financing) shall be permitted) any (i) Indebtedness subordinated in right of payment incurred under Section 7.03, or (ii) any other Indebtedness for borrowed money of a Loan Party that is (x) subordinated in right of payment to the Obligations expressly by its terms or (y) is secured on a junior lien basis to the Liens securing the Obligations (including the Second Lien Term Loans) (collectively, “Junior Financing”), except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion or

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exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary, subject to the subordination provisions applicable to any such Indebtedness, (iv) prepayments of principal of and any required premium on loans under the Second Lien Credit Agreement (or any comparable provision of a Permitted Refinancing thereof) in connection with the removal of a lender pursuant to Section 3.07 of the Second Lien Credit Agreement (or any comparable provision of a Permitted Refinancing thereof or the payment of any fees in connection with amendments thereto), (v) repayments of the seller financing permitted by Section 7.03(v), subject to the subordination provisions (if any) applicable thereto and (vi) repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed, $10,000,000 plus, the Cumulative Credit at such time; provided that solely to the extent such payments are made in reliance on clause (b) of the definition of “Cumulative Credit”, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section 1.09) is less than or equal to 5.25 to 1.00.
(b)    Amend, modify or change any term or condition of any Junior Financing Documentation in respect of any Specified Junior Financing Obligation (x) in the case of the Second Lien Credit Agreement or the documentation governing Second Lien Incremental Equivalent Debt, any Second Lien Credit Agreement Refinancing Indebtedness and any other Second Lien Secured Obligations (and any Permitted Refinancing in respect of the foregoing), in violation of the Closing Date Intercreditor Agreement or the definition of “Permitted Refinancing” and (y) in respect of any other Junior Financing, in violation of the definition of “Permitted Refinancing” or any applicable subordination or intercreditor agreement.
Notwithstanding anything to the contrary in any Loan Document, the Borrower may make regularly scheduled payments of interest and fees on the Second Lien Term Facility or any Junior Financing, and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.
Section 7.14    Permitted Activities. With respect to a Holdco, engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) (a) in the case of Intermediate Holdings, its ownership of the Equity Interests of the Borrower and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests and (b) in the case of Holdings, its ownership of the Equity Interests of Intermediate Holdings and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Second Lien Loan Documents and any other documents governing Indebtedness permitted to be incurred by the Borrower or a Restricted Subsidiary pursuant to Section 7.03, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) (1) Subordinated Debt or unsecured Guaranteed Obligations in respect of any Subordinated Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, provided that such Guaranteed Obligations shall be subordinated to the Obligations to the same extent and on the same terms as the Indebtedness so guaranteed is subordinated to the Obligations, (2) Guaranteed Obligations in respect of Indebtedness of, the Borrower and its Restricted Subsidiaries permitted under Section 7.03, including any Permitted Refinancing thereof and (3) guaranties of other obligations not constituting Indebtedness incurred by, the Borrower or any of the Restricted Subsidiaries, (vi) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, Intermediate Holdings and the Borrower, (vii) holding any cash or property (but not operating any property), (viii) [reserved], (ix) providing indemnification to officers and directors

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and (x) any activities incidental or reasonably related to the foregoing. No Holdco shall incur any Liens on Equity Interests of Intermediate Holdings or the Borrower, other than non‑consensual Liens and those for the benefit of the First Lien Secured Obligations and the Second Lien Secured Obligations (subject at all times to the Closing Date Intercreditor Agreement). Holdings shall not own any Equity Interests other than those of Intermediate Holdings, and Intermediate Holdings shall not own any Equity Interests other than those of the Borrower.
Article VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(a)    Non‑Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five Business Days after the same becomes due, any interest on any Loan or any Unreimbursed Amount (to the extent that such Unreimbursed Amount has not been refinanced by a Revolving Credit Borrowing in accordance with Section 2.03(c)), any fees or other amounts payable hereunder or with respect to any other Loan Document or (iii) when and as required to be paid herein, any amount required to be prepaid and/or Cash Collateralized pursuant to the second sentence of Section 2.05(b)(iv); or
(b)    Specific Covenants. The Borrower, any Restricted Subsidiary or, in the case of Section 7.14, a Holdco, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower) or 6.20(b) or Article VII; provided that an Event of Default under Section 7.11 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Credit Lenders have actually terminated the Revolving Credit Commitments and/or declared all Revolving Credit Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Required Lenders declare an Event of Default with respect to Section 7.11; provided, further, that the covenant in Section 7.11 is subject to cure pursuant to Section 8.04; or
(c)    Other Defaults. Any Holdco, the Borrower or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a), (b) or (d)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein or in any other Loan Document, or any certification in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect (or, in the case of any representation and warranty qualified by materiality, in all respects) when made or deemed made; or
(e)    Cross‑Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder, but including Indebtedness outstanding under the Second Lien Loan Documents) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such

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Indebtedness referenced in clause (A) above, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after delivery of any notice if required and after giving effect to any waiver, amendment, cure or grace period), with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (B) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, (ii) any Indebtedness if (x) the sole remedy of the holder thereof in the event of the non‑payment of such Indebtedness or the non‑payment or non‑performance of obligations related thereto or (y) the sole rights of the holder(s) thereof is to elect, in each case, to convert such Indebtedness into Qualified Equity Interests and cash in lieu of fractional shares and (iii) in the case of Indebtedness which the holder thereof may elect to convert into Qualified Equity Interests, such Indebtedness from and after the date, if any, on which such conversion has been effected; provided, further, that such failure is unremedied or is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or
(f)    Insolvency Proceedings, Etc. Other than with respect to any dissolutions otherwise permitted hereunder, any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or
(g)    [Reserved]; or
(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by either (i) independent third‑party insurance as to which the insurer does not deny coverage or (ii) another creditworthy (as reasonably determined by the Administrative Agent) indemnitor); and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or
(i)    Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender which do not arise from a breach by a Loan Party of its obligations under the Loan Documents or the satisfaction in full of all the Obligations (other than (i) contingent obligations as to which no claim has been asserted, (ii) obligations in respect of outstanding Letters of Credit that have been Cash Collateralized,

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back‑stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer, (iii) obligations under the Secured Hedge Agreements and (iv) Cash Management Obligations), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than in accordance with its terms) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document (other than in accordance with its terms); or
(j)    Change of Control. There occurs any Change of Control; or
(k)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to Sections 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral having an aggregate value in excess of $2,500,000 purported to be covered thereby, subject to Liens permitted under Section 7.01 or any Loan Party contests in writing the validity or priority of a Lien, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities or negotiable instruments pledged under the Collateral Documents or take other required actions required to be taken by the Administrative Agent under the Loan Documents, in each case, which does not arise from a breach by a Loan Party of its obligations under the Loan Documents, and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or
(l)    ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would reasonably be expected to result.
Section 8.02    Remedies Upon Event of Default. (a) If any Event of Default occurs and is continuing (other than an Event of Default under Section 8.01(b) as it relates to a Default under Section 7.11 unless the conditions of the first proviso of Section 8.01(b) have been satisfied), the Administrative Agent may and, at the request of the Required Lenders shall take any or all of the following actions:
(i)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower (to the extent permitted by applicable law);
(iii)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

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(iv)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
(b)    Subject to the second proviso in Section 8.01(b), if any Event of Default under Section 8.01(b) as it relates to a Default under Section 7.11 occurs and is continuing (other than if the conditions of the first proviso of Section 8.01(b) have been satisfied and, for the avoidance of doubt, Section 8.02(a) is applicable to such Default), the Administrative Agent may and, at the request of the Required Revolving Credit Lenders, shall take any or all of the following actions:
(i)    declare the commitment of each Lender to make Revolving Credit Loans and Swing Line Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Revolving Credit Loans and Swing Line Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Revolving Credit Facilities to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(iii)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(iv)    exercise on behalf of itself and the Revolving Credit Lenders all rights and remedies available to it and the Revolving Credit Lenders under the Loan Documents or applicable Laws, in each case under or in respect of the Revolving Credit Facilities.
Section 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such hereunder;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders hereunder (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any Secured Obligations constituting fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn Stated Amount of Letters of Credit), and any Secured Obligations constituting breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts (for this purpose, taking the Dollar Equivalent of Obligations in respect of Letters of Credit denominated in a currency other than Dollars) described in this clause Fourth held by them;
Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Secured Obligations then earned, due and payable have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate Stated Amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, to the Borrower as applicable, or as otherwise required by the Intercreditor Agreements.
Section 8.04    Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02:
(a)    For the purpose of determining whether an Event of Default under Section 7.11 has occurred, the Borrower may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of the Borrower or any cash contribution to the common capital of the Borrower (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (A) such amounts to be designated (i) are actually received by the Borrower after the first day of the applicable fiscal quarter and on or prior to the tenth Business Day after the date on which financial statements are required to be delivered with respect to such fiscal quarter (the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default under Section 7.11 as of such date and (B) the Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent that such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under Section 7.11 is less than the full amount of such originally designated amount). The Cure Amount shall be added to Consolidated EBITDA for the applicable fiscal quarter and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter.
(b)    The parties hereby acknowledge that this Section 8.04 may not be relied on for purposes of calculating any financial ratios other than for determining actual compliance with Section

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7.11 and shall not result in any adjustment to any amounts hereunder (including the amount of the Cumulative Credit, Indebtedness, Total Assets, LTM EBITDA, Consolidated First Lien Net Debt or Consolidated Total Debt or any other calculation of net leverage or Indebtedness hereunder (directly or by way of netting) and shall not be included for purposes of determining pricing, mandatory prepayments, financial ratio‑based conditions and the availability or amount permitted pursuant to any covenant under Article VII) with respect to the quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in Section 8.04(a) above.
(c)    In furtherance of Section 8.04(a) above, (i) upon actual receipt and designation of the Cure Amount by the Borrower, the covenant under Section 7.11 shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 7.11 and any Event of Default or potential Event of Default under Section 7.11 shall be deemed not to have occurred for purposes of the Loan Documents, and (ii) after delivery of an applicable Notice of Intent to Cure, neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under Section 7.11 until and unless the Cure Expiration Date has occurred without the Cure Amount having been received. Notwithstanding the foregoing, no Credit Extension shall be made until receipt by the Administrative Agent of the Cure Amount or waiver of the Event of Default.
(d)    (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 8.04 is exercised and (ii) there shall be no pro forma reduction in Indebtedness (directly or by way of netting) with the Cure Amount for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Cure Amount was made.
(e)    There can be no more than five fiscal quarters in which the cure rights set forth in this Section 8.04 are exercised during the term of the Facilities.
Article IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01    Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints BNYM to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto. The provisions of this Article IX (other than Sections 9.01, 9.06 and 9.09 through and including 9.12) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party has rights as a third party beneficiary of any of such provisions.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co‑agents, sub‑agents and attorneys‑in‑fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any

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portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including the second paragraph of Section 10.05), as though such co‑ agents, sub‑agents and attorneys‑in‑fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to (i) execute any and all documents (including releases) with respect to the Collateral (including each Intercreditor Agreement and any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
Section 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent (and, to the extent applicable after the Agency Transfer Effective Date, the Former Agent):
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or, in the case of the Former Agent, as expressly required pursuant to the terms of the Agency Transfer Agreement; provided that the Administrative Agent or Former Agent, as applicable, shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose it to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; provided, further, that prior to taking any action, the Administrative Agent or Former Agent may require an indemnity (such indemnity to be reasonably satisfactory to the Administrative Agent or Former Agent, as applicable, in all respects) from the Required Lenders or Lenders, as applicable, against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any action;
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating

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to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer;
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent;
(f)    shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Borrower;
(g)    shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;
(h)    shall not be liable for any error of judgment made in good faith by a responsible officer of the Administrative Agent unless it shall be proved that the Administrative Agent was negligent in ascertaining the pertinent facts;
(i)    shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Administrative Agent; and
(j)    shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or

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communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
In addition, any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant assignment or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution; provided that such representation shall only be required to be made if the list of Disqualified Institutions is made to all Lenders and such assignees. None of the Agents shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.
Delivery of any reports, information and documents to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder.
No provision of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby shall require the Administrative Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power or (ii) otherwise incur any financial liability in the performance of its duties or the exercise of any of its rights or powers.
The Administrative Agent has accepted and is bound by the Loan Documents executed by the Administrative Agent as of the Closing Date and, as directed in writing by the Required Lenders, the Administrative Agent shall execute additional Loan Documents delivered to it after the Closing Date; provided, however, that such additional Loan Documents do not adversely affect the rights, privileges, benefits and immunities of the Administrative Agent. The Administrative Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Loan Documents to which the Administrative Agent is a party).
For the avoidance of doubt the Borrower, the Guarantors and the Lenders hereby agree that the Administrative Agent shall be under no obligation to make any determination, demand or request, grant or withhold any approval or consent or deliver any notice pursuant to the defined terms “Additional Refinancing Lender”, “Collateral and Guarantee Requirement”, “Credit Agreement Refinancing Indebtedness”, “Excluded Assets”, “Excluded Subsidiary”, “Guarantors”, “Management Agreement”, “Material Domestic Subsidiary, “Material Foreign Subsidiary”, “Mortgages”, “Parity Intercreditor Agreement”, “Permitted Refinancing”, “Revaluation Date”, “Second Lien Parity Intercreditor Agreement”, “Subordinated Debt”, and pursuant to Sections 2.03(b) and (g), 2.14, 2.15, 2.16, 5.05(b), 6.01(a) and (d), 6.07, 6.11, 6.12, 6.18, 7.03(g) and (i), 7.04(d), 8.01(h), 9.02(d) and (e) and 10.01 without the written direction of Required Lenders or Lenders, as applicable.
Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received

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notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent (including, without limitation, the Former Agent). The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and non‑appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
Section 9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. If the Administrative Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon 15 days’ notice to the Lenders. Upon receipt of any such notice of resignation or removal of the Administrative Agent by the Borrower, the Required Lenders shall have the right, with the consent of the Borrower at all times other than upon the occurrence and during the continuation of an Event of Default under Section 8.01(a) or 8.01(f) (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above (including consent of the Borrower); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents (including, without limitation, pursuant to the Agency Transfer Agreement), the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent (including, without

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limitation, the Former Agent), its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
To the extent the Administrative Agent is also the Swing Line Lender or an L/C Issuer hereunder, any resignation by the Administrative Agent as Administrative Agent pursuant to this Section 9.06 may also, at the option of the resigning or removed Administrative Agent, constitute its resignation as L/C Issuer and Swing Line Lender (it being acknowledged by DBNY that DBNY has not chosen to resign in its capacity as Swing Line Lender and L/C Issuer in connection with the Agency Transfer on the Agency Transfer Effective Date), in which case such resigning L/C Issuer and Swing Line Lender (x) shall not be required to issue any further Letters of Credit or extend any further Swing Line Loans hereunder and (y) shall maintain all of its rights as L/C Issuer or Swing Line Lender with respect to any Letters of Credit issued by it or Swing Line Loans extended by it, as applicable, prior to the date of such resignation so long as such Letters of Credit or L/C Obligations or Swing Line Loans remain outstanding and not otherwise Cash Collateralized in accordance with the terms herein. To the extent the Administrative Agent is also Swing Line Lender or L/C Issuer hereunder at the time of such resignation and chooses to resign in its capacity as Swing Line lender and/or L/C Issuer, as well, upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents as L/C Issuer or Swing Line Lender, as applicable, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
Section 9.07    Non‑Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Former Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Former Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Administrative Agent, the Bookrunners, the Arrangers, the Syndication Agent, the Documentation Agent or the Senior Managing Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder and, after the Agency Transfer Effective Date, the Former Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except as and to the extent required pursuant to the express terms of the Agency Transfer Agreement and, to the extent applicable, in its capacity as a Lender, the Swing Line Lender or an L/C Issuer hereunder.
Section 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative

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Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer or in any such proceeding.
Section 9.10    Collateral and Guaranty Matters. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to create, perfect and maintain perfected security interests in and liens upon the Collateral granted pursuant to the Collateral Documents. Each of the Lenders irrevocably authorizes the Administrative Agent, at its option, and in its sole discretion:
(a)    to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;
(b)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent obligations for which no claim has been made and Letters of Credit which have been Cash Collateralized or otherwise backstopped) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuers shall have been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document (including any Disposition of Equity Interests of a Restricted

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Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party in connection with an Investment permitted under Section 7.02(y)), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 9.10(d);
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted to be senior to the Liens securing the Secured Obligations pursuant to Sections 7.01(b), (u), (w) (with respect to assumed Indebtedness), (aa) (with respect to Sections 7.01(b), (u), (w) (as to assumed Indebtedness) and (bb); and
(d)    to release any Subsidiary Guarantor from its obligations under this Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
Beyond the exercise of reasonable care in the custody of the Collateral in its possession, the Administrative Agent will not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Administrative Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Administrative Agent in good faith.
The Administrative Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Administrative Agent, as determined by a court of competent jurisdiction in a final, nonappealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Administrative Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.
In the event that the Administrative Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Administrative Agent’s sole discretion may cause the Administrative

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Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Administrative Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Administrative Agent reserves the right, instead of taking such action, either to resign as Administrative Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Administrative Agent will not be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Administrative Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
Section 9.11    Secured Treasury Services Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.
The Hedge Banks hereby authorize the Administrative Agent to enter into any Parity Intercreditor Agreement, any Closing Date Intercreditor Agreement or other intercreditor agreement permitted under this Agreement, and any amendment, modification, supplement or joinder with respect thereto, and any such intercreditor agreement is binding upon the Hedge Banks.
Section 9.12    Withholding Tax Indemnity. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or if any payment has been made by the Administrative Agent to any Lender without applicable withholding tax being deducted from such payment), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out‑of‑pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of

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doubt, the term “Lender” shall, for purposes of this Section 9.12, include any L/C Issuer and the Swing Line Lender.
Section 9.13    Non-U.S. Administrative Agent Tax Matters.
If legally entitled to do so, any successor or supplemental Administrative Agent that is not a United States person under Section 7701(a)(30) of the Code, shall deliver to the Borrower two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrower can make such payments to the Administrative Agent without deduction or withholding of any Taxes imposed by Section 1441 of the Code.
Article X
MISCELLANEOUS
Section 10.01    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (j) below (except an amendment to increase Commitments hereunder as contemplated in clause (a) below) , which shall only require the consent of the Lenders expressly set forth therein and not Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such an extension or increase);
(b)    postpone any date scheduled for any payment of principal (including final maturity), interest or fees under Section 2.07, 2.08 or 2.09, respectively, without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver (or amendment to the terms) of any mandatory prepayment of the Loans or any obligation of the Borrower to pay interest at the Default Rate, any Default or Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute such a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof shall not constitute a postponement of such scheduled payment);
(c)    reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) the waiver of (or amendment to the terms

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of) any obligation of the Borrower to pay interest at the Default Rate, any mandatory prepayment of the Loans or mandatory reduction of any Commitments or any Default or Event of Default shall not constitute such a reduction and (ii) any change to the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);
(d)    change any provision of Section 2.12(a), 2.13 or 8.03 or the definition of “Pro Rata Share” in any manner that would alter the pro rata sharing of payments or other amounts required thereby, without the written consent of each Lender directly and adversely affected thereby; provided that modifications to Section 2.12(a), Section 2.13, Section 8.03 or the definition of “Pro Rata Share” in connection with (x) any buy back of Term Loans by any Holdco or the Borrower pursuant to Section 10.07(l), (y) any Incremental Amendment or (z) any Extension Amendment, in each case, shall only require approval (to the extent any such approval is otherwise required) of the Required Lenders;
(e)    change any provision of (i) this Section 10.01 or (ii) the definition of “Required Revolving Credit Lenders,” “Required Lenders”, “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of each Lender directly and adversely affected thereby (it being understood that, with the consent of the Required Lenders, Required Revolving Credit Lenders or Required Class Lenders, as applicable (if such consent is otherwise required), or the Administrative Agent (if the consent of the Required Lenders, Required Revolving Credit Lenders or Required Class Lenders, as applicable, is not otherwise required), additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Required Revolving Credit Lenders, as applicable, on substantially the same basis as the Term Commitments or Revolving Credit Commitments, as applicable);
(f)    other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(g)    other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;
(h)    amend, waive or otherwise modify any term or provision of Section 7.11, 8.01(b) (solely as it relates to Section 7.11), 8.04 or the definition of “Consolidated First Lien Net Leverage Ratio” (or any of its component definitions (as used in such Section but not as used in other Sections of this Agreement)), without the written consent of the Required Revolving Credit Lenders;
(i)    amend, modify or waive any provision relating to the application of any voluntary or mandatory prepayment or commitment reduction that results in a given Class being allocated a lesser prepayment, repayment or commitment reduction than such Class would otherwise have been entitled to in the absence of such amendment, modification or waiver, without the consent of the Required Class Lenders for such affected Class (it being understood, however, that the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Classes, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered); or

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(j)    waive any condition precedent set forth in Section 4.02 without the written consent of the Required Revolving Credit Lenders;
provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, adversely affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, adversely affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Credit Lenders; (iii)  no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof and only the consent of the parties to the Agency Transfer Agreement shall be required to amend, modify or supplement the terms thereof; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) (x) no Lender consent is required to effect an Incremental Amendment, Refinancing Amendment or Extension Amendment (except as expressly provided in Sections 2.14, 2.15, or 2.16, as applicable) or to effect any amendment expressly contemplated by Section 6.18 and (y) subject to the terms of Section 3.07(d), in connection with an amendment that addresses solely a re‑pricing transaction and any related amendments (including any amendments to Section 2.09(d) and related provisions) in which any Class of Term Loans is refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower Effective Yield (a “Permitted Repricing Amendment”), only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required for such Permitted Repricing Amendment. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except (x) in respect of an amendment, waiver or consent under Section 10.01(a) or (b) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding the foregoing, no Lender consent is required for the Administrative Agent to enter into or to effect any amendment, modification or supplement to any Parity Intercreditor Agreement, the Closing Date Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Commitment, any Incremental Equivalent Debt, or any Permitted First Priority Refinancing Debt or any Permitted Junior Priority Refinancing Debt, for the purpose of adding the holders of such Indebtedness (or their Representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such Parity Intercreditor Agreement, such Closing Date Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders); provided, further,

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that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all or a portion of the outstanding Term Loans of any Class (“Refinanced Term Loans”) with one or more tranches of replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the Effective Yield for such Replacement Term Loans shall not be higher than the Effective Yield for such Refinanced Term Loans unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Refinanced Term Loans, (b) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus accrued interest, fees, expenses and premium), (c) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing, (d) such Replacement Term Loans must satisfy the requirements of Credit Agreement Refinancing Indebtedness and (e) all other terms applicable to such Replacement Term Loans shall be as agreed between the Borrower and the Lenders providing such Replacement Term Loans.
Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything to the contrary contained in Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
Section 10.02    Notices and Other Communications; Facsimile Copies.
(a)    Notices; Effectiveness; Electronic Communications.
(i)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(a)(ii)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight

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courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(A)    if to:
(1)    the Administrative Agent, to:
The Bank of New York Mellon
2001 Bryan Street, Suite 1000
Dallas, Texas 75201
Attention: Stacie Row
Telephone: 214-468-5525
Facsimile: 214-468-5539
E-mail: lpcoe-agentsvcs@bnymellon.com

with a copy to:

Emmet & Marvin LLP
120 Broadway
New York, New York 10271
Attention: Elizabeth M. Clark, Esq.
Telephone: 212-238-3037
Facsimile: 212-238-3100
E-mail: eclark@emmetmarvin.com;

(2)    DBNY, in its capacity as L/C Issuer, to:
Deutsche Bank AG New York Branch
Standby Letter of Credit Unit
60 Wall Street
New York, New York 10005
Attention: Everardus J. Rozing
Telephone: 212-250-1014
Facsimile: 212-797-0403
E-mail: everardus.rozing@db.com;

(3)    DBNY, in its capacity as Swing Line Lender, to:
Deutsche Bank AG New York Branch
5022 Gate Parkway, Suite 200
Jacksonville, Florida 32256
Attention: Mike Stanchina
Telephone: 904-271-3423
Facsimile: 646-867-1799
E-mail: mike.stanchina@db.com; and

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(4)     if to the Borrower, or any other L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a); and
(B)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(a)(ii) shall be effective as provided in such Section 10.02(a)(ii).
(ii)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(b)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non‑appealable judgment to have resulted from the gross negligence, bad faith or willful

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misconduct of such Agent Party (or its representatives); provided, however, that in no event shall any Person have any liability to any other Person hereunder for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages); provided that nothing in this sentence shall limit any Loan Party’s indemnification obligations set forth herein.
(c)    Change of Address, Etc. Each of the Borrower, the Administrative Agent and any L/C Issuer and the Swing Line Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, any L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non‑Public Information.
(d)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Section 10.05 hereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03    No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and

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remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13) or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04    Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, (1) to pay or reimburse the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent, the Arrangers and the Bookrunners and their respective Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Loan Documents, and (2) to pay or reimburse the Administrative Agent and its Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including, in each case, all Attorney Costs, which shall be limited to (i) counsel to each of DBNY and BNYM in connection with the Agency Transfer and (ii) counsel to the Administrative Agent and its Affiliates, one counsel to the Syndication Agent, the Documentation Agent, the Senior Managing Agent, the Arrangers and the Bookrunners and their respective Affiliates, taken as a whole, and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders, taken as a whole and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the L/C Issuers and the Lenders for all reasonable and documented out-of-pocket costs, charges and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents (including all such costs, charges and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to (i) counsel to each of DBNY and BNYM in connection with the Agency Transfer and (ii) Attorney Costs of counsel to the Administrative Agent and its Affiliates and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected parties). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail (provided that the Lender need not be required to disclose any confidential information or to the extent prohibited by law or regulation); provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within two Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, charges, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion following five Business Days’ prior written notice to the Borrower. For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.
Section 10.05    Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent, Agent-Related Person, Lender, Arranger and Bookrunner and their respective Affiliates

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and controlling Persons, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses, charges and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to Administrative Agent and its Affiliates, one counsel to all other Indemnitees taken as a whole, and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees ), joint or several, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (c) any actual or alleged presence or Release of Hazardous Materials at, in, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses, charges or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) any dispute solely among Indemnitees other than any claims by or against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of any Holdco, the Borrower or any of their Affiliates or (z) settlements effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with the Borrower’s written consent, or if there is a final judgment against an Indemnitee in any such Proceeding, the Borrower shall indemnify and hold harmless such Indemnitee to the extent and the manner set forth above. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through electronic, telecommunications or other information transmission systems, including, without limitation, SyndTrak, IntraLinks, the internet, email or similar electronic transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or its controlling Persons, controlled Affiliates or their respective directors, officers, employees, partners, advisors or other representatives), nor shall the Sponsor or any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of any Holdco or any Subsidiary (including, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). In the case

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of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with reasonable backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of clauses (x) through (z) above. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses, charges and disbursements arising from any non-Tax claims.
To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent (or any sub‑agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub‑agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‑agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).
Section 10.06    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the

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provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(k), (B) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 10.07(l), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(o), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person, (iii) so long as the list of Disqualified Institutions has been made available to all Lenders, a Disqualified Institution, (iv)  Holdings, the Borrower or any of their respective Subsidiaries (except pursuant to Section 2.05(a)(v) or 10.07(l), as applicable) and (v) Affiliated Lenders (except pursuant to Section 10.07(k)) or Debt Fund Affiliates (except pursuant to Section 10.07(e) or (o)).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in Section 10.07(b)(ii) below and the proviso to Section 10.07(a), any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment (including any Non-Extended Revolving Credit Commitment or 2018 Extended Revolving Credit Commitment) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)    the Borrower; provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) an assignment of all or a portion of any Revolving Credit Commitments or Revolving Credit Exposure to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or any Approved Fund thereof, (iii) prior to the completion of primary syndication, an assignment of all or a portion of the Initial Term Loans, Revolving Credit Commitments or Revolving Credit Loans to any Assignee approved by the Sponsor and (iv) after the occurrence and during the continuance of an Event of Default under Section 8.01(a) or Section 8.01(f), an assignment to any Assignee; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and (ii) of all or a portion of the Term Loans pursuant to, and in accordance with the terms of, Section 10.07(k) or Section 10.07(l);
(C)    each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and

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(D)    the Swing Line Lender; provided that no consent of a Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure.
Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the Administrative Agent, any L/C Issuer or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of each Revolving Credit Loan), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $1,000,000 (in the case of each Revolving Credit Loan) or $1,000,000 (in the case of Term Loans), in excess thereof unless each of the Borrower and the Administrative Agent otherwise consents; provided that concurrent assignments to any Lender and its Affiliates or Approved Funds and concurrent assignments from any Lender and its Affiliates or Approved Funds to a single Assignee (or to an Assignee and its Affiliates or Approved Funds) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;
(C)    other than in the case of assignments pursuant to Section 10.07(l), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(D)    the Assignee shall execute and deliver to the Administrative Agent and the Borrower the forms described in Sections 3.01(e) and 3.01(f) applicable to it.
This Section 10.07(b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loan or Commitments on a non‑pro rata basis among such Classes.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub‑participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of

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Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(l) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (subject to Sections 10.07(k), (m) and (n)), and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower pursuant to Section 10.07(l) and a register for the recordation of the names and addresses of the Lenders, and the Commitments (including any Non-Extended Revolving Credit Commitment or 2018 Extended Revolving Credit Commitment) of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.07(b)(ii)(B) above, if applicable, and, if required, the written consent of the Administrative Agent, the Borrower and/or each L/C Issuer to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.07(d). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that the information contained in the Register which is shared with each Lender (other than the Administrative Agent and its affiliates) shall be limited to the entries with respect to such Lender including the Term Commitment of, or principal amount of and stated interest on the Term

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Loans owing to such Lender. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrower shall (i) promptly (and in any case, not less than three Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans at such time and (ii) not less than three Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Term Loans at such time.
(e)    Any Lender may at any time (other than a natural person, a Defaulting Lender, a Holdco, the Borrower, any Non‑Debt Fund Affiliate or so long as the list of Disqualified Institutions has been made available to all Lenders, any Disqualified Institution) sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment (including any Non-Extended Revolving Credit Commitment or 2018 Extended Revolving Credit Commitment) and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (i) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 3.07, including Section 3.01(e), and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is reasonably necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(f)    A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s consent or except to the extent such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.
(g)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.07, including Section 3.01(e), and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Section 3.01 and 3.04, unless such entitlement to a greater payment results from a change in any Law after the grant to the SPC takes place, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non‑public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)    Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be

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entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)    Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively, in which case such resigning L/C Issuer and/or Swing Line Lender shall not be required to issue any further Letters of Credit or extend any further Swing Line Loans hereunder. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder and, if in connection with the resignation of an L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be and if no such successor shall have been so appointed by the Borrower and shall have accepted such appointment within 30 days after the retiring Swing Line Lender or L/C Issuer gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and the retiring Swing Line Lender or L/C Issuer shall be discharged from its duties and obligations hereunder and under the other Loan Documents and, if in connection with the resignation of an L/C Issuer, the Letters of Credit of the retiring L/C Issuer shall be Letters of Credit that have been Cash Collateralized or backstopped in a manner and pursuant to arrangements satisfactory to the retiring L/C Issuer. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c) so long as such Letters of Credit or L/C Obligations remain outstanding and not otherwise Cash Collateralized in accordance with the terms herein). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). After the retiring Swing Line Lender’s or L/C Issuer’s resignation hereunder and under the other Loan Documents, the provisions of Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Swing Line Lender or L/C Issuer, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Swing Line Lender or L/C Issuer was acting as Swing Line Lender or L/C Issuer.
(k)    Any Lender may, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open market purchases on a non‑pro rata basis, in each case subject to the following limitations:
(i)    no assignment of Term Loans to an Affiliated Lender may be purchased with the proceeds of any Revolving Credit Loan or Swing Line Loan;
(ii)    the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit K hereto (an “Affiliated Lender Assignment and Assumption”), which Affiliated

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Lender assignment and assumption shall include customary “big boy” language regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to such Affiliated Lender;
(iii)    Affiliated Lenders (A) will not receive access to the Platform or information provided solely to Lenders by the Administrative Agent or any Lender, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent and (C) will not receive advice of counsel to the Administrative Agent and the Lenders; and
(iv)    the aggregate principal amount of Term Loans (as of the date of consummation of any transaction under this Section 10.07(k)) held at any one time by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of any Class of Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”).
Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E‑2.
Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, a Holdco, the Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent‑Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Affiliated Lenders or any of their Subsidiaries, any Holdco, the Borrower or any of its Subsidiaries shall be required to make any representation that it is not in possession of Excluded Information, (4) none of the Affiliated Lenders or any of their Subsidiaries, any Holdco, the Borrower or its respective Subsidiaries, the Administrative Agent or any other Agent‑Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their Subsidiaries, a Holdco, the Borrower and its Subsidiaries, the Administrative Agent and any other Agent‑Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (5) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.
Notwithstanding anything to the contrary in the Loan Documents, any Term Loans assigned to an Affiliated Lender in accordance with this Section 10.07(k) or Section 10.07(o) may be contributed to Holdings (or any of its direct or indirect parents) and, in turn, directly or indirectly, to the Borrower as a common capital contribution and be exchanged for Equity Interests (other than Disqualified Equity Interests) of Holdings (or any of its direct or indirect parents) to the extent otherwise permitted herein, whereupon such contributed Term Loans shall be cancelled in accordance with Section 10.07(l)(ii) below.
(l)    Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Holdco or the Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y)

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notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non‑pro rata basis, in each case subject to the following:
(i)    if Holdings or Intermediate Holdings is the assignee, upon such assignment, transfer or contribution, such entity shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower as common equity;
(ii)    if the Borrower is the assignee (including through contribution or transfers set forth in clause (i) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;
(iii)    purchases of Term Loans pursuant to this Section 10.07(l) may not be funded with the proceeds of Revolving Credit Loans or Swing Line Loans;
(iv)    the assigning Lender and Holdings, Intermediate Holdings or the Borrower, as applicable, shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit K hereto;
(v)    [reserved]; and
(vi)    notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any non‑cash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Terms Loans purchased by a Holdco or the Borrower shall be excluded from the determined amount of Consolidated Net Income and Consolidated EBITDA.
Each Lender participating in any assignment to any Holdco or the Borrower acknowledges and agrees that in connection with such assignment, (1) such Holdco or the Borrower then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on any Holdco, the Borrower or any of their Subsidiaries, the Administrative Agent or any other Agent‑Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Holdings, Intermediate Holdings, the Borrower or their respective Subsidiaries, the Administrative Agent or any other Agent‑Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, Intermediate Holdings, the Borrower and their respective Subsidiaries, the Administrative Agent and any other Agent‑ Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.
The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), Holdings or its Subsidiaries pursuant to this Section 10.07(l) and each principal repayment installment with respect to the Term Loans of such

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Class pursuant to Section 2.07(a) shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).
Any purchase of Term Loans pursuant to this Section 10.07(l) shall not constitute voluntary or mandatory payment or prepayment under this Agreement.
(m)    Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(n), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:
(A)    all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and
(B)    all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.
(n)    Additionally, the Loan Parties and Affiliated Lenders hereby agree that if a case under the Bankruptcy Code is commenced against any Loan Party, such Loan Party shall seek (and the Affiliated Lenders shall consent) to provide that the vote of the Affiliated Lenders with respect to any plan of reorganization of such Loan Party shall be counted in the same proportion as all other Lenders except that the Affiliated Lenders’ vote may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by the Affiliated Lenders in a manner that is less favorable in any material respect to the Affiliated Lenders than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower or would deprive the Affiliated Lenders of their Pro Rata Share of any payments to which all Lenders are entitled. The Affiliated Lenders hereby irrevocably appoint the Administrative Agent (such appointment being coupled with an interest) as the Affiliated Lenders’ attorney‑in‑fact, with full authority in the place and stead of the Affiliated Lenders and in the name of the Affiliated Lenders, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.07(n).
(o)    Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Section 10.07(m) or 10.07(n). Notwithstanding anything in Section 10.01 or the definition of “Required Lenders”, “Requiring Revolving Credit Lenders” or “Required Class Lenders” to the contrary, for purposes of determining whether the Required Lenders, the Required Revolving Credit Lenders or the Required Class Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Credit Commitments and Revolving Credit Loans held by Debt Fund Affiliates (of a given Class, in the case of a determination of

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the Required Revolving Credit Lenders or the Required Class Lenders) may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans, Revolving Credit Commitments and Revolving Credit Loans of consenting Lenders (of a given Class, in the case of a determination of the Required Revolving Credit Lenders or the Required Class Lenders) included in determining whether the Required Lenders, the Required Revolving Credit Lenders or the Required Class Lenders, as applicable, have consented to any action pursuant to Section 10.01.
(p)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans in connection with a primary syndication of such Term Loans relating to any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to cashless settlement mechanisms approved by the Borrower, the Administrative Agent, the assignor Lender and the assignee of such Lender.
Section 10.08    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisors and agents, including accountants, legal counsel and other advisors (collectively “Advisors”) on a “need to know basis” (provided that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree or otherwise have an obligation to keep such Information confidential and (ii) such Agent or Lender, as applicable, shall be responsible for the compliance of its Affiliates and such Affiliates’ Advisors with this paragraph); (b) to the extent required or requested by, or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of such Person, by any Governmental Authority or self‑regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) to (i) any pledgee referred to in Section 10.07(g), (ii) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), any direct or indirect contractual counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (other than any Disqualified Institution or Person whom the Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A))); or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (other than any Disqualified Institution or Person whom the Borrower has affirmatively denied to provide consent to assignment in accordance with Section 10.07(b)(i)(A)); (f) with the prior written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or other obligation of confidentiality owed to the Borrower, the Sponsor or their respective Affiliates or becomes available to the Administrative Agent, any Arranger, any Lender, the L/C Issuer or any of their respective Affiliates on a non‑confidential basis from a source other than a Loan Party or any Sponsor or their respective related parties (so long as such source is not known (after due inquiry) to the Administrative Agent, such Arranger, such Lender, the L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party, the Sponsor or its respective Affiliates); (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating

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agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (i) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder; (j) to the extent such information is independently developed by the Administrative Agent, any Arranger, any Lender, any L/C Issuer or any of their respective Affiliates; or (k) for purposes of establishing a due diligence defense. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 or any other confidentiality obligation owed to any Loan Party or their Affiliates.
Section 10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, payroll, petty cash, trust and tax accounts) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit of other obligations; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law.
Section 10.10    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment

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that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.
Section 10.12    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Subject to Section 10.21, in the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.13    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 10.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided, that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15    GOVERNING LAW. (a) THIS AGREEMENT, EACH OTHER LOAN DOCUMENT AND EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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(b)    ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, OR ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.16    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.
Section 10.17    Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Loan Parties and each other party hereto and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and each L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
Section 10.18    USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan

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Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. The Borrower shall, promptly following a reasonable request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti‑money laundering rules and regulations, including the USA Patriot Act.
Section 10.19    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the other Arrangers are arm’s‑length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the other Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each other Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any other Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any other Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the other Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.20    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees

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to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
Section 10.21    Intercreditor Agreements. Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreements, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (c) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreements as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the Second Lien Loan Documents and the Loan Documents to extend credit to the Loan Parties and such lenders are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement and this Agreement, the provisions of such Intercreditor Agreement shall control.
Article XI
GUARANTEE
Section 11.01    The Guarantee. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”); provided, however, that Guaranteed Obligations shall exclude all Excluded Swap Obligations. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Guarantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended at the time (i) any transaction is entered into under a Secured Hedge Agreement or (ii) such Guarantor becomes a Guarantor hereunder, the Guaranteed Obligations of such Guarantor shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions under Secured Hedge Agreements as of such date.
Section 11.02    Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors

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hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(a)    at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted (including incurring any increase or decrease in the principal amount of the Guaranteed Obligations or the rate of interest or the fees thereon);
(c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(e)    the release of any other Guarantor pursuant to Section 11.09.
The Guarantors hereby expressly waive (to the fullest extent permitted by Law) diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 11.03    Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by

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any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 11.04    Subrogation; Subordination. Each Guarantor hereby agrees that until the payment in full in cash and satisfaction in full of all Guaranteed Obligations (other than Cash Management Obligations, obligations pursuant to Secured Hedge Agreements and contingent obligations, in each case not yet due and owing, and Letters of Credit that have been Cash Collateralized or backstopped) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
Section 11.05    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
Section 11.06    [Reserved].
Section 11.07    Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 11.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.09, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty and the right of contribution established in Section 11.10, but before giving effect to any other guarantee (including any guarantee of the Second Lien Obligations)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 11.09    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party in a transaction permitted hereunder or (ii) any Subsidiary Guarantor ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder (any such Subsidiary Guarantor, and any Subsidiary Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction (but subject to the proviso below), be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it

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pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents; provided, however, that the release of any Subsidiary Guarantor from its obligations under this Agreement and the other Loan Documents if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type (1) no Default or Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 7.02 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 7.02 (other than Section 7.02(f)) at such time and (3) a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (1) and (2); provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of the Second Lien Term Facility, any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Incremental Equivalent Debt, any Junior Financing, any Permitted Debt Exchange Notes or any Permitted Refinancing in respect of any of the foregoing.
When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied (other than contingent obligations as to which no claim has been asserted, Cash Management Obligations and obligations pursuant to Secured Hedge Agreements), and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.
Section 11.10    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
Section 11.11    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable

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have been paid or satisfied (other than Cash Management Obligations and Obligations arising under any Secured Hedge Agreement), and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place). Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 11.12    Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantors.
[Signature Pages Follow]

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